UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
TPG INC.

(Name of Registrant as Specified in its Charter)
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TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of TPG Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of TPG Inc. (“TPG,” the “Company,” “we” or “us”) to be held on Wednesday, June 5, 2024 at 11:00 a.m. EDT, virtually at www.virtualshareholdermeeting.com/TPG2024, for the following purposes:

1.

To elect to the board of directors the 17 nominees named in the accompanying proxy statement, in each case for a one-year term expiring at the annual meeting of stockholders of TPG to be held in 2025 (Item 1);

2.

To elect to the Executive Committee the 11 nominees named in the accompanying proxy statement, in each case for a one-year term expiring at the annual meeting of stockholders of TPG to be held in 2025 (Item 2);

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Item 3);

4.	To approve an amendment to the Company’s certificate of incorporation providing for officer exculpation under Delaware law (Item 4); and

5.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting for various reasons. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our stockholders around the world to attend the Annual Meeting and provides cost savings for our stockholders and the Company.

Stockholders of record as of the close of business on April 15, 2024 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class B common stock are currently entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class A and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

In reliance on the Securities and Exchange Commission’s “notice and access” rules and in order to expedite our stockholders’ receipt of materials and to reduce the environmental impact of our Annual Meeting, we will

TPG | 2024 Proxy Statement | i

furnish our proxy materials via the Internet. Unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (a “Notice”) instead of a printed proxy statement, our 2023 annual report to stockholders (the “2023 Annual Report”) and proxy card or voting instruction card (together, the “proxy materials”). The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive proxy materials in printed form.

Whether or not you plan to attend, it is important that your shares are represented at the Annual Meeting. We encourage you to read the proxy materials and to submit your votes as soon as possible. You may authorize your proxy via the Internet or telephone or, if you received the proxy materials in printed form, by mail by completing and returning the proxy card. Instructions for voting can be found on your Notice or proxy card. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TPG2024, you must enter the control number found on your proxy card, voting instruction form or Notice. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

If a bank, brokerage firm or other nominee holds your shares, you should also contact your nominee for additional information.

By Order of the Board of Directors

/s/ Bradford Berenson
Bradford Berenson
General Counsel and Secretary
April 24, 2024

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on June 5, 2024. Our proxy statement and 2023 Annual Report are available at www.proxyvote.com. On or about April 24, 2024, we will send to certain of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice includes instructions on how to access our proxy statement and 2023 Annual Report and vote online. For more information, see Frequently Asked Questions.

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TPG | 2024 Proxy Statement | iii

ANNUAL MEETING

OF

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the board of directors of TPG Inc. for use at the Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/TPG2024 on June 5, 2024, at 11:00 a.m. EDT, and any postponement or adjournment thereof. In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide our stockholders access to our proxy materials on the Internet. This proxy statement, the Notice and the accompanying proxy card, together with a copy of our 2023 Annual Report, which includes our Annual Report on Form 10-K filed for the year ended December 31, 2023 (the “Annual Report on Form 10-K”) with the SEC on February 23, 2024, are first being released to the Company’s stockholders on or about April 24, 2024.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement may contain forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo Gordon (as defined herein); purchase price adjustments; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, those described in “Item 1A.—Risk Factors” and “Item 7.—Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this proxy statement. Any forward-looking statement made by us in this proxy statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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REORGANIZATION AND INITIAL PUBLIC OFFERING; ANGELO GORDON ACQUISITION

On January 12, 2022, we completed a corporate reorganization (the “Reorganization”), which included a corporate conversion of TPG Partners, LLC to a Delaware corporation named TPG Inc., in conjunction with an initial public offering (the “IPO”) of our Class A common stock. The IPO closed on January 18, 2022. Unless the context suggests otherwise, references in this proxy statement to “TPG,” “the Company,” “we,” “us” and “our” are (i) prior to the completion of the Reorganization and IPO, to TPG Group Holdings SBS, L.P. and its consolidated subsidiaries (“TPG Group Holdings”) and (ii) from and after the completion of the Reorganization and IPO, to TPG Inc. and its subsidiaries. As of the date of this proxy statement, the Company operates through TPG Operating Group II, L.P. (“TPG Operating Group”).

On November 1, 2023, we, the TPG Operating Group and certain of our affiliated entities (collectively, the “TPG Parties”) completed the acquisition (the “Acquisition”) of Angelo, Gordon & Co., L.P., AG Funds L.P. and AG Partners, L.P. (together, “Angelo Gordon,” and, collectively with certain of Angelo Gordon’s affiliated entities and partners, the “Angelo Gordon Parties”) pursuant to the terms and subject to the conditions set forth in the Transaction Agreement (as amended, the “Transaction Agreement”), dated as of May 14, 2023, by and among the TPG Parties and the Angelo Gordon Parties.

WEBSITE REFERENCES

Website references and their hyperlinks have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this proxy statement, nor does it constitute a part of this proxy statement.

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ITEM 1. ELECTION OF DIRECTORS

Our board of directors is currently composed of 17 directors, including 14 management directors and three independent directors, each of whom is nominated for election or re-election, as applicable, at the Annual Meeting.

Pursuant to the Nasdaq Global Select Market (“Nasdaq”) listing standards, as a controlled company we are not required to have a majority of independent directors on our board. Our management directors are Mr. Bonderman, Mr. Coulter, Mr. Winkelried, Mr. Weingart, Mr. Sisitsky, Ms. Vazquez-Ubarri, Mr. Baumgarten, Ms. Chorengel, Mr. Coslet, Mr. Davis, Mr. Raj, Mr. Rhodes, Mr. Sarvananthan and Mr. Trujillo. Our independent directors are Mr. Bright, Ms. Cranston and Ms. Messemer. Our founders (“Founders”), Messrs. Bonderman and Coulter, serve as the Non-Executive Chair and Executive Chair of our board of directors, respectively. Consistent with our institutional commitment to good governance, we have established a clear and definite plan for both Founder succession and our long-term corporate governance transition to oversight by a majority independent board of directors. See “Corporate Governance—Corporate Governance Overview—Our Governance Plan.”

Our directors serve for one-year terms and are elected by the plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Each director will serve until our next annual meeting and until his or her successor has been duly elected, or until his or her earlier death, resignation or removal. See “Corporate Governance—Board Composition—Director Nomination and Election Process.”

Board Recommendation

The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by such director nominee that led the board of directors to determine that he or she should serve as a director. Our board of directors unanimously recommends that stockholders vote “FOR” the election of each of the following 17 director nominees.

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Our Director Nominees

Age 81 Committees Executive Committee (Non-Voting Observer)

David Bonderman

Founder, Non-Executive Chair and Director

David Bonderman has been a member of our board of directors since TPG Inc.’s inception. Mr. Bonderman is a Founding Partner and Non-Executive Chair of the board of directors of TPG and has served on the TPG Holdings Committee (as well as its predecessor committee) from its inception until the IPO. He has been a controlling stockholder of TPG since its formation in 1992.

Mr. Bonderman currently serves on the board of directors of Allogene Therapeutics, Inc., a public company, and has, within the last five years, served on the boards of the following public companies: RyanAir Holdings, plc, where he served as chairman of the board, TPG Pace Beneficial Finance Corp., TPG Pace Solutions Corp., TPG Pace Tech Opportunities Corp. and TPG Pace Holdings, Inc. Mr. Bonderman has also previously served on the boards of various public companies, including Continental Airlines, where he served as chairman of the board, Ducati Motor Holding, S.p.A., China International Capital Corporation Limited, Co-Star Group, Inc., Energy Future Holdings Corp., General Motors Company, Kite Pharma, Inc., Oxford Health Plans, Inc., Seagate Technology Holdings plc and TPG Pace Energy Holdings Corp., and various private companies, including Paradyne Networks, Inc. and Univision Holdings, Inc.

Throughout Mr. Bonderman’s career, he has served as a director on numerous public, private, advisory, academic and charitable boards. Mr. Bonderman received a Bachelor of Arts degree from the University of Washington, cum laude, and a J.D. from Harvard Law School, magna cum laude, where he was a member of the Harvard Law Review and Sheldon Fellow.

Age 64 Committees Executive Committee

James Coulter

Founder, Executive Chair and Director

James G. (“Jim”) Coulter has been a member of our board of directors since TPG Inc.’s inception. Mr. Coulter has served as a Founding Partner of TPG since 1992, as well as serving, at various points, in roles including Executive Chair and Co-Chief Executive Officer of TPG, Managing Partner of TPG Capital, Managing Partner of TPG Rise Climate, Co-Managing Partner of The Rise Funds, and served on the TPG Holdings Committee (as well as its predecessor committee) from its inception until the IPO. He has been a controlling stockholder of TPG since its formation in 1992.

Mr. Coulter has previously served on the boards of various public companies, including Continental Airlines, America West Airlines, Northwest Airlines, Seagate Technology Holdings plc, J.Crew Group, Inc., Lenovo Group Limited and MEMC Electronic Materials, Inc.

Throughout Mr. Coulter’s career, he has served on numerous other private company, advisory, academic and charitable boards. Mr. Coulter received a Bachelor of Arts degree from Dartmouth College, where he graduated summa cum laude, and an M.B.A. from the Stanford Graduate School of Business, where he was named an Arjay Miller Scholar.

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Age 64 Committees Executive Committee (Chair)

Jon Winkelried

Chief Executive Officer and Director

Jon Winkelried has been a member of our board of directors since TPG Inc.’s inception. Mr. Winkelried has been the Chief Executive Officer of TPG since 2021 and has been a Partner and was the Co-Chief Executive Officer of TPG since 2015. In addition, he served on the TPG Holdings Committee (as well as its predecessor committee) from its inception.

Mr. Winkelried has served within the last five years on the board of McAfee Corp, then a public company. Mr. Winkelried also currently serves as a director on the boards of various private companies, including Delos Living LLC, MX Technologies and Anastasia Beverly Hills LLC. He serves on the board of trustees at Vanderbilt University and previously served on the board of trustees at the University of Chicago.

Beginning in 1982, Mr. Winkelried spent more than 27 years with the Goldman Sachs Group, Inc. in various roles, including as a Partner from 1990 to 2009, President and Co-Chief Operating Officer from 2006 to 2009, as a member of the board of directors from 2006 to 2009, as a longstanding member of Goldman’s management committee, partnership committee and capital committee, and as the Founding Chairman of its business practices committee. Prior to joining TPG in 2015, Mr. Winkelried managed JW Capital Partners with investments across a range of industries including technology, real estate, healthcare and natural resources from 2010 to 2013 and was a Strategic Advisor and Partner at Thrive Capital, a New York-based venture capital firm focused on technology investing from 2013 to 2015. Mr. Winkelried received a Bachelor of Arts degree from the University of Chicago and an M.B.A. from the Graduate School of Business at the University of Chicago.

Age 58 Committees Executive Committee

Jack Weingart

Chief Financial Officer and Director

Jack Weingart has been a member of our board of directors and has served as our Chief Financial Officer since TPG Inc.’s inception. He previously served as the Co-Managing Partner of TPG Capital from 2017 until his appointment as Chief Financial Officer. Between 2006 and 2017, he served as Managing Partner of the Funding Group, which comprised the firm’s fundraising and capital markets activities.

Mr. Weingart currently serves on the board of directors of Viking Holdings, Ltd., a private company. Mr. Weingart has previously served on the boards of directors of several private companies, including J.Crew Group, Inc., Chino Holdings, Inc. and Chobani, and the board of Awaso Hope Foundation, a non-profit organization.

Prior to joining TPG in 2006, Mr. Weingart was a Managing Director at Goldman, Sachs & Co., responsible for managing the firm’s West Coast leveraged finance and financial sponsor business. Mr. Weingart received a Bachelor of Science degree in Electrical Engineering and Computer Sciences from the University of California at Berkeley.

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Age 52 Committees Executive Committee

Todd Sisitsky

President and Director

Todd Sisitsky has been a member of our board of directors and has served as our President since TPG Inc.’s inception. Mr. Sisitsky has served as Managing Partner of TPG Capital in the United States and Europe since 2015, where he co-leads the firm’s investment activities in the healthcare services, pharmaceuticals and medical device sectors. He has played leadership roles in connection with TPG’s investments in Allogene Therapeutics, Adare Pharmaceuticals, Aptalis, Biomet, Exactech, Ellodi Pharmaceuticals, Fenwal, Healthscope, IASIS Healthcare, Immucor, IQVIA Holdings, Inc. (and predecessor companies IMS Health and Quintiles), Monogram Health, Par Pharmaceutical and Surgical Care Affiliates.

With respect to public company directorships, Mr. Sisitsky currently serves on the boards of directors of IQVIA Holdings, Inc. and Allogene Therapeutics, Inc. and has, within the last five years, served on the boards of Convey Health Solutions, Inc. and Endo International plc. He also serves on the boards of directors of Confluent Medical Technologies and Monogram Health, both private companies.

He received a Bachelor of Arts degree from Dartmouth College, where he graduated summa cum laude, and an M.B.A. from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar. Mr. Sisitsky serves on the board of directors of the international non-profit Grassroot Soccer and the Dartmouth Medical School Board of Advisors, where he serves as chair.

Age 47 Committees Executive Committee

Anilu Vazquez-Ubarri

Chief Operating Officer and Director

Anilu Vazquez-Ubarri has been a member of our board of directors since TPG Inc.’s inception. Ms. Vazquez-Ubarri served as Chief Human Resources Officer from TPG Inc.’s inception until September 2023, at which point she transitioned to Chief Operating Officer. Ms. Vazquez-Ubarri is a Partner of TPG and also served on the TPG Holdings Committee until the IPO.

Ms. Vazquez-Ubarri currently serves on the board of directors of the public company Upwork, Inc. and has, within the last five years, served on the board of directors of TPG Pace Beneficial II Corp, then a public company. Ms. Vazquez-Ubarri also currently serves on the board of directors of Greenhouse Software, Inc., a private company, and certain non-profit organizations, including Teach for America-Bay Area, the Vera Institute of Justice and the Charter School Growth Fund.

Prior to joining TPG in 2018, Ms. Vazquez-Ubarri worked at Goldman Sachs from 2007 until 2018, where she was most recently the firm’s Global Head of Talent and Chief Diversity Officer. Prior to Goldman Sachs, Ms. Vazquez-Ubarri was an associate at Shearman & Sterling LLP in the Executive Compensation & Employee Benefits group from 2002 to 2007. Ms. Vazquez-Ubarri received a Bachelor of Arts degree in History and Latin American Studies, cum laude, from Princeton University and a J.D. from Fordham University School of Law.

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Age 48 Committees Executive Committee

Josh Baumgarten

Director

Josh Baumgarten has been a member of our board of directors since December 2023.

Mr. Baumgarten is a Co-Managing Partner of TPG Angelo Gordon. Mr. Baumgarten leads TPG’s investment activities in credit.

Mr. Baumgarten joined TPG in 2023 following the acquisition by TPG of Angelo Gordon, where Mr. Baumgarten served as Co-Chief Executive Officer and Co-Chief Investment Officer. Prior to joining Angelo Gordon in 2016, Mr. Baumgarten was a Senior Managing Director at Blackstone Inc., focused on Blackstone Alternative Asset Management, the firm’s hedge fund solutions business, and a Portfolio Manager at BlackRock, Inc., focused on high-yield portfolios. Mr. Baumgarten received a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania. He currently serves on the Board of Overseers of the School of Social Policy and Practice at the University of Pennsylvania, the Board of Trustees at Dwight-Englewood School, and the Children’s Board at Columbia University Medical Center.

Age 53

Maya Chorengel

Director

Maya Chorengel has been a member of our board of directors since TPG Inc.’s inception. Ms. Chorengel is Co-Managing Partner at The Rise Funds. She has been with TPG since 2017.

Ms. Chorengel currently serves on the boards of various private companies, including Little Leaf Farms, Benevity, Nithio and Varo Bank, and several non-profits, including The Bridgespan Group, Kiva and SEO (Seizing Every Opportunity).

Ms. Chorengel has over two decades of private equity, venture capital and impact investing experience globally, including co-founding Elevar Equity, a leading impact venture firm, and working at Warburg Pincus. She co-authored “Calculating the Value of Impact Investing” published in the Harvard Business Review. Ms. Chorengel received a Bachelor of Arts degree in Social Studies from Harvard University, where she graduated magna cum laude, and an M.B.A. from Harvard Business School.

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Age 59

Jonathan Coslet

Director

Jonathan Coslet has been a member of our board of directors since TPG Inc.’s inception. Mr. Coslet is the Vice Chair of TPG and has been with TPG since 1993, most recently serving as Chief Investment Officer until 2020.

With respect to public company directorships, Mr. Coslet currently serves on the boards of Cushman & Wakefield plc, Life Time Group Holdings, Inc. and Nextracker Inc. and has, within the last five years, served on the board of IQVIA Holdings, Inc. Mr. Coslet has also previously served on the boards of directors of several public and private companies, including Crunch Fitness, Endurance Specialty Holdings Ltd., FIS, IASIS Healthcare LLC, J.Crew Group, Inc., Neiman Marcus, Oxford Health Plans, Inc. Petco Health and Wellness Company Inc. and Quintiles.

Prior to joining TPG, Mr. Coslet worked at Donaldson, Lufkin & Jenrette, and before that Drexel Burnham Lambert. He received his Bachelor of Science degree in Economics and Finance from the Wharton School of the University of Pennsylvania where he was valedictorian, and his M.B.A. from Harvard Business School, where he was a Baker Scholar. Mr. Coslet currently serves on the boards of Stanford Children’s Hospital, where he is chairman, the Stanford Medicine Board of Fellows and the Stanford Institute for Economic Policy Research.

Age 60 Committees Executive Committee

Kelvin Davis

Director

Kelvin Davis has been a member of our board of directors since TPG Inc.’s inception. Mr. Davis has been with TPG since 2000 and is the Founder and Co-Head of TPG Real Estate. From 2000 to 2009, Mr. Davis led TPG’s North American Buyout Group, encompassing investments in all non-technology industry sectors.

Mr. Davis has, within the last five years, served on the board of TPG RE Finance Trust, Inc., a public company. Mr. Davis has also served on the boards of various private companies, including Catellus Development Corporation and Arlington Business Parks LP.

Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, LLC, a private international real estate investment firm based in Los Angeles, which he co-founded in 1991. Mr. Davis earned a Bachelor of Arts degree in Economics from Stanford University and an M.B.A. from Harvard Business School, where he was a Baker Scholar, a John L. Loeb Fellow and a Wolfe Award recipient. He is also a long-time director, and past chairman, of Los Angeles Team Mentoring, Inc., a charitable mentoring organization, and is a trustee of the Los Angeles County Museum of Art.

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Age 45 Committees Executive Committee

Nehal Raj

Director

Nehal Raj has been a member of our board of directors since December 2023.

Mr. Raj is a Co-Managing Partner of TPG Capital and Co-Managing Partner of TPG Tech Adjacencies. Mr. Raj co-leads TPG’s investment activities in software and enterprise technology across its private equity platforms.

Mr. Raj has, within the last five years, served on the boards of C3.ai, Inc. and Zscaler, Inc., both public companies and on the board of AfterNext HealthTech Acquisition Corp., then a public company. Mr. Raj also currently serves on the boards of various private companies, including Boomi, Digital.ai, Kaseya, Lyric, New Relic, Nintex, Planview and WellSky, and previously served on the boards of CCC Information Services, Intergraph, IMS Health and Wind River.

Prior to joining TPG in 2006, Mr. Raj was an investor at Francisco Partners and worked in the Technology M&A group at Morgan Stanley. Mr. Raj received a Bachelor of Arts degree in Economics, with distinction, and a Master of Science degree in Industrial Engineering from Stanford University, where he graduated Phi Beta Kappa, and an M.B.A. from Harvard Business School, where he was a Baker Scholar. He currently serves on Stanford University’s H&S Council and Undergraduate Cabinet, the HBS Fund Council, the Board of Trustees of San Francisco University High School and the Board of the Gasol Foundation.

Age 49 Committees Executive Committee

Jeffrey Rhodes

Director

Jeffrey Rhodes has been a member of our board of directors since December 2023.

Mr. Rhodes joined TPG in 2005. He is a Co-Managing Partner of TPG Capital and Co-Managing Partner of TPG Healthcare Partners. Mr. Rhodes co-leads TPG Capital’s healthcare group and investment activities in healthcare services, healthcare IT, pharmaceutical and device sectors.

Mr. Rhodes currently serves on the board of directors of LifeStance Health Group, Inc., a public company, and has within the last five years served on the board of AfterNext HealthTech Acquisition Corp., then a public company. He is also on the boards of the following private companies: BVI Medical, Covetrus, Lyric, Pediatric Associates, Troon Golf and WellSky.

Mr. Rhodes received a Bachelor of Arts degree in Economics from Williams College, where he graduated summa cum laude, and an M.B.A. from Harvard Business School, where he was a Baker Scholar. He currently serves on the Governing Council of the Wilderness Society and on the Board of Trustees at Williams College.

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Age 49 Committees Executive Committee

Ganendran Sarvananthan

Director

Ganendran (“Ganen”) Sarvananthan has been a member of our board of directors since TPG Inc.’s inception. Mr. Sarvananthan is the Managing Partner, Head of Asia and the Middle East, Co-Managing Partner of TPG Capital Asia, Co-Head of Southeast Asia and served on the TPG Holdings Committee until the IPO.

He joined TPG in 2014 from Khazanah Nasional Berhad, the Government of Malaysia’s strategic investment fund, where he had been since 2004. As the Head of Investments at Khazanah, Mr. Sarvananthan oversaw an investments team based in Kuala Lumpur, Beijing, Mumbai, San Francisco and Istanbul and managed a $31 billion portfolio across the region and was a member of the Management Committee of the firm. Prior to his time at Khazanah, Mr. Sarvananthan worked at UBS Investment Bank in both corporate finance and equity capital markets in their London, Singapore and Hong Kong offices for over seven years. Mr. Sarvananthan received a Bachelor of Laws (LLB) degree from University College London and is qualified as a Barrister at Law in England and Wales.

Age 48 Committees Executive Committee

David Trujillo

Director

David Trujillo has been a member of our board of directors since TPG Inc.’s inception. Mr. Trujillo joined TPG in January 2006. He is the Co-Managing Partner of TPG Growth, Co-Managing Partner of TPG Tech Adjacencies and Managing Partner of TPG Digital Media. Mr. Trujillo leads TPG’s Internet, Digital Media and Communications investing efforts across the firm. Mr. Trujillo led TPG’s historic investments in Airbnb, Astound Broadband, Creative Artists Agency (CAA) and Spotify.

Mr. Trujillo currently serves on the board of directors of Uber Technologies, Inc., a public company. He is also on the boards of the following private companies: Beauty for All Industries (fka Ipsy), Calm, DirecTV, Entertainment Partners, Global Music Rights, MusixMatch and Prodigy Education.

Mr. Trujillo has been a private equity investor in the technology, media and telecom sector for over 25 years, including working at Golder, Thoma, Cressey, Rauner (now known as GTCR, LLC) prior to joining TPG. Mr. Trujillo received a Bachelor of Arts degree in Economics from Yale University and an M.B.A. from the Stanford Graduate School of Business.

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Age 65 Committees Audit Committee Compensation Committee Conflicts Committee (Chair)

Gunther Bright

Independent Director

Gunther Bright has been a member of our board of directors since July 2022.

Mr. Bright, in the last five years, served on the boards of McAfee Corp. and Warburg Pincus Capital I-A Corp, both then public companies. Mr. Bright also serves on the boards of certain non-profit organizations, including as an executive committee member of the Junior Achievement of New York Board of Directors, vice chairman and executive committee member of the Alvin Ailey American Dance Theater Board of Trustees and a member of the Executive Leadership Council.

Mr. Bright served as Executive Vice President and General Manager of Global and U.S. Large Enterprises at American Express from 2020 through the end of 2023. Prior to this role, he served as Executive Vice President and General Manager of the U.S. Merchant Services business of American Express from 2014 to 2020. Mr. Bright received his Bachelor of Arts degree in Economics from Pace University and completed an advanced executive management program at the Wharton School of the University of Pennsylvania.

Age 76 Committees Audit Committee Compensation Committee (Chair) Conflicts Committee

Mary Cranston

Independent Director

Mary Cranston has been a member of our board of directors since January 2022.

With respect to public company directorships, Ms. Cranston currently serves on the board of The Chemours Company, and has, within the last five years, served on the boards of directors of McAfee Corp. and MyoKardia, Inc. (both then public companies), as well as Visa Inc., a public company. In addition, she serves or has served on several private and non-profit boards, including Go Health Urgent Care, Boardspan, Inc., CSAA Insurance, Aretec Inc., Stanford Children’s Health – Lucille Packard Children’s Hospital, Stanford Hospital, Commonwealth Club of California, Catalyst, Inc. and US Rowing.

In December 2012, Ms. Cranston retired as the Firm Senior Partner and Chair Emeritus of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. Ms. Cranston holds a Bachelor of Arts degree in Political Science from Stanford University, a J.D. from Stanford Law School and Master of Arts degree in Education from the University of California, Los Angeles.

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Age 66 Committees Audit Committee (Chair) Compensation Committee Conflicts Committee

Deborah M. Messemer

Independent Director

Deborah M. Messemer has been a member of our board of directors since January 2022.

Ms. Messemer currently serves on the boards of PayPal Holdings, Inc. and Allogene Therapeutics, Inc., both public companies.

Ms. Messemer is a certified public accountant. She joined KPMG LLP (KPMG), the U.S. member firm of KPMG International, in 1982 and was admitted into the partnership in 1995. Most recently, she served as the Managing Partner of KPMG’s Bay Area and Northwest region until her retirement in September 2018. Ms. Messemer spent the majority of her career in KPMG’s audit practice as an audit engagement partner serving public and private clients in a variety of industry sectors. In addition to her operational and audit signing responsibilities, she has significant experience in SEC filings, due diligence, initial public offerings, mergers and acquisitions and internal controls over financial reporting.

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CORPORATE GOVERNANCE

Corporate Governance Overview

Our Governance Plan

Consistent with our institutional commitment to good governance, we have established a clear and definite plan for both Founder succession and our long-term corporate governance by a majority independent board of directors. Our approach aims to incrementally increase the participation of senior leaders beyond Messrs. Coulter and Bonderman, our Founders, in our governance and long-term strategic development, and to expand the participation and influence of the next generation of TPG leaders on our growth. Our plan aims to facilitate an orderly transition to oversight by a majority independent board of directors elected by our stockholders by no later than the annual meeting of stockholders to be held following the first day of the quarter immediately following the fifth anniversary of our IPO.

Our governance transition is occurring in three phases, of which we are in the second:

Phase One: Expansion of the Control Group and Governance by an Internal Executive Committee

Messrs. Bonderman and Coulter have jointly been controlling stockholders of TPG since its founding in 1992. As part of a deliberate and orderly Founder succession process, Messrs. Bonderman and Coulter named Mr. Winkelried our sole Chief Executive Officer (CEO) in early 2021, after Mr. Winkelried had shared the responsibility for managing TPG with Mr. Coulter, our Executive Chair, since 2015. In connection with the IPO, our “Control Group” of Messrs. Bonderman and Coulter expanded to include Mr. Winkelried.

The Control Group, including Mr. Winkelried, generally has acted by consensus. The Control Group’s principal role has been to select the nominees to our board of directors and the Executive Committee of the board and constitute the other committees of the board of directors, in each case, in accordance with the limited liability company agreement (the “GP LLC LLCA”) of TPG GP A, LLC (“GP LLC”), an entity indirectly owned by the Control Group. The Control Group also has had the ability to elect the members of our board of directors and the Executive Committee by virtue of GP LLC’s voting power, as the general partner of TPG Group Holdings and Alabama Investments (Parallel) GP, LLC, over the substantial majority of our Class B common stock, each share of which is entitled to ten votes per share, as compared to the one vote per share of our Class A common stock.

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Until the Sunset (as defined below), our board of directors will not be comprised of a majority of independent directors. From the time of our IPO through June 2023, our Executive Committee, comprised of certain management directors, had all of the powers and authority of our board of directors, except for a small number of powers required by law to be exercised by the full board, certain general oversight responsibilities reserved to the full board, and those powers that are the exclusive responsibility of another committee of the board of directors. The Executive Committee also delegated certain specific responsibilities to our CEO. Following the approval of the amendment and restatement of our certificate of incorporation at our 2023 annual meeting of stockholders, we furthered our governance transition by providing our board of directors with all the powers and authorities previously reserved for our Executive Committee in our certificate of incorporation.

Phase Two: Further Expansion of the Control Group

In the second phase of our governance evolution, we intend to expand the Control Group to five members from the original three members, subject to receipt of the requisite regulatory approvals. In accordance with the GP LLC LLCA, the original members of the Control Group have unanimously selected and appointed Mr. Davis and Mr. Sisitsky to join the Control Group. Once regulatory approvals have been obtained, the expanded Control Group will generally act by majority vote. It is anticipated that each new member will serve on the Control Group at least until our board of directors is reconstituted in connection with the Sunset (see “—Phase Three: Transition to Majority Independent Board”), unless removed sooner due to resignation, death, cessation of being an active TPG partner, incapacity, or with or without cause, as determined in the reasonable discretion of a majority of the remaining members of the Control Group (including the unanimous approval of all of the original members of the Control Group who are still members).

Phase Three: Transition to Majority Independent Board

The third and final phase of our governance evolution will involve a transition to oversight by a majority independent board of directors that will be elected by our stockholders. The Control Group will nominate and cause the election of a majority of independent directors not later than the annual meeting held for the election of directors following the first day of the quarter immediately following the fifth anniversary of the closing of the IPO. In addition to reconstituting our board of directors to include a majority of independent directors, at the Sunset, the Control Group will reconstitute our board committees and phase out our controlled company status. The Sunset could occur earlier if neither Mr. Bonderman nor Mr. Coulter continues to be a member of the Control Group or upon the occurrence of certain other conditions described below (see “—Corporate Governance Overview—The Sunset”), including a decision to accelerate the Sunset by the Control Group. The size and composition of the reconstituted majority independent board of directors and the election of additional independent directors will be determined by the Control Group. As discussed below, at the time of the Sunset, the board of directors will include Messrs. Bonderman, Coulter and Winkelried if they are members of the Control Group.

The Sunset

As noted above, our governance plan is subject to a transition that we call the “Sunset.” The Sunset will occur on the date that a majority of the independent directors is elected at the first annual meeting of stockholders (or pursuant to a consent of stockholders in lieu thereof) after the earlier of (i) the earliest date specified in a notice delivered to TPG by GP LLC and its members pursuant to the GP LLC LLCA promptly following the earliest of: (a) the date that is three months after the date that neither Founder continues to be a member of GP LLC, (b) a vote of GP LLC to trigger the Sunset and (c) upon 60 days’ advance notice, the date determined by either Founder who is then a member of the Control Group to trigger the Sunset, if, following a period of at least 60 days, the requisite parties are unable to agree on the renewal of Mr. Winkelried’s employment agreement or the selection of a new CEO in the event that Mr. Winkelried ceases to serve as our CEO, and (ii) the annual meeting of stockholders to be held following the first day of the quarter immediately following the fifth anniversary of the IPO.

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We expect that the Control Group will control the majority of the voting power to elect our directors until immediately after the Sunset. In connection with the Sunset, a majority of the directors will be independent and a nominating and corporate governance committee, composed entirely of independent directors, will be established or reconstituted, subject to the controlled company “phase-in” period permitted under Nasdaq rules. Following the Sunset, we will no longer be considered a “controlled company” under Nasdaq rules. See “—Controlled Company Status and Director Independence.” Additionally, upon the Sunset, all of our stockholders will be entitled to one vote per share (and GP LLC will no longer have the right to vote shares on behalf of the partnerships for which it serves as general partner, with such votes instead being passed through to the applicable partners), including in the election of directors.

Controlled Company Status and Director Independence

Our Class A common stock is listed on Nasdaq and, as a result, we are subject to its corporate governance listing standards. As discussed above, the Control Group has the ability to elect the members of our board of directors and our Executive Committee by virtue of GP LLC’s voting power over the substantial majority of our Class B common stock until the Sunset. The Control Group, therefore, has a significant influence over our governance. As a “controlled company” with the substantial majority of voting power for the election of our directors controlled by GP LLC, we are entitled to rely upon certain exemptions to the Nasdaq corporate governance rules. In particular, we are not required to have a majority of independent directors on our board of directors and are not required to have a fully independent compensation committee or nominating committee (or otherwise have independent directors select, or recommended for the board’s selection, director nominees), although we have, and intend to continue to have, an independent compensation committee at all times. The “controlled company” exemption does not modify the independence requirements for our audit committee, and as a result we comply with the requirements of the Sarbanes-Oxley Act and Nasdaq to have an audit committee composed of only independent members and at least three members. We currently have a board of directors comprised of 17 directors, three of whom are independent under applicable Nasdaq rules, a fully independent Audit Committee and a fully independent Compensation Committee. We also have a Conflicts Committee that is comprised of only independent directors, as further described under “—Board and Committee Structure—Other Board Committees.”

Certain Rights of Our Founders and Our CEO Prior to the Sunset

Prior to the Sunset and so long as a Founder is a member of the Control Group, each of our Founders (Messrs. Bonderman and Coulter) will have certain rights, consisting generally of negative consent rights over certain of our actions or strategic decisions, either with respect to senior leadership or to corporate strategy, such as formation of new committees of the board of directors (unless required by applicable law), issuance of preferred stock and amendments to organizational documents of any TPG entity if such amendments are adverse to the Founders’ interests. Until the Sunset occurs, for so long as a Founder is a member of the Control Group, he will have a right to serve on our board of directors and on the Executive Committee (for Mr. Bonderman, as a nonvoting observer, and for Mr. Coulter, as a voting member until he is no longer an active TPG partner, at which time he will become a nonvoting observer), and other committees of the board of directors (for Mr. Bonderman, as a nonvoting observer, and for Mr. Coulter, as a voting member until he is no longer an active TPG partner, at which time he will become a nonvoting observer), other than the Audit Committee, Compensation Committee and Conflicts Committee or such other committee that is comprised solely of independent directors. Our Founders will also have certain rights regarding the hiring, firing, terms of employment of, and changes to the delegation of authority, to Mr. Winkelried. Additionally, for as long as Mr. Coulter remains our Executive Chair of the board of directors, Mr. Coulter will have an approval right with respect to the compensation to be paid to those active TPG partners who serve on the Executive Committee, except for our CEO, Mr. Winkelried, whose compensation will be determined by the independent directors, as discussed below.

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Generally, decisions prior to the Sunset concerning the hiring, termination and terms of employment of our CEO (other than compensation) will be made by the Control Group (excluding our CEO when he is a member) with the approval of the Compensation Committee. Following the expansion of the Control Group to five members and until the Sunset, Mr. Coulter continues to retain a consent right over the decision regarding whether to renew Mr. Winkelried’s employment as our CEO and the selection of a new CEO if Mr. Winkelried’s employment is not renewed. To the extent our Founders and Mr. Winkelried remain members of the Control Group immediately preceding the Sunset, they will continue to be board members until the regular annual meeting held for the election of directors following the Sunset and will be nominated and recommended to the stockholders for election to the board of directors at such annual meeting.

Mr. Winkelried has rights comparable to those of our Founders.

Board Composition

Director Nomination and Election Process

Our directors are nominated and recommended for election by our board of directors and elected by stockholders in accordance with our organizational documents and governance policies, including our certificate of incorporation, bylaws and the GP LLCA. Through the Sunset, the Control Group selects our director nominees for membership on our board of directors and Executive Committee, and our board of directors nominates such nominees to our board of directors and Executive Committee. In light of this arrangement, we currently do not have a policy with respect to the consideration of director candidates recommended by stockholders. We also do not have, nor are we required to have, a standing nominating committee. See “—Corporate Governance Overview—Our Governance Plan.”

Furthermore, prior to the Sunset, pursuant to the GP LLC LLCA, (i) for as long as they are members of the Control Group, each of Messrs. Bonderman, Coulter and Winkelried will be nominated and elected as directors at each annual meeting of stockholders until the Sunset, (ii) each of our management directors will be selected by the Control Group, nominated by the board of directors and elected for two consecutive one year terms, unless such director ceases to be an active TPG partner, and (iii) each of our independent directors will be selected by the Control Group, nominated by the board of directors, and elected at each annual meeting of stockholders. The Control Group may also determine to remove any of the management directors or independent directors for cause.

Notwithstanding the foregoing, if, at any time until the Sunset, the Control Group determines that an independent director engaged in conduct constituting “cause,” such director may be removed (or otherwise not nominated for re-election), and a replacement independent director will be selected upon the approval of the Control Group.

Following the Sunset, the Control Group will no longer have any right to select members of the board of directors or its committees, though members of the Control Group could continue as directors following the Sunset and, therefore, participate in making such determinations.

Director Skills, Experience and Diversity

We believe that our directors should be open and forthright, possess integrity, develop a deep understanding of our business and exercise judgment in fulfilling their oversight responsibilities. We also encourage our directors to embrace our core values and culture. Our directors have diverse and complementary business, leadership and financial experience and expertise. For example, many of our directors have leadership experience on the boards of other companies and organizations, which provides an understanding of different business processes, challenges and strategies that we believe enrich their oversight of the Company.

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We do not have a specific diversity policy but rather fully appreciate and value the diversity of our directors’ personal backgrounds, including diversity with respect to gender, race, ethnic and national background, geography, age and sexual orientation.

In compliance with Nasdaq’s board diversity disclosure requirement, the table below provides diversity information about our directors as of the date of the filing of this proxy statement. The information presented below is based on voluntary self-identification by each director. Each of the categories listed in the table below has the meaning provided under Nasdaq Rule 5605(f).

Board Diversity Matrix
Total Number of Directors	17
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	13	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or LatinX	1	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	8	0	0
Two or More Races or Ethnicities	1	1	0	0
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Age/Term Limits

We have not established term limits or retirement ages for directors at this time as we believe that such limits may have the disadvantage of discontinuing the availability and contributions of directors who are otherwise capable and valuable members of our board of directors.

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Board and Committee Structure

We are currently governed by our Executive Committee and a board of directors, which will not be comprised of a majority of independent directors until the Sunset. The Executive Committee has also delegated certain specific responsibilities to our CEO. In addition to the Executive Committee, our board of directors currently has an Audit Committee, Compensation Committee and Conflicts Committee, each of which is comprised solely of independent directors.

Director	Executive Committee	Audit Committee	Compensation Committee	Conflicts Committee

Bonderman	*

Coulter

Winkelried

Weingart

Sisitsky

Vazquez-Ubarri

Baumgarten

Chorengel

Coslet

Davis

Raj

Rhodes

Sarvananthan

Trujillo

BrightI

CranstonI

MessemerI

Chair	Member	* Non-Voting Observer	I Independent Director

Board Leadership and the Role of the Executive Committee

Our Founders, Messrs. Bonderman and Coulter, are members of our board of directors and serve as Non-Executive Chair and Executive Chair, respectively, and, until the Sunset, are expected to continue to serve in these roles so long as they continue as directors. As discussed under “—Corporate Governance Overview—Our Governance Plan,” our approach to governance and oversight aims to incrementally increase the participation of senior leaders in our governance and long-term strategic development, and to expand the participation and influence of the next generation of TPG leaders on our growth.

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Executive Committee

Members Mr. Winkelried (Chair) Mr. Bonderman (Non-Voting Observer) Mr. Coulter Mr. Weingart Mr. Sisitsky Ms. Vazquez-Ubarri Mr. Baumgarten Mr. Davis Mr. Raj Mr. Rhodes Mr. Sarvananthan Mr. Trujillo

Roles and Responsibilities

Our Executive Committee shares governance authority with our board of directors, other than with respect to certain matters reserved exclusively for the board of directors or one of our committees.

Other Board Committees

In addition to the Executive Committee, our board of directors currently has an Audit Committee, Compensation Committee and Conflicts Committee, each of which is comprised solely of independent directors.

Audit Committee

Members Ms. Messemer (Chair) Mr. Bright Ms. Cranston

Roles and Responsibilities

The primary purpose of our Audit Committee is to assist our board of directors in overseeing and monitoring:

•  our accounting and financial reporting processes, including the audits and integrity of our financial statements;

•  in coordination with the Executive Committee, our process relating to risk management, including cybersecurity risk, and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•  our compliance with legal and regulatory requirements;

•  the qualifications, engagement, compensation, independence and performance of our independent auditor; and

•  the performance of our internal audit function.

Independence and Financial Literacy

Our board of directors has affirmatively determined that each of Ms. Messemer, Mr. Bright and Ms. Cranston qualifies as:

•  an independent director for the purposes of serving on the Audit Committee under applicable Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•  an “audit committee financial expert” as such term has been defined in Item 407(d) of Regulation S-K.

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Compensation Committee

Members Ms. Cranston (Chair) Mr. Bright Ms. Messemer

Roles and Responsibilities

The primary purpose of our Compensation Committee is to:

•  determine the compensation of Mr. Winkelried, our CEO, and Mr. Coulter, our Executive Chair, in accordance with, and subject to certain limitations contained in, the executives’ respective employment agreements; and

•  approve, for purposes of Section 16 of the Exchange Act, all other equity awards granted to our directors and officers (as defined under Rule 16a-1(f) under the Exchange Act).

Independence

Our board of directors has affirmatively determined that each of Ms. Cranston, Mr. Bright and Ms. Messemer qualifies as an independent director for the purposes of serving on the Compensation Committee under applicable Nasdaq rules and as a non-employee director under Rule 16b-3 under the Exchange Act.

Conflicts Committee

Members Mr. Bright (Chair) Ms. Cranston Ms. Messemer

Roles and Responsibilities

The primary purpose of our Conflicts Committee is to:

•  review conflicts of interest referred to it by the CEO, Executive Committee, General Counsel or Chief Compliance Officer involving a director, our executive officers or any other TPG partner;

•  determine whether the resolution of any conflict of interest is fair and reasonable to the Company; and

•  review and approve or ratify, as appropriate, related person transactions submitted to it in accordance with our related person transaction policy.

Independence

Our board of directors has affirmatively determined that each of Mr. Bright, Ms. Cranston and Ms. Messemer qualifies as an independent director for purposes of serving on the Conflicts Committee pursuant to the committee’s charter, which requires that each member qualify as an “independent” director in accordance with the applicable Nasdaq listing standards.

The charters for our Audit Committee and Compensation Committee are available on our website at https://shareholders.tpg.com. The committee charters may not be modified or expanded prior to the Sunset unless specifically permitted by the GP LLC LLCA.

Board and Committee Meetings and Annual Meeting Attendance

During 2023, the board of directors held ten meetings, the Audit Committee held four meetings and the Compensation Committee held thirteen meetings. In 2023, each incumbent director attended at least 75% of meetings of our board of directors and the committees on which such directors served during the period for which they were a director or committee member, respectively. Directors are encouraged to attend our annual meetings of stockholders, and we expect that all of our directors will attend the Annual Meeting virtually. Thirteen of our then fourteen directors attended our 2023 annual meeting of stockholders.

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Executive Sessions

Executive sessions of independent directors were held regularly throughout 2023. Executive sessions of independent directors are held at least twice per year or as otherwise required by applicable law or Nasdaq rules. The independent directors determine the agendas and procedures for the executive sessions and designate which independent director will preside at such sessions.

Board and Committee Oversight of the Firm

Our board of directors and Executive Committee are responsible for overseeing our business and affairs in support of our long-term interests and those of our stockholders and other stakeholders.

Oversight of Strategy

Our board of directors and Executive Committee oversee the establishment and execution of our strategies. Each quarter our CEO and management provide our board of directors and Executive Committee detailed business and strategy updates, including with respect to the competitive landscape and our overall business objectives and plans. Our board of directors and Executive Committee also discuss, among other matters, budgets; financial and operating performance; potential acquisitions, divestitures, investments and partnerships; stockholder interests; risk management overviews; and assessments of legal and regulatory changes.

Oversight of Risk Management

Our board of directors and Executive Committee, together with the committees of our board of directors, oversee our risk management efforts.

Board and Executive Committee Oversight of Risk Management

•  Our Executive Committee coordinates with our board of directors and the other committees of our board of directors, as applicable, to oversee the key risks we face. As discussed above, our Executive Committee, which is comprised of members of our management team, has had substantial responsibility for oversight of our business since our IPO.

•  Our Executive Committee and board of directors address strategic, operational, financial, cybersecurity, legal and regulatory and reputational risks.

•  The board of directors and its committees may retain outside advisors and consultants as they, in their discretion, deem appropriate to advise on operational and business risks, future threats and trends.

Audit Committee

•  Coordinates with our Executive Committee to manage risk, including cybersecurity risk, and to oversee the conduct and systems of internal control over financial reporting and disclosure controls and procedures.

•  Oversees financial reporting and accounting risks and risks associated with business conduct and ethics.

Compensation Committee

•  Coordinates with our Executive Committee to manage risks relating to our compensation programs.

•  Reviews compensation policies and practices to determine whether they encourage excessive risk-taking and to assess alignment with our risk management policies and practices.

Conflicts Committee • Oversees risks relating to conflicts of interest, including related person transactions.

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Management Oversight of Risk Management

Our management is responsible for the day-to-day identification, assessment and monitoring of, and decision-making regarding, the risks we face. Management, including business personnel across various disciplines at the Company, regularly reports on relevant risks to the applicable committees or our board of directors, as appropriate, with additional review or reporting on risks completed as needed or requested. Management and our board of directors and committees also regularly engage third-party subject-matter experts and advisors to provide advice on topics of relevance and strategic important to our business and its operations, including with respect to risk matters. Joann Harris, who serves as our Chief Compliance Officer and reports directly to our General Counsel, regularly reports to the board of directors on important areas of risk.

Board and Committee Self-Evaluation

Prior to the Sunset, the board of directors from time-to-time conducts evaluations of its performance and effectiveness, but such an evaluation is not required by applicable Nasdaq governance rules or our governance documents. As required by their charters, each of the Audit Committee and Compensation Committee periodically conducts a self-evaluation of its performance, including its effectiveness and compliance with its charter.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our board of directors.

Code of Conduct and Ethics

We have a code of conduct and ethics that applies to all of our directors, employees and officers. A copy of the code is available on our website at http://shareholders.tpg.com. Any amendments or waivers to our code for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, will be disclosed on our website promptly following the date of such amendment or waiver, as and if required by applicable law.

Corporate Governance Guidelines

We have adopted corporate governance guidelines that cover a number of areas including director responsibilities, director elections and re-elections, composition of the board of directors, including director qualifications and diversity and board committees, executive sessions, director access to management and, as necessary and appropriate, independent advisors, director orientation and continuing education, board materials, management succession and evaluations of the board of directors and its committees. A copy of our Corporate Governance Guidelines is available on our website at http://shareholders.tpg.com.

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ITEM 2. ELECTION OF MEMBERS OF THE EXECUTIVE COMMITTEE

Board Recommendation

After a review of the particular experience, qualifications, attributes and skills possessed by such director nominees to the Executive Committee of the board of directors and their contributions to our board of directors and Executive Committee, our board of directors unanimously recommends stockholders vote “FOR” the election of each of the following nominees.

Mr. Winkelried (Chair)	Mr. Coulter	Mr. Weingart	Mr. Sisitsky

Ms. Vazquez-Ubarri	Mr. Baumgarten	Mr. Davis	Mr. Raj

Mr. Rhodes	Mr. Sarvananthan	Mr. Trujillo

Background and Nominees

Pursuant to our governance documents, the members of our Executive Committee are elected each year to one-year terms, subject, until the Sunset, to the terms specified in GP LLC LLCA. Pursuant to the GP LLC LLCA, through the Sunset, the Control Group selects our director nominees for membership on the board of directors and the Executive Committee, and TPG nominates such nominees to our board of directors and Executive Committee. See “Corporate Governance—Board Composition—Director Nomination and Election Process.”

The biographical information and qualifications of each of the Executive Committee nominees are set forth above under “Item 1—Election of Directors—Our Director Nominees.”

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DIRECTOR COMPENSATION

Pursuant to our Independent Director Compensation Policy, our independent directors receive the following annual compensation:

•	an annual cash retainer of $150,000, payable quarterly;

•

an annual equity award in the form of restricted stock units (“RSUs”) with a value of $150,000 pursuant to the Omnibus Plan (as defined below), which will vest on the one-year anniversary of grant or the next annual stockholder meeting after grant if the director remains a director through such anniversary or the day immediately prior to such meeting;

•	an additional annual cash retainer of $15,000 to members of the Audit Committee and $10,000 to members of each of the Compensation Committee and Conflicts Committee; and

•

an additional annual cash retainer of $25,000 to the chair of our Audit Committee, $20,000 to the chair of our Compensation Committee and $15,000 to the chair of our Conflicts Committee. The committee chair retainers are in addition to the annual cash retainer that each committee member will receive.

Our independent directors may elect to receive all or a portion of any cash retainer in shares of the Company’s Class A common stock. Mr. Bright has elected to receive a portion of his cash retainer in shares of the Company’s Class A common stock.

Pursuant to our Independent Director Compensation Policy, upon initial election to our board of directors, our independent directors receive an initial grant of RSUs pursuant to the Omnibus Plan with a value of $300,000, which will vest in three annual installments beginning on the first anniversary of the grant date or each of the next three annual stockholder meetings after grant if the director remains a director through such anniversary or the day immediately prior to each such meeting.

We reimburse independent directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors or otherwise in the performance of services to the Company, including travel expenses in connection with their attendance in-person at board and committee meetings and in the performance of services to the Company. Our independent directors in place at the time of the IPO are also entitled to participate in side-by-side investments. For more information about our side-by-side investments, see “Certain Relationships and Related Party Transactions—Certain Other Transactions or Arrangements—Side-By-Side and Other Investment Transactions.”

The Compensation Committee approved a share retention policy for our independent directors that requires our independent directors to retain 25% of RSUs and any other shares of the Company granted to them for a two-year period following vesting.

Director Compensation for 2023

The following table provides information regarding compensation paid or accrued by us to or on behalf of our independent directors for services rendered to us during 2023. See “—Certain Other Partner Arrangements” for information on compensation paid and distributions of performance allocations to our partners who are also on our board, other than in their capacities as directors.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Gunther Bright	200,000	155,701	—	355,701
Mary Cranston	205,000	155,119	—	360,119
Deborah Messemer	210,000	155,119	—	365,119

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(1)

The amounts reported in this column represent the amounts paid or accrued in 2023 of: the annual cash retainer of $150,000 for serving on our board of directors, cash retainers of $15,000, $10,000 and $10,000 for serving on our Audit Committee, Compensation Committee and Conflicts Committee (respectively); and cash retainers of $25,000 for serving as chair of our Audit Committee (in the case of Ms. Messemer), $20,000 for service as chair of our Compensation Committee (in the case of Ms. Cranston) and $15,000 for serving as chair of our Conflicts Committee (in the case of Mr. Bright). All retainers are payable in four quarterly installments. In 2023, Mr. Bright elected to receive $150,000 of his cash retainer in stock, resulting in his receipt of 4,614 shares of Class A common stock.

(2)

On July 15, 2023, Mr. Bright and Mses. Cranston and Messemer each received a grant of 5,111 RSUs that represents their annual grant through the Company’s 2024 annual meeting of stockholders. Each of the annual RSUs will settle on July 15, 2024, if the director continues to serve on our board through the day before the annual meeting. The amounts reported in this column reflect the aggregate grant date fair value of the annual grant of RSUs and the aggregate incremental grant date fair value of the shares received by Mr. Bright in lieu of a portion of his 2023 cash retainer over the value of the cash retainer amount. In accordance with the Director Compensation Table disclosure rules, the grant date fair value of RSUs is determined in accordance with ASC 718. This differs from the value of the RSUs described above, which was determined by dividing the dollar value by the volume weighted average price for the ten-trading day period prior to and including the grant date.

As of December 31, 2023, our independent directors held the following outstanding and unvested equity awards:

Name	RSUs
Gunther Bright	13,237
Mary Cranston	11,891
Deborah Messemer	11,891

Certain Other Partner Arrangements

Compensatory Arrangements and Distributions of Performance Allocations from our Pool and Platform Programs

Our partners who are also on our board receive compensation in respect of services to us and our affiliates other than in their capacities as directors. For information on compensation paid and distributions of performance allocations to our partners who serve on our board and are also our NEOs, see the Summary Compensation Table. Our partners who serve on our board and are not our NEOs are generally entitled to the same elements of compensation as our NEOs, including perquisites (such as access to aircraft for personal use at no incremental cost to us) and benefits, on consistent terms, and may be entitled to participate in separation benefits. See “Executive Compensation—Compensation Discussion and Analysis—Elements of 2023 Compensation of Named Executive Officers and Return on Equity” for descriptions of these compensation components. The amounts indicated below are calculated consistent with our determination of compensation in the Summary Compensation Table, using the same assumptions. For information about existing share ownership and pledges of our partners who serve on our board, see “Security Ownership of Certain Beneficial Owner and Management.”

In 2023, each of our partners who serve on our board received $509,615 in base salary, except for Mr. Baumgarten, who received a base salary of $500,000 prorated for 2023 in the amount of $83,333, Mr. Bonderman, who received $305,769 in fixed cash compensation consistent with the terms of the Bonderman Agreement (as defined below) and Mr. Sarvananthan, who received a base salary of $500,000. In 2023, these partners also received: (i) RSUs granted as a portion of total annual incentive compensation for services in 2022 with grant date fair values in the following amounts: Ms. Chorengel, $895,985; Mr. Coslet, $1,078,495; Mr. Davis, $1,327,376; Mr. Raj, $1,327,376 (in addition to these RSUs, Mr. Raj also received additional RSUs for services provided to the Company with a grant date fair value of $11,061,236); Mr. Rhodes, $1,327,376; Mr. Sarvananthan, $1,028,726; and Mr. Trujillo, $1,327,376; (ii) distributions of performance allocations from our platform level program in the following amounts: Mr. Baumgarten, $2,383,837; Mr. Bonderman, $14,219,412; Ms. Chorengel, $85,052; Mr. Coslet, $6,023,609; Mr. Davis, $7,733,433; Mr. Raj, $6,389,975; Mr. Rhodes, $6,445,569; Mr. Sarvananthan, $309,858; and Mr. Trujillo, $25,773,616; (iii) distributions of performance allocations from our pool program (and solely with respect to Messrs. Baumgarten and Sarvananthan, a mix of performance allocation distributions from our pool program and a cash incentive

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attributable to realized performance allocation proceeds) in the following amounts: Mr. Baumgarten, $1,741,860; Ms. Chorengel, $1,725,000; Mr. Coslet, $1,500,000; Mr. Davis, $5,300,000; Mr. Raj, $2,800,000; Mr. Rhodes, $2,800,000; Mr. Sarvananthan $2,100,000; and Mr. Trujillo, $2,800,000; (iv) umbrella liability insurance premiums in the following amounts: Mr. Bonderman, $2,565, of which $624 is for tax reimbursements; Ms. Chorengel, $2,716, of which $776 is for tax reimbursements; Mr. Coslet, $2,613, of which $673 is for tax reimbursements; Mr. Davis, $2,725, of which $785 is for tax reimbursements; Mr. Raj, $3,310, of which $1,369 is for tax reimbursements; Mr. Rhodes, $2,726, of which $786 is for tax reimbursements; Mr. Sarvananthan, $1,940; and Mr. Trujillo, $2,613, of which $673 is for tax reimbursements; (v) 401(k) plan and defined contribution plan employer contributions in the following amounts: Mr. Baumgarten, $15,000; Mr. Bonderman, $24,667; Ms. Chorengel, $26,400; Mr. Coslet, $26,400; Mr. Davis, $26,400; Mr. Raj, $26,400; Mr. Rhodes, $26,400; Mr. Sarvananthan, $12,914; and Mr. Trujillo, $26,400 and (vi) certain other benefits: Mr. Bonderman, for personal assistants, $42,990; Ms. Chorengel, for financial planning services, $25,272; Mr. Coslet, for corporate provided office space, $21,780; and Mr. Sarvananthan, for a monthly car lease and driver, $33,672 (amounts reflected for Mr. Sarvananthan’s car lease are converted from Singapore dollars to U.S. dollars using an average exchange rate of $0.74 for 2023). Certain of these partners also received vintage share awards (Ms. Chorengel, Mr. Coslet, Mr. Davis, Mr. Raj, Mr. Rhodes, Mr. Sarvananthan and Mr. Trujillo) and certain investment-specific awards for investments made in 2023 (Mr. Coslet, Mr. Raj, Mr. Rhodes, Mr. Sarvananthan and Mr. Trujillo), which vest in accordance with the senior partner vesting schedule beginning on June 30, 2023, except with respect to Ms. Chorengel, whose awards vest in five equal annual installments beginning on June 30, 2023, and with respect to Mr. Davis, who has an award which vests in seven equal annual installments beginning on June 30, 2023.

Certain of our partners who serve on our board are party to agreements with respect to their services and compensation arrangements and distributions of performance allocations. Further information with respect to these agreements is provided below. See “Executive Compensation—Executive Compensation Tables—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of NEO Employment Agreements” for a description of the employment agreements for Mr. Winkelried and Mr. Coulter.

David Bonderman. Certain affiliates of the Company entered into a letter agreement with Mr. Bonderman, dated as of December 15, 2021 and approved by our board of directors on December 14, 2021 (the “Bonderman Agreement”), that provides for the terms of Mr. Bonderman’s employment commencing on January 13, 2022 through the date on which Mr. Bonderman ceases to be employed by the Company. Mr. Bonderman’s term of employment will terminate simultaneously with, and only upon the occurrence of, Mr. Bonderman ceasing to be a member of GP LLC. The Bonderman Agreement provides that Mr. Bonderman will serve as Non-Executive Chair of the Company. During and after his term, Mr. Bonderman will be designated with Mr. Coulter as a Founder of TPG. Mr. Bonderman will serve as a member of our board of directors in accordance with the Governance Documents and be a non-voting observer on the Executive Committee. Mr. Bonderman will have the duties, responsibilities, functions and authority as enumerated in the Governance Documents and may determine in his discretion the business time and attention he devotes to the same. Mr. Bonderman will not be an “Active Partner” as defined under the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings.

Under the Bonderman Agreement, Mr. Bonderman is entitled to annual payments of $300,000, so long as he serves as a member of our board of directors. Mr. Bonderman will be eligible to receive investment-specific performance fees on TPG platforms based on his direct and active participation in such investments and will also be eligible to participate in discretionary allocations under TPG’s performance allocation programs should his contributions to the business of TPG warrant it in TPG’s sole discretion. He is entitled to coverage under TPG employee benefit programs, plans and practices commensurate with his position and that are generally made available to TPG’s most senior partners, including rights to make side-by-side investments in TPG funds consistent with opportunities available at the relevant time to TPG’s senior active partners and on the same terms and conditions as such active partners. For more information about our side-by-side investments, see “Certain

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Relationships and Related Party Transactions—Certain Other Transactions or Arrangements—Side-By-Side and Other Investment Transactions.” Mr. Bonderman will be entitled to reimbursement for all reasonable expenses for travel, lodging, entertainment and other business expenses at a “first class” level and private aircraft services for business travel, in accordance with TPG’s policies. Mr. Bonderman is generally indemnified under the Bonderman Agreement for any and all costs, expenses, liabilities and losses with respect to actions taken in connection with his service to TPG.

Pursuant to the Bonderman Agreement, if Mr. Bonderman’s employment is terminated other than for “cause” or “competition” (as defined in the Bonderman Agreement), or by reason of death, Mr. Bonderman is entitled to continued vesting of TPG Partner Units, continued right to make side-by-side investments in TPG funds, lifetime health benefits for himself and his spouse, continued right to indemnification and insurance coverage and perquisites for a period of five years, including IT support, an executive assistant and a personal office. If Mr. Bonderman’s termination is due to death, all of his TPG Partner Units vest on a fully accelerated basis, and his surviving spouse will continue to receive health benefits for life. In addition, the continued right to make side-by-side investments following death will be available to his estate and direct lineal descendants but will be limited to five years and an allocation of 0.5% of the aggregate commitment to any TPG Fund.

Jonathan Coslet. Pursuant to a letter agreement entered into with certain affiliates of TPG, dated December 15, 2021, Mr. Coslet will fully vest in his performance allocation interests (subject to TPG’s right to “cutback” up to 20% of his distributions of performance allocations) and his TPG Partner Holdings interests, in each case, held as of January 13, 2022, upon an orderly retirement (as defined in his letter agreement), and, in the event Mr. Coslet breaches a restrictive covenant or is terminated for cause, the Company has a right to repurchase his TPG Partner Holdings interests at fair market value.

Kelvin Davis. Mr. Davis is party to a retention agreement with TPG Partner Holdings that is applicable to TPG and provides for certain good leaver rights such as accelerated vesting of certain equity interests and two-year forward vesting of TPG Partner Holdings interests and certain rights to retain investment interests following termination.

TPG Partner Holdings Interests

Our partners who serve on our board receive distributions based on their ownership of TPG Partner Units (or, solely with respect to Mr. Baumgarten, Alabama Investments (Parallel), LP units) and, other than Mr. Baumgarten, RemainCo interests, which are not considered to be compensation by us. In 2023, they received the following distributions to the extent these interests were unvested at the time of the distribution: Mr. Baumgarten, $1,223,969; Mr. Bonderman, $210,052; Ms. Chorengel, $1,273,592; Mr. Coslet, $2,199,906; Mr. Davis, $4,119,160; Mr. Raj, $6,363,224; Mr. Rhodes, $7,427,693; Mr. Sarvananthan, $1,909,476; and Mr. Trujillo, $5,228,395. These partners also received reallocated TPG Partner Units resulting from forfeitures by other partners and reallocated in accordance with the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings with reallocation date fair values in the following amounts, which we account for as equity awards under ASC 718: Ms. Chorengel, $131,034; Mr. Coslet, $1,753,758; Mr. Davis, $1,440,358; Mr. Raj, $439,576; Mr. Rhodes, $716,104; Mr. Sarvananthan, $302,605; and Mr. Trujillo, $814,727. For further information on these ownership interests, see “Executive Compensation—Executive Compensation Tables—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—TPG Partner Holdings Interests.”

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EXECUTIVE OFFICERS

As of the date of this proxy statement, Bradford Berenson, our General Counsel, and Joann Harris, our Chief Compliance Officer, serve as executive officers. Their biographical information is included below. See “Item 1—Election of Directors—Board Composition—Director Nomination and Election Process” for biographies for our other executive officers, who also serve on our board of directors.

Age 59

Bradford Berenson

General Counsel

Bradford (“Brad”) Berenson is our General Counsel and has, since March 2017, served as a Partner and the General Counsel of TPG. Before joining TPG, Mr. Berenson served as Vice President and Senior Counsel, Litigation and Legal Policy of The General Electric Company from October 2012 until February 2017. Prior to joining GE, Mr. Berenson was a litigation partner at Sidley Austin LLP in Washington, D.C., a global law firm he joined in 1993. Mr. Berenson was Associate Counsel to the President of the United States from 2001 to 2003. He is an Executive Fellow of the Berkeley Center for Law and Business and serves as a member of the Board of Directors of the American Investment Council. Mr. Berenson received a Bachelor of Arts degree in History from Yale College, summa cum laude, and a J.D. from Harvard Law School, magna cum laude, where he was Supreme Court editor of the Harvard Law Review. After graduating from law school, Mr. Berenson clerked for Judge Laurence H. Silberman of the United States Court of Appeals for the District of Columbia Circuit and for Justice Anthony M. Kennedy of the United States Supreme Court.

Age 54

Joann Harris

Chief Compliance Officer

Joann Harris is our Chief Compliance Officer and a Partner of TPG. Prior to joining TPG in 2015, Ms. Harris was an Assistant Director with the SEC where she supervised investigations involving all key enforcement program areas. During her time at the SEC, from 2003 until 2015, in addition to serving as an Assistant Director, Ms. Harris was a member of the SEC’s Asset Management Unit, a national specialized unit focused on investment advisers, investment companies and private funds. While an enforcement attorney, she conducted a wide array of investigations covering financial fraud, insider trading, market manipulation and other conduct that violated the federal securities laws. Prior to joining the SEC, she was a corporate attorney in private practice and a certified public accountant and auditor before attending law school. Ms. Harris received a Bachelor of Science degree in Accounting from the University of Arkansas and a J.D. from the SMU Dedman School of Law.

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EXECUTIVE COMPENSATION

The following is a discussion of our executive compensation program for our named executive officers for 2023 (our “NEOs”):

•	Jim Coulter, Founder and Executive Chair

•	Jon Winkelried, Chief Executive Officer

•	Todd Sisitsky, President

•	Jack Weingart, Chief Financial Officer

•	Anilu Vazquez-Ubarri, Chief Operating Officer

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes compensation paid to our NEOs with respect to their service to TPG in 2023. 2023 was our first full year as a public company after our IPO, and we continue to evaluate the design of our compensation program to ensure it supports our compensation philosophy and aligns with the interests of our stockholders and our fund investors.

Overview of Compensation Philosophy

As a global alternative asset manager with obligations to our stockholders and our fund investors, we are focused on achieving sustainable growth while avoiding excessive risk-taking. Our compensation and benefits programs are designed with these objectives in mind, and with the goal of providing compensation that is competitive, performance-based and aligned with our culture. Our success as a firm is dependent upon the talents, commitment and services of our people in all areas of our business. We operate as a team, leverage each other’s talents and collaborate to deliver value for the benefit of our stockholders, our fund investors, our people and the businesses we invest in.

Our executive compensation philosophy is based on the following principles:

•

Economic Alignment and Risk Mitigation. Our compensation program is substantially tied to the success of the firm, our funds and our investments. Our people have meaningful personal capital invested in our firm and its funds. Together, these factors mitigate excessive risk-taking, incentivize the proper execution of strategy and align our people’s interests with the interests of our stockholders and our fund investors. Our compensation program and the equity interests through which we and our people share in performance allocations generally include forfeiture and clawback provisions that align with our overall risk mitigation strategy. We monitor our compensation program and our practices to determine whether our risk management objectives are being met with respect to incentivizing our people.

•

Remaining Competitive. Our compensation program is designed to recruit, incentivize and retain top talent. In making compensation determinations, we consider the market, compensation practices of companies with which we compete for talent and other relevant factors to help ensure we are attracting and retaining the best people in every role.

•

Pay-for-Performance. Our compensation program is intended to yield significant value for our people if our performance and growth expectations are met. We follow a “value-for-performance” philosophy with total compensation weighted toward long-term incentive-focused components. In

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furtherance of that philosophy, our incentive compensation program in 2023 included equity awards granted after a comprehensive assessment of performance considerations.

•

Culture Alignment. We aim to ensure our compensation program is aligned with our culture, mission and values, key components of which include diversity, equity, inclusion, cross-platform collaboration and innovation. Elements of our incentive compensation program are designed to incentivize our people to collaborate on investment opportunities broadly for the firm, even if the applicable pool of capital is outside of a person’s typical investment or service area. As part of our compensation program, we generally use a 360-degree annual performance review process that includes robust feedback from colleagues at all levels. This process enables goal setting, encourages feedback throughout the year and allows us to make holistic compensation determinations that create a welcoming and inclusive work environment with opportunities for growth and development.

Board Oversight and Compensation Governance

Role of Management in Compensation Process

As described under “Item 1—Election of Directors—Corporate Governance Overview—Our Governance Plan,” we have established a plan for our long-term corporate governance, including compensation decision-making and approval. Our CEO manages the annual incentive compensation decision-making process for our people (other than himself and our Executive Chair), including administration of the TPG Inc. Omnibus Equity Incentive Plan, or the “Omnibus Plan,” as described below, taking into account the recommendations of our President, product leaders and function heads, where appropriate, in a manner consistent with the compensation budget approved by the Executive Committee of our board of directors. As part of this role, our CEO proposes the equity awards granted to our executive officers under the Omnibus Plan, other than any special purpose equity awards to the CEO. Awards proposed by the CEO are subsequently approved by the Compensation Committee or the full board of directors (however, although not utilized in 2023, the Executive Committee retains authority to approve awards without Compensation Committee or board approval). The compensation of our partners who are on the Executive Committee (other than our CEO and Executive Chair) is determined by the joint approval of our CEO and Executive Chair. See “—Role of Compensation Committee” regarding determination of the total annual incentive compensation of our CEO and our Executive Chair.

Our board of directors, or any committees designated by our board of directors, administers the Omnibus Plan (referred to as the “Administrator”) and has delegated its authority as Administrator to our CEO. The Administrator is authorized to, among other things, select eligible participants, grant awards in accordance with the Omnibus Plan, determine the price at which stock options are granted, determine the number of shares granted pursuant to each award, approve the form and terms and conditions of awards, and employ other individuals as may reasonably be necessary to assist in the administration of the Omnibus Plan. For further details on compensation decisions made for our NEOs with respect to 2023, see “—Determination of 2023 Annual Incentive Compensation of Named Executive Officers.”

Role of Compensation Committee

Our Compensation Committee, among other things, has responsibility for determining the annual incentive compensation of Mr. Winkelried, our CEO, and Mr. Coulter, our Executive Chair, including certain equity awards, in accordance with, and subject to certain limitations contained in, each of their respective employment agreements. Our Compensation Committee also has the responsibility for determining any special purpose equity awards to our CEO and Executive Chair. For further discussion of the determination of compensation for our CEO and Executive Chair, see “—Determination of 2023 Annual Incentive Compensation of Named Executive Officers.” Additionally, our Compensation Committee is responsible for approving, for purposes of Section 16 of the Exchange Act, all other equity awards with respect to the Company granted to our directors and executive officers (as defined under Rule 16a-1(f) under the Exchange Act). Our Compensation Committee also reviews,

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together with our Executive Committee, our compensation arrangements to determine whether they encourage excessive risk-taking and to evaluate potential risk mitigants. For further discussion, see “Item 1—Election of Directors—Board and Committee Oversight of the Firm—Oversight of Risk Management” and “—Risk Oversight.”

Our Compensation Committee is composed of Ms. Cranston, who serves as chair, Mr. Bright and Ms. Messemer. Our board of directors has affirmatively determined that each of Ms. Cranston, Mr. Bright and Ms. Messemer qualifies as an independent director for the purposes of serving on the Compensation Committee under applicable Nasdaq rules and as a non-employee director under Rule 16b-3 promulgated under the Exchange Act. For further discussion of the independence of Ms. Cranston, Mr. Bright and Ms. Messemer, see “Item 1—Election of Directors—Board Composition—Director Nomination and Election Process.” The Compensation Committee is governed by a charter that complies with the rules of Nasdaq, which is available on our website at https://shareholders.tpg.com.

Role of Compensation Consultant

In 2023, our Compensation Committee engaged Semler Brossy to assist with its compensation review of our CEO and Executive Chair and to provide independent input, analysis and guidance on various components of our compensation program. In connection with such review, Semler Brossy provided our Compensation Committee with market compensation data and information on best practices, including with respect to business and talent strategy, review of total annual incentive compensation for our CEO and Executive Chair, updates on key governance and stakeholder considerations, compensation risk assessment, stock ownership policies and equity award design. Semler Brossy advised our Compensation Committee throughout the process of designing the long-term performance incentive award granted to our CEO in 2023.

We did not benchmark or set our NEO compensation for 2023 by reference to the compensation of a peer group of companies, and we do not expect to start benchmarking or setting our NEO compensation by reference to the compensation of a peer group of companies. However, there was extensive study of CEO compensation in our industry by Semler Brossy in connection with the long-term performance incentive award granted to our CEO in 2023.

Risk Oversight

Our Executive Committee has an oversight role with respect to risk management and coordinates with our board of directors and other individual board committees to oversee our enterprise risk management. Our Audit, Compensation and Conflicts Committees support our risk management oversight by addressing risks specific to their respective areas of oversight. See “Item 1—Election of Directors—Board and Committee Oversight of the Firm—Oversight of Risk Management.” In addition, our Compensation Committee, together with our Executive Committee, assesses and monitors whether our compensation program and our practices have the potential to encourage excessive risk-taking and how to appropriately manage and mitigate such risks.

Our compensation program is targeted to incentivize investing in a risk-controlled fashion and is intended to discourage undue risk. We focus on the grant of equity that is subject to multi-year vesting, particularly as employees become more senior in the organization and assume greater leadership, and distributions of performance allocations that have been realized on partnership interests. Our equity awards include transfer and forfeiture restrictions, and we particularly focused on risk mitigation features in the design of the long-term performance incentive award granted to our CEO in 2023. In 2023, we adopted a clawback policy compliant with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as a clawback policy that goes beyond the requirements of the Dodd-Frank Act, see “—Recoupment Policies.” In addition, our fund interests are subject to meaningful clawbacks. Our people also have meaningful personal capital invested in our firm and its funds. We believe our approach encourages long-term thinking and protects against excessive risk and investing for short-term gain.

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We engaged Korn Ferry to conduct a risk review of our compensation programs for 2023, including specific review of the long-term performance incentive award granted to our CEO in 2023. Based on this risk review conducted by Korn Ferry, as well as our own assessment of our programs, we do not believe that our compensation program and our practices create risks that are reasonably likely to have a material adverse effect on the Company.

Elements of 2023 Compensation of Named Executive Officers and Return on Equity

Our NEOs are compensated through a combination of base salary, equity awards and distributions and certain benefits and perquisites. Historically, our equity awards have been in the form of partnership interests. For 2023, our NEOs participated in programs with respect to both partnership interests and stock awards with respect to shares of the Company. Our NEOs also hold TPG Partner Units and RemainCo interests, both deriving from TPG Partner Holdings interests as part of our Reorganization in conjunction with the IPO. We consider the distributions on these interests as an ownership entitlement rather than as an element of our compensation program.

The table below summarizes the elements of compensation paid to our NEOs for 2023, as well as return on equity opportunities for our NEOs. We believe that these elements serve the objectives of our compensation philosophy. However, we periodically review the compensation of our key people, including our NEOs, and, from time to time, we may implement new plans or programs or otherwise make changes to the compensation elements relating to our key people, including our NEOs.

ELEMENTS OF 2023 NEO COMPENSATION:

FIXED COMPONENT	• Base Salary

VARIABLE COMPONENTS

•  Partnership interest grants (including vintage share awards and investment-specific awards)

•  Distributions of performance allocations from partnership interests

•  TPG Inc. stock awards, including RSUs and other long-term incentives, under the Omnibus Plan

BENEFITS AND PERQUISITES	• Health and welfare plans • Retirement (401(k) plan) • Umbrella liability plan • Additional perquisites • Side-by-side investment opportunities

RETURN ON EQUITY:

RETURN ON EQUITY	• Side-by-side investment distributions • Distributions on and reallocations of TPG Partner Units • Distributions on RemainCo interests • Dividends and dividend equivalents on equity

Fixed Component

During 2023, our NEOs received the base salaries included in the Summary Compensation Table. The base salaries of our NEOs are intended to reflect their positions and responsibilities and represent a competitive salary (within the market in which we compete for talent).

Variable Components: Partnership Interests and Performance Allocations

TPG funds generally allocate a share of gains, income and distributions to their general partners (which are affiliated with us) above the returns on such general partners’ invested capital if specified returns and

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performance hurdles are achieved. We refer to such allocations as “performance allocations.” The general partners make performance allocations to their partners in accordance with the terms and conditions of the governing partnership agreements. We refer to the terms and conditions pursuant to which such sharing occurs as programs, and we have two such programs: our “platform-level program” and our “pool program.” Because the amount of performance allocations available for distribution on partnership interests pursuant to these programs are directly tied to the performance of the underlying funds, the distributions partners receive may vary significantly year-over-year. As a result, we believe that the opportunity to participate in performance allocations through the ownership of these equity interests fosters a strong alignment of our people (including our NEOs) with the interests of our stockholders and our fund investors through our success as a whole. Apportionment among our people of performance allocations is based on several factors, including each person’s role, individual performance and seniority.

We account for distributions of performance allocations on partnership interests as profits interests under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 710 Compensation-General. Accordingly, distributions of our performance allocations appear in the Summary Compensation Table in the “All Other Compensation” column for the year to which the distribution relates, and grants of the partnership interests from which the performance allocations derive do not appear in the Summary Compensation Table (as these interests are not accounted for under FASB Accounting Standards Codification Topic 718 Equity Compensation (“ASC 718”)).

Platform-Level Program

Our platform-level program is composed of three components of partnership interests: “vintage share” awards, “investment-specific” awards and “discretionary allocations.” Eligibility to participate in performance allocations generally requires a side-by-side investment into the funds generating the performance allocations in the platform-level program. For more information about our side-by-side investments, see “Certain Relationships and Related Party Transactions—Certain Other Transactions or Arrangements—Side-By-Side and Other Investment Transactions.”

•

Vintage Share Awards. Vintage share awards are issued to our people (including our NEOs) annually and provide for eligibility to receive distributions of performance allocations generated by investments made during that calendar year, including related follow-on investments made in subsequent years. Eligibility to receive distributions of performance allocations with respect to vintage share awards is subject to the recipient’s continued provision of services through the applicable vesting or distribution date (whichever is earlier). Vintage share awards generally vest in five equal annual installments, beginning on June 30th of the year of issuance. Vintage share awards issued to our people who have been partners for five or more years at the time of issuance vest in five annual installments, beginning on June 30th of the year of issuance, with 40% vesting during the year of issuance and 15% vesting each year thereafter (referred to as the “senior partner vesting schedule”). Vintage share awards made to our Founders are fully vested upon issuance. Vintage share awards are subject to the terms of the governing partnership agreements.

•

Investment-specific Awards. Investment-specific awards are issuances of interests providing eligibility to receive distributions of performance allocations generated by designated investments and strategic partnerships in which our people (including our NEOs) are involved. Investment-specific awards are a smaller component of our overall platform-level program and are intended to incentivize our people to collaborate on investment opportunities broadly for the firm, even if the applicable pool of capital is outside of a person’s typical investment area. The amount and terms (including vesting) of such investment-specific awards are specific to each issuance and may vary across investments. Investment-specific awards are subject to the terms of the governing partnership agreement.

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•

Discretionary Allocations. Equity interests related to our platform-level program provide for discretionary distributions of performance allocations to holders of such equity interests (including our NEOs) for amounts not otherwise allocated under vintage share awards or investment-specific awards, which arise as a result of reserves, forfeitures or cutbacks. These distributions can be discretionary in a number of ways, including as to amount and terms (including vesting), although there is typically not a separate vesting schedule or a side-by-side investment requirement. In certain instances, discretionary allocations may be reallocated to partnership interest holders on a pro rata basis. Distributions may be subject to service conditions that will not be met until future years, and portions of performance allocations realized from investments in a year may be reserved for distribution with respect to compensation decisions to be made in future years. Determinations as to the allocation and distribution of these performance allocations from our platform-level program are generally made by our CEO, taking into consideration team and individual contributions to the business, provided that discretionary allocations to our CEO and Executive Chair in the context of our annual incentive compensation are determined by the Compensation Committee in accordance with their employment agreements. Discretionary allocations are subject to the terms of the governing partnership agreements.

Unvested partnership interests from the platform-level program are generally subject to immediate forfeiture upon termination of service (with or without cause) and distributions pursuant thereto cease. The vesting of partnership interests may be accelerated on a discretionary basis in connection with separations. We also have the right to “cutback” up to 20% of any holder’s potential distributions of performance allocations under the platform-level program at our discretion. Generally, this has only been applied with respect to performance allocations that would be distributed following termination of a holder’s services. Further, holders of partnership interests from our platform-level program are subject to restrictive covenants, violation of which can result in forfeiture of partnership interests and the termination of distributions of performance allocations.

Distributions received under the platform-level program are generally subject to “clawback” in the event that a fund has made distributions of performance allocations to its general partner in excess of the general partner’s ultimate entitlement based on the performance of the fund as a whole. In the event of a clawback triggering event, holders who received distributions of performance allocations that are subject to clawback are generally required to return such distributions to the applicable general partner and fund. Our NEOs (and, generally, all of our partnership interest holders) are personally subject to the clawback obligation for any distributions of performance allocations they directly receive under the platform-level program.

In 2023, vintage share awards were made to each of our NEOs, certain investment-specific awards were made to Mr. Coulter, Mr. Sisitsky and Ms. Vazquez-Ubarri, and discretionary allocations from our platform-level program (which in most cases were made on a pro rata basis) were received by all of our NEOs. Vintage share awards were issued with the following vesting schedules: Mr. Coulter (fully vested at grant); Messrs. Winkelried, Weingart and Sisitsky (the senior partner vesting schedule beginning on June 30, 2023); and Ms. Vazquez-Ubarri (five equal annual installments beginning on June 30, 2023). See the Summary Compensation Table for the distribution amounts to our NEOs with respect to 2023 under the platform-level program, including specific non-pro rata allocations under the discretionary allocation component.

Pool Program

Pursuant to our pool program, a portion of performance allocations from profitable fund investments is distributed to our partners (including our NEOs) on a discretionary basis, subject, in each case, to the recipient’s continued provision of services on the distribution date (which may be in the year the investment is realized or a later year) and the terms and conditions of the equity interests on which such performance allocations are distributed. Performance allocations from our pool program are primarily distributed to indirect holders of

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Promote Units (see “Certain Relationships and Related Party Transactions—Related Persons Transactions—The TPG Operating Group Limited Partnership Agreement” for additional details regarding Promote Units).

Similar to discretionary allocations under our platform-level program, the allocation and distribution of performance allocations from our pool program are discretionary in a number of ways, including as to amount and terms (including vesting of the underlying partnership units that provide for the eligibility to participate in the performance allocations). Decisions regarding allocations and distributions may be made throughout a year subject to the availability of previously undistributed realized amounts and the terms of the governing partnership agreements. It is not required that amounts realized with respect to a particular year are distributed with respect to such year, and such amounts may be reserved for distribution with respect to a later year. The total dollar value available to be distributed to the NEOs and other of our people is limited by the total amount of performance allocations available from the performance of our investments, and NEOs and other of our people may or may not be distributed all of the available performance allocations in a given year.

As with all other distributions by TPG Operating Group, and unlike distributions of discretionary allocations under our platform-level program, those who receive distributions of performance allocations under the pool program are generally not required to return such distributions in the event that a fund has made distributions of performance allocations to its general partner in excess of the general partner’s ultimate entitlement based on the performance of the fund as a whole (i.e., under a “clawback” scenario), with TPG Operating Group being responsible for satisfying any clawback requirement.

Determinations as to the allocation and distribution of performance allocations from our pool program, other than with respect to the total annual incentive compensation decision making for our CEO and Executive Chair, are made by our CEO, taking into consideration team and individual contributions to the business.

Our NEOs received distributions of performance allocations from our pool program with respect to 2023, a portion of which was realized during 2022 but was reserved for distribution in 2023 and subject to service conditions, which were satisfied in December of 2023. For further discussion on pool program determinations for our NEOs, see “—Determination of 2023 Annual Incentive Compensation of Named Executive Officers.” In accordance with the Summary Compensation Table disclosure rules, distributions of performance allocations from the pool program are reported with respect to the year in which both performance and service obligations are first complete. See the Summary Compensation Table for the distribution amounts to our NEOs with respect to 2023 under the pool program.

Variable Components: TPG Inc. Stock Awards under the Omnibus Plan

RSU Awards

In January 2024, our NEOs received grants of RSUs under the Omnibus Plan with respect to a portion of each NEO’s total annual incentive compensation for services in 2023. These RSUs generally vest in three equal annual installments beginning on the first anniversary of the grant date, subject to the recipient’s continued provision of services to the Company or its affiliates through the vesting date, except in instances of death, disability or termination by the Company or its affiliates without cause. We believe that requiring service-based vesting of a portion of annual compensation through the use of RSUs further enhances the alignment of interests between our NEOs and our stockholders. In accordance with the Summary Compensation Table disclosure rules, the grant date fair value of annual grants of RSUs made in 2024 with respect to 2023 performance (determined in accordance with ASC 718, which may differ from the value of RSUs that are determined by dividing the dollar value of an award by the volume weighted average price for the ten-trading day period prior to and including the grant date) will be reported in the proxy statement for the 2025 annual meeting of stockholders.

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Potential for Additional Equity Awards

The Company may make certain additional equity awards to our NEOs, as permitted under the Omnibus Plan, with terms determined at the discretion of the Company.

On November 30, 2023, Mr. Winkelried was granted a long-term performance incentive award in the form of RSUs and PRSUs under the Omnibus Plan. Our independent Compensation Committee designed and approved this special purpose equity grant in order to incentivize Mr. Winkelried to drive shareholder value in a manner that is aligned with stockholder interests, reward him for organic and inorganic Company growth, and bring his compensation in the Company in-line with peer competitors in order to promote and ensure retention. The Compensation Committee led a deliberate process throughout 2023. The Compensation Committee held a series of meetings to discuss whether to make this long-term performance incentive award, as well as the size, terms and conditions of the grant. In connection with its deliberations, our Compensation Committee received advice and studied the market for CEO compensation in our industry with the assistance of its independent compensation consultant, Semler Brossy.

The RSUs granted to Mr. Winkelried generally service vest 25% on each of January 13, 2025, 2026, 2027 and 2028, subject to Mr. Winkelried’s continued provision of services to the Company or its affiliates through the applicable service vesting date. The PRSUs generally service vest 20% on each of January 13, 2025, 2026, 2027, 2028 and 2029, and are only earned upon the achievement of certain stock price hurdles, subject to Mr. Winkelried’s continued provision of services to the Company or its affiliates through the vesting date. Vested RSUs will settle promptly following the applicable RSU vesting date. Any PRSUs that vest prior to January 13, 2029 will be settled promptly following January 13, 2029, and any PRSUs that vest after January 13, 2029 will be settled promptly following January 13, 2030. Upon a termination of service, any unvested portion of the award will be automatically forfeited; provided that in the case of an involuntary termination without cause, resignation for good reason or termination due to death or disability, Mr. Winkelried will receive credit for service vesting through the next service vesting date after his termination for both RSUs and PRSUs, and service-vested PRSUs will remain eligible to vest if the applicable performance hurdle is achieved during the applicable performance period. Dividend equivalents are paid on vested and unvested RSUs when the dividend occurs. Dividend equivalents accrue for vested and unvested PRSUs and are paid only if and when both the applicable service and market-based performance vesting conditions are satisfied.

On November 28, 2023, a grant of additional RSUs was approved to each of Mr. Weingart, Mr. Sisitsky and Ms. Vazquez-Ubarri for services provided to the Company. These RSUs were granted in 2024 and therefore do not appear in the Summary Compensation Table for 2023.

Benefits and Perquisites

We provide our executives, including our NEOs, with a competitive benefits program that includes:

•

Health & Welfare Benefits. We provide comprehensive benefits to support our people’s well-being. Our people (including our NEOs) generally are invited to participate in the firm-sponsored health and welfare benefit plans. Certain of our partners are eligible for access-only retiree medical benefits.

•

Retirement Plans. Our people (including our NEOs) generally are eligible to participate in our tax-qualified 401(k) defined contribution plan as of the date of hire. Our 401(k) plan provides alternatives for contributing to a traditional pre-tax 401(k), a Roth 401(k) or a combination of both, up to the applicable IRS limits. We match 100% of the first 5% of a participant’s earnings contributed to the plan, up to the applicable individual IRS limits. We also provide an additional nonelective employer contribution determined by a discretionary formula (which in 2023 was 3% of a participant’s earnings), up to the applicable employer IRS limits. The employer match (including the nonelective employer contribution determined by a discretionary formula) vests in

TPG | 2024 Proxy Statement | 36

equal annual installments over the first five years of employment, after which employer contributions are fully vested. We do not sponsor or provide access to a defined benefit pension plan for our people (including our NEOs).

•

Umbrella Liability Group Coverage. Our partners, including our NEOs, participate in the firm-sponsored umbrella liability insurance program. We provide an initial minimum coverage amount for all partners at a nominal premium, and the partners are able to elect additional amounts of coverage through the firm’s annual open enrollment process.

•

Other Perquisites. Tickets to sporting and other entertainment events are provided to employees and partners, including our NEOs, without charge, to attend for business purposes. From time to time, these tickets are made available at no incremental cost to the Company to certain of our people, including our NEOs (and their guests), for personal use when not needed for business purposes. For information about family office services arrangements, see “Certain Relationships and Related Party Transactions—Related Persons Transactions—Family Office Services.” Certain of our NEOs may use aircraft or private travel service arrangements or programs (such as NetJets or car services) that we have access to for reasonable personal use for which they bear the cost. From time to time, we may provide Mr. Winkelried with home security services and, for our NEOs, we may provide legal fees in connection with certain business objectives and benefits related to working outside of our office spaces. We also generally make available to our people (including our NEOs) parking or transit assistance, one meal daily in each of our offices and, to our partners, financial planning services.

•

Side-By-Side Investment Opportunities. Our people who participate in performance allocations (including our NEOs) are permitted to invest their personal capital side-by-side with our funds. Generally, these are made on similar terms as other investors but are generally made on a “no management fee, no performance allocation” basis; however, we may decide (in our sole discretion) to charge our people (including our NEOs) reduced or full management fees or performance allocations for certain investments or funds. In certain instances, when our people (including our NEOs) participate in side-by-side investments, they may receive tandem rights providing for additional value. All our NEOs, as well as our people who meet certain business, legal and regulatory requirements to make such investments, are generally permitted to make such investments, subject to certain caps and other legal and commercial limitations. For more information about our side-by-side investment program, see “Certain Relationships and Related Party Transactions—Certain Other Transactions or Arrangements—Side-By-Side and Other Investment Transactions.”

The perquisites provided to our NEOs in 2023 are described in the Summary Compensation Table. Our perquisites and benefits programs are designed to support the health and well-being of our people and further our goal of providing compensation that is competitive and aligned with our culture.

Compensation of Chief Executive Officer and Executive Chair

Pursuant to Mr. Winkelried’s employment agreement (referred to as the “Winkelried Agreement”), Mr. Winkelried determines the annual incentive compensation of all TPG partners other than TPG partners who are on the Executive Committee (whose annual incentive compensation is determined by the joint approval of Mr. Winkelried and Mr. Coulter, except that for Mr. Winkelried and Mr. Coulter, total annual incentive compensation is determined by our Compensation Committee).

For each fiscal year of the term of the Winkelried Agreement, our Compensation Committee calculates Mr. Winkelried’s total annual incentive compensation, which will be between 85% and 115% of the Baseline

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Total Annual Incentive Compensation (as described below), subject to the ability of our Compensation Committee to pay above or below these percentages in the event of extraordinary circumstances having a materially favorable or materially adverse impact on the business of TPG. Pursuant to Mr. Coulter’s employment agreement (referred to as the “Coulter Agreement”), Mr. Coulter’s total annual incentive compensation will be set at between 85% and 100% of Mr. Winkelried’s total annual incentive compensation for the applicable year. Following a recommendation by Mr. Winkelried that includes input from our Chief Operating Officer, the Compensation Committee has discretion to select the elements of incentive compensation used to deliver to Messrs. Winkelried and Coulter each of their total annual incentive compensation, provided that for any year, and absent extraordinary circumstances having a materially adverse impact on the business of TPG, neither of their annual incentive from the pool program will be less than the highest standard annual incentive determined for any TPG partner for that year. See “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of NEO Employment Agreements” for a further description of the Winkelried Agreement and the Coulter Agreement.

Mr. Winkelried’s total annual incentive compensation to be determined by the Compensation Committee may be sourced from and includes non-pro rata performance allocations under the discretionary allocation component of our platform-level program, performance allocations from our pool program and grants of RSUs or other equity awards under the Omnibus Plan. Mr. Winkelried’s total annual incentive compensation to be determined by the Compensation Committee excludes: (i) formulaic or pro rata distributions on partnership interests from the platform-level program; (ii) distributions, dividends and dividend equivalents from equity awards under the Omnibus Plan and TPG Partner Units; (iii) the grant date value of TPG Partner Units previously granted to him; and (iv) the reallocation of forfeited TPG Partner Units that are part of a pro rata reallocation to active partners. The Baseline Total Annual Incentive Compensation is the sum of (x) the highest annual incentive from the pool program determined for any TPG Partner (including equity awards granted under the Omnibus Plan as a portion of such annual incentive but excluding any incentive in excess of the standard amounts that are determined in accordance with our customary annual incentive-setting practices); (y) 120% of the average Benchmark Compensation (as described below) of the four highest compensated TPG partners other than Mr. Winkelried and Mr. Coulter; and (z) any other annual award paid to any such four TPG partners that is intended to replace or supplement either or both of DAWPY (as described below) or annual incentives from the pool program. The Benchmark Compensation for each of the four highest paid TPG partners other than Mr. Winkelried and Mr. Coulter consists of, for each partner in a given year: (i) 50% of the average DAWPY received in that year; (ii) 100% of the average combined value of (a) the grant date value of RSUs or other equity awards granted under the Omnibus Plan with respect to that year (but excluding grants made for special, non-recurring reasons, special initial grants of equity awards made to our NEOs and equity awards granted as a portion of standard annual incentive distributions from the pool program) and (b) the ASC 718 expense of any long-term incentive award intended to replace or supplement awards under the Omnibus Plan over a multi-year compensation period; and (iii) any incentive from the pool program to a broad-based group of TPG partners that are in excess of the standard allocations. “DAWPY” refers to the actual “dollars at work” for a TPG partner, as applicable, in the performance allocations of TPG Funds as of the end of a year, calculated in accordance with customary TPG practices. If the Baseline Total Annual Incentive Compensation is calculated prior to the results of the fourth quarter in a given year, DAWPY will be calculated based on the results of the first three quarters and an estimate of the fourth quarter.

Determination of 2023 Annual Incentive Compensation of Named Executive Officers

Annual incentive compensation decisions are based on a range of factors, including an assessment of individual, team and firm performance, fund profitability and potential to contribute to long-term stockholder value. In late 2023, our CEO assessed the performance of each of our NEOs (other than himself and our Executive Chair), and the Compensation Committee assessed the performance of our Executive Chair and our CEO, in order to determine each NEO’s total annual incentive compensation for 2023. The summaries that follow describe the assessment of performance during 2023 and the resulting total annual incentive compensation decisions. In addition to the performance measures noted below, as an overall indicator of our firm profitability

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and financial performance, we examine key financial metrics, which inform the total annual incentive compensation for our people, including our NEOs. These metrics include our assets under management (“AUM”), after-tax distributable earnings per share, fee-related earnings (“FRE”), FRE margin (“FRE Margin”) and fund performance. FRE, FRE Margin and after-tax distributable earnings per share are not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Please see Appendix 1: Reconciliation of Non-GAAP Measures for more information about these metrics. For information on platform-level awards and discretionary allocations from our platform-level program other than as determined by our Compensation Committee, see “—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: Partnership Interests and Performance Allocations—Platform-Level Program.”

Compensation of Chief Executive Officer

The Compensation Committee determined that, during 2023, Mr. Winkelried’s leadership, strategic vision, commercial instincts and decision-making improved the quality of our team and enhanced both our brand and the quality of our investment portfolio. The Compensation Committee also considered overall firm profitability and financial performance (as indicated by strong measures of certain key financial metrics such as AUM, after-tax distributable earnings per share, FRE, FRE Margin and fund performance), investment activity, capital formation, external stakeholder engagement, organic and inorganic growth of our firm and stewardship of our values (including the positive trend in the percentage of employees who identify as diverse). As a result, the Compensation Committee determined that Mr. Winkelried’s total annual incentive compensation would be 110% of the Baseline Total Annual Incentive Compensation, calculated in accordance with the Winkelried Agreement and including the following components:

	Performance Allocations	Restricted Stock Units (3)
Annual Incentive Process	$2,800,000 (1)	$1,200,000
Compensation Committee Process	$8,000,000 (2)	$4,551,279

(1)	Represents performance allocations to Mr. Winkelried as part of the year-end partner compensation process from our pool program.

(2)

Represents performance allocations to Mr. Winkelried in accordance with his employment agreement from our pool program ($6,500,000) and a non-pro rata allocation from the discretionary allocation component of our platform-level program ($1,500,000).

(3)

These RSUs were granted in 2024 and therefore do not appear in the Summary Compensation Table for 2023. These amounts represent dollar values awarded to Mr. Winkelried, which were each converted into to a number of RSUs determined by dividing the dollar value by the volume weighted average price for the ten-trading day period prior to and including the grant date. For information about these RSUs, see “—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—RSU Awards.” These RSUs do not include the special purpose long-term performance incentive award, see “—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

Compensation of Executive Chair

The Compensation Committee determined that, during 2023, Mr. Coulter was instrumental to our success as a result of his fundraising efforts, his engagement as a subject matter expert in our industry, his management over the Rise/Rise Climate portfolio, his thought leadership in the industry and his role as an impactful brand ambassador. The Compensation Committee also considered year-over-year comparisons of key performance indicators and certain financial performance measures (including AUM, after-tax distributable earnings per share, FRE, FRE Margin and fund performance) demonstrating the overall financial success of the Company. As a result, the Compensation Committee determined that Mr. Coulter’s total annual incentive compensation would be 104.5% of the Baseline Total Annual Incentive Compensation, calculated in accordance with the Coulter Agreement and including the following components:

	Performance Allocations	Restricted Stock Units(3)
Annual Incentive Process	$2,800,000 (1)	$1,200,000
Compensation Committee Process	$4,000,000 (2)	$6,909,387

(1)	Represents performance allocations to Mr. Coulter as part of the year-end partner compensation process from our pool program.

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(2)	Represents performance allocations to Mr. Coulter in accordance with his employment agreement from our pool program.

(3)

These RSUs were granted in 2024 and therefore do not appear in the Summary Compensation Table for 2023. These amounts represent dollar values awarded to Mr. Coulter, which were each converted into to a number of RSUs determined by dividing the dollar value by the volume weighted average price for the ten-trading day period prior to and including the grant date. For information about these RSUs, see “—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—RSU Awards.”

Compensation of Other NEOs

Our CEO assessed the performance of each of our NEOs (other than himself and our Executive Chair) in order to determine each NEO’s total annual incentive compensation for 2023. Our CEO considered a range of factors as part of his assessment process, including each NEO’s overall performance and contributions in 2023 to the Company’s success, feedback from 360- and self-performance reviews, leadership and team-building in alignment with our values (including with respect to diversity, equity and inclusion of our people) and year-over-year comparisons of key performance indicators and certain financial performance measures (including AUM, after-tax distributable earnings per share, FRE, FRE Margin and fund performance) demonstrating the overall financial success of the Company. As a result, our CEO determined the following total annual incentive compensation for our NEOs, calculated in accordance with Company practice and including the following components:

NEO	Performance Allocations(1)	Restricted Stock Units(2)
Mr. Weingart	$2,730,000	$3,670,000
Mr. Sisitsky	$3,000,000	$4,700,000
Ms. Vazquez-Ubarri	$2,660,000	$4,640,000

(1)	Represents performance allocations to the NEO as part of the year-end partner compensation process from our pool program.

(2)

These RSUs were granted in 2024 and therefore do not appear in the Summary Compensation Table for 2023. These amounts represent dollar values awarded to the NEO, which were each converted into to a number of RSUs determined by dividing the dollar value by the volume weighted average price for the ten-trading day period prior to and including the grant date. For information about these RSUs, see “—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—RSU Awards.” These RSUs include the additional RSUs that were approved to be granted to the NEOs for services provided to the Company, see “—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

Recoupment Policies

On August 4, 2023, our Board, in accordance with the recommendation of our Compensation Committee, adopted a recoupment policy that is compliant with the new SEC and Nasdaq requirements under Section 954 of the Dodd-Frank Act (the “Dodd-Frank Clawback Policy”). On August 4, 2023, our Board, in accordance with the recommendation of our Compensation Committee, also adopted a discretionary recoupment policy (the “Recoupment Policy”) with respect to incentive compensation received by our directors and officers, as well as individuals who receive grants under our Omnibus Plan under specified recoupment triggers.

Tax and Accounting Considerations

In making compensation decisions, the impact of accounting implications and tax treatment of significant compensation decisions are considered. We believe that accounting and tax considerations are only one aspect of determining compensation and should not unduly influence compensation program designs that are consistent with our overall compensation philosophy and objectives. We retain the discretion to modify, design and implement elements of our compensation program that may not be tax efficient or that could have adverse accounting consequences, as well as designing such elements with tax and accounting efficiencies in mind.

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Hedging and Pledging Policy

We have adopted a policy prohibiting the hedging and pledging of shares of the Company by our employees, executive officers and directors without prior approval. The policy applies to securities issued by the Company (and therefore does not extend to TPG Partner Units, which are governed by that private partnership’s separate transfer, hedging and pledging restrictions, until the TPG Partner Units are exchanged for shares of Class A common stock). Any transaction involving the Company’s securities also remains subject to the transfer restrictions set forth in the Investor Rights Agreement (as defined below), as well as the terms of the Exchange Agreement (as defined below) and other agreements, as applicable. For further information, see “Security Ownership of Certain Beneficial Owner and Management” and “Certain Relationships and Related Party Transactions—Related Persons Transactions—Investor Rights Agreement.”

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COMPENSATION COMMITTEE REPORT

Our Compensation Committee members and other individuals who participated in compensation decisions of our NEOs for 2023 are listed below. Each has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, has determined that the Compensation Discussion and Analysis should be included in this proxy statement.

Mary Cranston, Chair

Gunther Bright

Deborah Messemer

Jim Coulter*

Jon Winkelried*

*

Messrs. Coulter and Winkelried did not participate in any of the decisions made by our Compensation Committee described in the Compensation Discussion and Analysis provided above. Our Compensation Committee has no role or responsibility in determining compensation for our NEOs (other than Messrs. Coulter and Winkelried) other than approving equity awards for the sole purpose of exempting them from Section 16(b) of the Exchange Act.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation paid to our NEOs for the years ending December 31, 2023, 2022 and 2021.

In addition to the amounts reflected in the table below, our NEOs receive distributions from us based on their ownership of TPG Partner Units and RemainCo interests, which are not considered to be compensation by us. For information on these distributions and changes in accounting treatment of TPG Partner Units and RemainCo interests following the IPO, see “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—TPG Partner Holdings Interests.”

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)	All other compensation ($)(4)	Total compensation ($)(5)
Jim Coulter	2023	509,615		—	11,587,981	24,090,606	36,188,202
Founder and Executive Chair	2022	512,308	(6)	—	3,074,238	18,654,186	22,240,732
	2021	700,000		6,000,000	—	28,433,592	35,133,592
Jon Winkelried	2023	509,615		—	184,999,271	13,177,040	198,685,926
Chief Executive Officer	2022	512,308	(6)	—	1,444,436	32,167,200	34,123,944
	2021	700,000		6,000,000	—	13,499,042	20,199,042
Jack Weingart	2023	509,615		—	1,867,989	11,023,249	13,400,853
Chief Financial Officer	2022	500,000		—	12,119,232	27,344,903	39,964,135
	2021	500,000		5,250,000	—	26,668,509	32,418,509
Todd Sisitsky	2023	509,615		—	2,576,733	13,251,351	16,337,699
President	2022	500,000		—	16,552,758	46,858,533	63,911,291
	2021	500,000		5,750,000	—	45,728,993	51,978,993
Anilu Vazquez-Ubarri	2023	509,615		—	1,506,017	3,423,972	5,439,604
Chief Operating Officer	2022	500,000		—	7,944,100	5,183,798	13,627,898
	2021	500,000		3,750,000	—	1,224,990	5,474,990

(1)

In 2023, we transitioned our U.S. employees from bi-weekly to semi-monthly payroll disbursements. As a result, each of our NEOs received an additional pro rata payroll disbursement of $9,615 at the end of the calendar year.

(2)

Prior to the IPO, our NEOs received discretionary cash bonuses. Following the IPO, our NEOs are no longer expected to be eligible to receive discretionary cash bonuses, and none were awarded to NEOs for 2023. NEOs are eligible to receive performance allocations on partnership interests through our platform-level program and pool program. The distributions of performance allocations for services in 2023 are disclosed in the “All Other Compensation” column of the Summary Compensation Table.

(3)

With respect to 2023, this column reflects the aggregate grant date fair value, as determined in accordance with ASC 718, of: (i) RSUs granted in 2023 as a portion of total annual incentive compensation for services in 2022 (for each of our NEOs, $1,327,376); (ii) additional RSUs granted in 2023 for services in 2022 to Mr. Coulter ($6,134,075) and to Mr. Winkelried ($8,782,755) in the discretion of the Compensation Committee; and (iii) the special purpose long-term performance incentive award (RSUs and PRSUs) to Mr. Winkelried ($172,950,177). For information, including time and performance vesting terms, about the special purpose equity grant to Mr. Winkelried, see “—Compensation Discussion and Analysis—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.” It also reflects the reallocation date fair value, as determined in accordance with ASC 718, of TPG Partner Units that were forfeited by partners and reallocated to our NEOs and other partners in 2023 in accordance with the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings (for Mr. Coulter, $4,126,531; for Mr. Winkelried, $1,938,964; for Mr. Weingart, $540,613; for Mr. Sisitsky, $1,249,357; and for Ms. Vazquez-Ubarri, $178,642). The grant date fair value of RSUs was determined based on the closing stock price of TPG’s common stock on the date of grant, and the grant date fair value of PRSUs was estimated using a Monte Carlo simulation valuation model. For further information about the awards granted in 2023, see the Grants of Plan-Based Awards table, below. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the awards reported, please see the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The value of the RSUs reported in this Summary Compensation Table differs from the value of these RSUs as described in the Compensation, Discussion & Analysis in our proxy statement for 2022, which was not a representation of the ASC 718 value but instead a description of the dollar value awarded, which was converted into a number of RSUs determined by dividing the dollar value by the volume weighted average price for the ten-trading day period prior to and including the grant date. RSUs granted as a portion of total annual incentive compensation for services in 2023 and additional RSUs granted to Mr. Winkelried and Mr. Coulter in the discretion of the Compensation Committee and to other NEOs for services in 2023 as described in the Compensation Discussion and Analysis were granted in 2024 and will be reported in the Summary Compensation Table included in our 2025 proxy statement. For

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information about the RSUs granted to each of our NEOs for 2023, see “—Compensation Discussion and Analysis—Determination of 2023 Annual Incentive Compensation of Named Executive Officers.”

(4)

This column reflects distributions of performance allocations from our platform-level program for 2023 to our NEOs as follows: for Mr. Coulter, $17,261,610; for Mr. Winkelried, $3,759,076 (including $1,500,000 in a non-pro rata allocation from the discretionary allocation component as determined by the Compensation Committee); for Mr. Weingart, $8,264,208; for Mr. Sisitsky, $10,222,318; and for Ms. Vazquez-Ubarri, $726,065. This column also includes distributions of performance allocations from our pool program for services in 2023 (including realized performance allocations from the pool program that related to 2022 investment performance but were earned and distributed in 2023) in the following amounts: for Mr. Coulter, $6,800,000 (including $4,000,000 as determined by the Compensation Committee); for Mr. Winkelried, $9,300,000 (including $6,500,000 as determined by the Compensation Committee); for Mr. Weingart, $2,730,000; for Mr. Sisitsky, $3,000,000; and for Ms. Vazquez-Ubarri, $2,660,000. This column also includes the following amounts related to perquisites in 2023, calculated as the aggregate incremental cost to the Company for each perquisite: for Mr. Winkelried, $25,375 for financial planning services and $63,577 for legal services; and for Ms. Vazquez-Ubarri, $25,365 for financial planning services. In 2023, our NEOs had access to aircraft and car services for personal use at no incremental cost to us because they bore the cost. This column also includes the following amounts in 2023 related to umbrella liability insurance premiums: for Mr. Coulter, $2,596, of which $656 is for tax reimbursements; for Mr. Winkelried, $2,613, of which $673 is for tax reimbursements; for Mr. Weingart, $2,642, of which $702 is for tax reimbursements; for Mr. Sisitsky, $2,633, of which $693 is for tax reimbursements; and for Ms. Vazquez-Ubarri, $2,642, of which $702 is for tax reimbursements. This column includes 401(k) plan employer contributions for 2023 in the following amounts: for Mr. Coulter, $26,400; for Mr. Winkelried, $26,400; for Mr. Weingart, $26,400; for Mr. Sisitsky, $26,400; and for Ms. Vazquez-Ubarri, $9,900; the amounts reported for 2022 and 2021 in this column have been adjusted from the numbers previously reported in the Summary Compensation Table for 2022 to reflect 401(k) plan employer contributions to each of our NEOs in those years. In certain instances, the Company may provide resources to family offices of our people, including off-site information technology services, which are at no incremental cost to the Company. For information about family office services arrangements, see “Certain Relationships and Related Party Transactions—Related Person Transactions—Exchange Agreement.”

(5)

The amounts reported for 2022 and 2021 in this column have been adjusted from the numbers previously reported in the Summary Compensation Table for 2022 to reflect adjustments as described in footnotes 4 and 6 to this table.

(6)

These amounts have been adjusted from the numbers previously reported in the Summary Compensation Table for 2022 to reflect salary paid in the first payroll cycle of 2022 prior to the decrease in base salary for each of Mr. Coulter and Mr. Winkelried that became effective upon the consummation of our IPO.

Grants of Plan-Based Awards

The following table contains information about the equity awards accounted for under ASC 718 granted to our NEOs in 2023, including awards that subsequently have been transferred.

	Grant Date		Estimated future payouts under equity incentive plan awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value or Modification Date Incremental Fair Value of Stock and Option Awards ($)(6)
Name			Threshold (#)	Target (#)		Maximum (#)
Jim Coulter	1/13/2023		—	—		—		217,535	(3)	$7,461,451
	3/1/2023		—	—		—		145,272	(4)	$4,126,531
Jon Winkelried	1/13/2023		—	—		—		294,756	(3)	$10,110,131
	3/1/2023		—	—		—		68,260	(4)	$1,938,964
	11/30/2023	(1)	—	—		—		2,594,755	(2)	$90,816,425
	11/30/2023	(1)	—	3,892,133	(2)	3,892,133	(2)	—		$82,133,752
Jack Weingart	1/13/2023		—	—		—		38,699	(5)	$1,327,376
	3/1/2023		—	—		—		19,032	(4)	$540,613
Todd Sisitsky	1/13/2023		—	—		—		38,699	(5)	$1,327,376
	3/1/2023		—	—		—		43,983	(4)	$1,249,613
Anilu Vazquez-Ubarri	1/13/2023		—	—		—		38,699	(5)	$1,327,376
	3/1/2023		—	—		—		6,289	(4)	$178,642

(1)	Awards granted on November 30, 2023 were approved by the Compensation Committee on November 28, 2023.

(2)

Represents RSUs and PRSUs granted by the Compensation Committee as part of a special purpose equity award. For the service vesting and market-based performance vesting conditions of the RSUs and the PRSUs, respectively, see “—Compensation Discussion and Analysis—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

(3)

Represents RSUs granted as part of total annual incentive compensation for 2022 and RSUs granted to Mr. Winkelried and Mr. Coulter in accordance with their employment agreements, see “—Compensation Discussion and Analysis—Compensation of Chief Executive Officer and Executive Chair.” 33% of these interests vest on each of the first, second and third anniversaries of the date of grant.

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(4)

Represents TPG Partner Units allocated in accordance with the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings upon their forfeiture by a former partner of Partner Holdings.

(5)	Represents RSUs granted as part of total annual incentive compensation for 2022. 33% of these interests vest on each of the first, second and third anniversaries of the date of grant.

(6)

Represents the aggregate grant date fair value of all TPG Partner Units reallocated in 2023 and RSUs and PRSUs granted to NEOs in 2023, calculated in accordance with the ASC 718. The grant date fair value of each award was determined based on the closing stock price of TPG’s common stock on the date of grant, except that the fair value of each PRSU was estimated using a Monte Carlo simulation valuation model. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the awards reported, please refer to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Summary of NEO Employment Agreements

TPG Global, LLC (“TPG Global”) entered into offer letters with each of our NEOs other than Mr. Winkelried and Mr. Coulter upon the commencement of their employment that are materially consistent with our form of offer letter used in the United States. These offer letters indicate the individual’s initial title, base salary and, if applicable, sign-on bonus and relocation benefits, as well as eligibility for discretionary incentive and the health and welfare benefit programs of TPG Global and its affiliates. These offer letters generally require compliance with company policy and may contain standard confidentiality covenants. Our NEOs may also receive partnership interests or other incentive awards upon joining us.

The Company and certain affiliates of the Company entered into an employment agreement with each of Messrs. Winkelried and Coulter, each dated as of December 15, 2021, and approved by our board of directors on December 14, 2021, that each provides for the terms of Messrs. Winkelried’s and Coulter’s employment with the Company. Pursuant to the agreements, each of Messrs. Winkelried and Coulter is entitled to coverage under TPG employee benefit programs, plans and practices commensurate with his position and that are generally made available to the Founders, including rights to make side-by-side investments in TPG Funds consistent with opportunities available at the relevant time to TPG’s senior active partners and on the same terms and conditions as such senior active partners. Messrs. Winkelried and Coulter are entitled to reimbursement for all reasonable expenses for travel, lodging, entertainment and other business expenses at a “first class” level as consistent with TPG’s reimbursement policies, and perquisites commensurate with their positions, including private aircraft services for business travel. Messrs. Winkelried and Coulter are generally indemnified under their employment agreements for any and all costs, expenses, liabilities and losses with respect to actions taken in connection with their services to TPG. See “—Compensation Discussion and Analysis—Compensation of Chief Executive Officer and Executive Chair” for a further description of the Winkelried Agreement and the Coulter Agreement. Pursuant to these agreements, Messrs. Winkelried and Coulter have certain payment and benefit rights upon a termination of employment, including orderly retirement provisions (in Mr. Winkelried’s case not effective until 2025), contingent upon execution of a mutual release of claims and compliance with the restrictive covenants set forth in the GP LLC limited liability company agreement. For a discussion of the potential severance benefits payable under the Winkelried Agreement and the Coulter Agreement in the event of a termination of employment as of December 31, 2023, see “—Potential Payments upon Termination or Change in Control.”

TPG Partner Holdings Interests

In addition to the amounts reflected in the Summary Compensation Table, our NEOs receive distributions from us based on their ownership of TPG Partner Units and RemainCo interests (prior to our Reorganization, their ownership of TPG Partner Holdings interests), which are not considered to be compensation by us. In 2023 and 2022, respectively, our NEOs received the following distributions on their ownership of TPG Partner Units and RemainCo interests arising from the Reorganization to the extent the interests were unvested at the time of the distribution: Mr. Coulter ($1,128,103, $2,763,542); Mr. Winkelried ($2,644,839, $5,352,943); Mr. Weingart ($2,705,634, $4,732,084); Mr. Sisitsky ($4,995,679, $9,977,801); and Ms. Vazquez-Ubarri ($2,257,713,

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$3,635,244). In 2021, our NEOs received the following distributions on their ownership of TPG Partner Holdings interests, which, prior to the IPO, had been accounted for as equity allocations to owners of our business and not under ASC 718: Mr. Coulter ($174,784,766); Mr. Winkelried ($76,185,268); Mr. Weingart ($18,005,552); Mr. Sisitsky ($48,861,472); and Ms. Vazquez-Ubarri ($2,540,000). Further information on the TPG Partner Units and RemainCo interests is provided below.

TPG Partner Units

TPG Partner Holdings is the indirect majority unitholder of the TPG Operating Group. All TPG Partner Holdings interests are held by our current and former senior people (or related parties, such as estate planning vehicles). Prior to the IPO, the outstanding TPG Partner Holdings interests were converted into “TPG Partner Units” and “Promote Units.” TPG Partner Units, whether vested or unvested, entitle the holders to current distributions sourced from Common Units (as defined in both the Existing Charter and the Amended Charter) (the “Common Units”) in TPG Operating Group, on a similar basis to the stockholders of the Company (except on a pre-tax basis) and the Promote Units are a component of our pool program, see “ —Compensation Discussion and Analysis—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: Partnership Interests and Performance Allocations—Pool Program.” Following the IPO, no additional TPG Partner Holdings interests have been (or are anticipated to be) granted, although the pro rata reallocations of TPG Partner Units described below may be treated as new grants for accounting purposes. For more information regarding the conversion of TPG Partner Holdings interests into TPG Partner Units, see “Certain Relationships and Related Party Transactions—Related Persons Transactions—Reorganization- and IPO-Related Transactions.”

TPG Partner Units align our NEOs’ interests with the overall success of the TPG Operating Group and allow them to participate in the profits of our activities. TPG Partner Units that are unvested are subject to immediate forfeiture upon termination of service although they may be accelerated on a discretionary basis or otherwise in accordance with executive employment agreements. Upon forfeiture, TPG Partner Units are reallocated to active partners in good standing on a generally pro rata basis dependent upon their ownership percentage of TPG Partner Units prior to the IPO, but in some circumstances may be cancelled rather than reallocated. The reallocations upon forfeiture and any distributions made on TPG Partner Units in 2023 were not considered part of our current compensation decision-making. These interests are also subject to restrictive covenants (as described under “—Potential Payments upon Termination or Change in Control—Restrictive Covenants”). In the event of a holder’s termination of service due to death or disability, any unvested TPG Partner Units held by such person would receive two years of accelerated forward vesting, as may be modified by executive employment agreements. The prior two years of vesting on certain TPG Partner Units are subject to forfeiture if the applicable holder is terminated with cause or breaches his or her restrictive covenants. Certain TPG Partner Units that remain outstanding following a termination are subject to repurchase rights of TPG Partner Holdings in the event of a termination for cause or breach of restrictive covenants. TPG Partner Units are generally subject to transfer restrictions, except with respect to customary permitted transfers. For more information about these transfer restrictions, see “Certain Relationships and Related Party Transactions—Related Person Transactions—Exchange Agreement.”

After TPG Partner Units vest, pursuant to the Exchange Agreement and subject to the terms of the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings, each Common Unit indirectly held by the holder of the vested TPG Partner Units (as a result of its ownership of the vested TPG Partner Units) will be exchangeable for cash equal to the value of one share of Class A common stock from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such future public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our election, for one share of our Class A common stock (or, in certain cases, for shares of nonvoting Class A common stock).

In 2022, prior to the IPO, our NEOs received new issuances of TPG Partner Holdings interests with respect to services provided in 2021 and additional TPG Partner Holdings interests. With respect to the interests for

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2021, vesting was as follows for our NEOs: Messrs. Coulter and Winkelried (vested as to fifty percent at grant and fifty percent vesting ratably over four years); and Messrs. Weingart and Sisitsky and Ms. Vazquez-Ubarri (vesting ratably over seven years). The additional interests generally vest in six annual installments with the first installment vesting on December 31, 2022. All TPG Partner Holdings interests, including as described in this paragraph, converted into TPG Partner Units at the time of the IPO and to the extent unvested retained the vesting schedule that was affixed to the TPG Partner Holdings interests from which they derived. Also in 2022, forfeiture reallocations of TPG Partner Units were made to our NEOs (vesting ratably over three years with the first installment vesting on January 13, 2024).

As a private company, issuances of TPG Partner Holdings interests, which provided holders of these partnership interests eligibility to participate in performance allocations and management fees, were accounted for as equity allocations. However, following the IPO, we are accounting for the TPG Partner Units as equity awards under ASC 718. The grants made in 2022 prior to the IPO were granted at a time when issuances of TPG Partner Holdings interests were not accounted for as equity awards under ASC 718 and the modification of the TPG Partner Holdings interests that were outstanding as of the effectiveness of the IPO, including these grants, did not result in any incremental cost under ASC 718. As a result, no value for these interests appears in the Summary Compensation Table for 2023. Forfeiture reallocations to our NEOs in 2023 are reported in the “Stock Awards” column of the Summary Compensation Table for the year in which the reallocation occurs. Details regarding the NEOs’ unvested TPG Partner Units are included in the Outstanding Equity Awards at Fiscal Year-End table.

RemainCo Interests

As part of our Reorganization in conjunction with the IPO, the TPG Operating Group transferred certain assets to Tarrant Remain Co I, L.P., Tarrant Remain Co II, L.P., and Tarrant Remain Co III, L.P. (together, “RemainCo”). The transferred assets primarily include: (i) minority interests in certain sponsors unaffiliated with TPG; (ii) the right to certain performance allocations from partnership interests in TPG funds; (iii) certain side-by-side investment interests; and (iv) cash. When the TPG Operating Group transferred these assets to RemainCo, the owners of the TPG Operating Group received an interest in RemainCo proportionate to their then current interest in TPG Operating Group (which, for our partners, including our NEOs, was their TPG Partner Holdings interests). RemainCo interests, whether vested or unvested, entitle the holders to current distributions sourced from the transferred assets to RemainCo as described above. Following the IPO, no additional RemainCo interests have been (or are anticipated to be) granted. For more information regarding the issuance of RemainCo interests, see “Certain Relationships and Related Party Transactions—Related Persons Transactions—Reorganization- and IPO-Related Transactions.”

RemainCo interests that are unvested are generally subject to immediate forfeiture upon termination of service although they may be accelerated on a discretionary basis or otherwise in accordance with executive employment agreements. Upon a termination of service due to death or disability, RemainCo interest holders are entitled to receive two years of accelerated forward vesting on these interests. Any distributions made on RemainCo interests are not considered part of our current compensation decision-making process.

The RemainCo interests were subject to the vesting schedule that was affixed to the TPG Partner Holdings interests from which they derived. For further details on the vesting of these interests, see “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—TPG Partner Holdings Interests—TPG Partner Units.”

As a private company, the issuance of the RemainCo interests was accounted for as an equity allocation. However, following the IPO, we are accounting for the RemainCo interests as equity awards under ASC 718. The RemainCo grants were made prior to the IPO at a time when issuances of RemainCo interests were not accounted for as equity awards under ASC 718 and the modification of the RemainCo interests that were

TPG | 2024 Proxy Statement | 47

outstanding as of the effectiveness of the IPO did not result in any incremental cost under ASC 718. As a result, no value for these interests appears in the Summary Compensation Table for 2023. Details regarding the NEO’s unvested RemainCo interests are included in the Outstanding Equity Awards at Fiscal Year-End table.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about the unvested equity awards accounted for under ASC 718 that are outstanding and held by our NEOs as of December 31, 2023.

Name	Stock Awards
	Number of shares of stock or units that have not vested (#)		Market value of shares of stock or units that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, unit or other rights that have not vested ($)(1)
Jim Coulter	344,293	(2)	13,155,436
	260,915	(3)	10,317,506
	1,032	(4)	573,740
	217,535	(5)	9,390,986
Jon Winkelried	972,028	(6)	38,058,523
	122,595	(7)	4,847,844
	4,098	(4)	2,278,283
	294,756	(5)	12,724,617
	2,594,755	(8)	112,015,573	3,892,133	(9)	168,023,382
Jack Weingart	1,152,781	(10)	45,194,429
	34,180	(11)	1,351,596
	8,714	(12)	4,844,548
	254,238	(13)	10,975,454
	38,699	(14)	1,670,636
				254,237	(15)	8,992,360
Todd Sisitsky	1,692,111	(16)	65,572,894
	78,994	(17)	3,123,699
	20,773	(18)	11,548,749
	338,983	(13)	14,633,896
	38,699	(14)	1,670,636
				338,983	(15)	11,989,826
Anilu Vazquez-Ubarri	939,757	(19)	36,825,448
	11,295	(20)	446,644
	7,286	(21)	4,050,652
	169,492	(13)	7,316,970
	38,699	(14)	1,670,636
				169,491	(15)	5,994,894

(1)

The market value reported for TPG Partner Units has been derived utilizing a per unit value of $43.17, TPG’s closing stock price on December 29, 2023, the last trading day of the 2023 fiscal year, and adjusting it for factors unique to TPG Partner Units, multiplied by the number of unvested TPG Partner Units held by each NEO. The market value reported for RemainCo interests has been derived utilizing a discounted cash flow valuation approach, multiplied by the number of unvested RemainCo interests held by each NEO. The market value of RSUs and PRSUs has been calculated by multiplying the number of unvested RSUs or PRSUs, as applicable, as of December 31, 2023 by $43.17, TPG’s closing stock price on December 29, 2023, the last trading day of the 2023 fiscal year. The unearned PRSUs are shown assuming full performance is satisfied.

(2)	Represents TPG Partner Units granted prior to the IPO. These interests vest as follows: 254,984 on December 31, 2024; and 89,309 on December 31, 2025.

(3)

Represents TPG Partner Units allocated in accordance with Partner Holdings’ limited partnership agreement upon their forfeiture by a former partner of Partner Holdings. These interests vest as follows: 60,576 on January 13, 2024; 79,635 on January 13, 2025; 79,626 on January 13, 2026; and 41,078 on January 13, 2027.

(4)	Represents RemainCo interests granted prior to the IPO. These interests vest on December 31, 2024.

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(5)

Represents RSUs granted as part of total annual incentive compensation for 2022 and RSUs granted in accordance with employment agreements, see “—Compensation Discussion and Analysis—Compensation of Chief Executive Officer and Executive Chair.” 33% of these interests vest on each of the first, second and third anniversaries of the date of grant.

(6)

Represents TPG Partner Units granted prior to the IPO. These interests vest as follows: 466,988 on December 31, 2024; 238,373 on December 31, 2025; 133,334 on December 31, 2026; and 133,333 on December 31, 2027.

(7)

Represents TPG Partner Units allocated in accordance with Partner Holdings’ limited partnership agreement upon their forfeiture by a former partner of Partner Holdings. These interests vest as follows: 28,462 on January 13, 2024; 37,416 on January 13, 2025; 37,417 on January 13, 2026; and 19,300 on January 13, 2027.

(8)

Represents RSUs granted as part of a special purpose equity award. 25% of the RSUs will vest on each of January 13, 2025, 2026, 2027 and 2028, subject to the Mr. Winkelried’s continuous service through the vesting date. For additional information on these RSUs see “—Compensation Discussion and Analysis—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

(9)

Represents PRSUs granted as part of a special purpose equity award. For the service vesting and market-based performance vesting conditions of the PRSUs, see “—Compensation Discussion and Analysis—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

(10)

Represents TPG Partner Units granted prior to the IPO. These interests vest as follows: 334,018 on December 31, 2024; 294,172 on December 31, 2025; 270,264 on December 31, 2026; 230,420 on December 31, 2027; and 23,907 on December 31, 2028.

(11)

Represents TPG Partner Units allocated in accordance with Partner Holdings’ limited partnership agreement upon their forfeiture by a former partner of Partner Holdings. These interests vest as follows: 7,940 on January 13, 2024; 10,435 on January 13, 2025; 10,431 on January 13, 2026; and 5,374 on January 13, 2027.

(12)

Represents RemainCo interests granted prior to the IPO. These interests vest as follows: 2,999 on December 31, 2024; 2,286 on December 31, 2025; 1,858 on December 31, 2026; 1,142 on December 31, 2027; and 429 on December 31, 2028.

(13)	Represents RSUs granted in connection with the IPO. 25% of the RSUs vest on each of the second, third, fourth and fifth anniversaries of January 13, 2022.

(14)	Represents RSUs granted as part of total annual compensation for 2022. 33% of these interests vest on each of the first, second and third anniversaries of the date of grant.

(15)

Represents PRSUs granted in connection with the IPO. The service condition on the PRSUs lapses as to 25% of the shares on each of the second through fifth anniversaries of the grant date, provided that the recipient continues to provide services to the Company or its affiliates through the applicable vesting date. In addition, the performance condition lapses as to 50% of the PRSUs (25% of the award) on the first day following the date on which the 30-day volume weighted average trading price of a share of Class A common stock equals or exceeds 1.5x the IPO price per share of Class A common stock and as to 50% of the PRSUs (25% of the award) on the first day following the date on which the 30-day volume weighted average trading price of a share of Class A common stock equals or exceeds 2.0x the IPO price per share of Class A common stock (1.5x performance was achieved on March 21, 2024). PRSUs vest when both the applicable service and performance conditions are satisfied. The PRSUs are forfeited if the performance measure is not achieved prior to the fifth anniversary of the grant date, in the case of the 1.5x performance condition, and prior to the eighth anniversary of the grant date, in the case of the 2.0x performance condition.

(16)

Represents TPG Partner Units granted prior to the IPO. These interests vest as follows: 824,612 on December 31, 2024; 469,342 on December 31, 2025; 177,164 on December 31, 2026; 177,163 on December 31, 2027; and 43,830 on December 31, 2028.

(17)

Represents TPG Partner Units allocated in accordance with Partner Holdings’ limited partnership agreement upon their forfeiture by a former partner of Partner Holdings. These interests vest as follows: 18,341 on January 13, 2024; 24,110 on January 13, 2025; 24,108 on January 13, 2026; and 12,435 on January 13, 2027.

(18)

Represents RemainCo interests granted prior to the IPO. These interests vest as follows: 12,392 on December 31, 2024; 6,024 on December 31, 2025, 786; on December 31, 2026; 785 on December 31, 2027; and 786 on December 31, 2028.

(19)

Represents TPG Partner Units granted prior to the IPO. These interests vest as follows: 292,715 on December 31, 2024; 236,931 on December 31, 2025; 181,149 on December 31, 2026; 181,147 on December 31, 2027; and 47,815 on December 31, 2028.

(20)

Represents TPG Partner Units allocated in accordance with Partner Holdings’ limited partnership agreement upon their forfeiture by a former partner of Partner Holdings. These interests vest as follows: 2,622 on January 13, 2024; 3,447 on January 13, 2025; 3,449 on January 13, 2026; and 1,777 on January 13, 2027.

(21)

Represents RemainCo interests granted prior to the IPO. These interests vest as follows: 2,857 on December 31, 2024; 1,858 on December 31, 2025; 857 on December 31, 2026; 857 on December 31, 2027; and 857 on December 31, 2028.

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Stock Vested

The following table contains information about the equity awards accounted for under ASC 718 held by our NEOs that vested during 2023.

	Stock Awards

Name	Number of shares or units acquired on vesting (#)	Value realized on vesting ($)(1)
Jim Coulter	373,521 (2)	14,272,237
	3,158 (3)	1,755,690
Jon Winkelried	585,526 (2)	22,602,283
	7,012 (3)	3,898,321
Jack Weingart	334,018 (2)	13,049,493
	3,000 (3)	1,667,850
Todd Sisitsky	895,410 (2)	34,442,951
	13,661 (3)	7,594,833
Anilu Vazquez-Ubarri	292,715 (2)	11,413,975
	2,857 (3)	1,588,349

(1)

The “value realized” upon vesting of these TPG Partner Units and RemainCo interests has been derived utilizing a per unit value of $43.17, TPG’s closing stock price on the vesting date (in this case December 29, 2023, the last trading day of the 2023 fiscal year), and for TPG Partner Units adjusting it for factors unique to TPG Partner Units, multiplied by the number of vested TPG Partner Units held by each NEO, and for RemainCo interests, utilizing a discounted cash flow valuation approach, multiplied by the number of vested RemainCo interests held by each NEO.

(2)	Represents the number of TPG Partner Units that vested on December 31, 2023.

(3)	Represents the number of RemainCo interests that vested on December 31, 2023.

Potential Payments upon Termination or Change in Control

Jon Winkelried

Pursuant to the Winkelried Agreement, Mr. Winkelried has certain payment and benefit rights upon a termination of employment, contingent upon Mr. Winkelried’s execution of a mutual release of claims and his compliance with the restrictive covenants set forth in the GP LLC limited liability company agreement. Assuming Mr. Winkelried experienced a termination of employment on December 31, 2023, the potential payments and benefits he would have become entitled to receive pursuant to the Winkelried Agreement, as calculated in accordance with SEC rules, would have been valued as follows, which may not be reflective of actual values in the event of an actual termination:

•

Cash Severance. If terminated by TPG without “cause,” by his resignation with “good reason” or “enhanced good reason” (each as defined in the Winkelried Agreement) or due to non-renewal of the term of the Winkelried Agreement by TPG (each, a “qualified termination”), Mr. Winkelried would have received payments equal to: (i) four times the sum of his average total annual incentive compensation and base salary for the two preceding years, $140,175,810 (after the Sunset, the four times multiple will be reduced to a two times multiple and, in the case of an “orderly retirement” (as defined in the Winkelried Agreement), a one times multiple); and (ii) the discretionary allocations under the pool program, including the grant date value of equity awards granted under the Omnibus Plan in connection with such allocation, in the year preceding termination, $21,440,104. Payments pursuant to clause (i) would be made in equal installments over 24 months, unless the termination of employment is within one year following a “change in control” (as defined in the Winkelried Agreement) in which case payment would be in a lump sum on the first regularly scheduled payroll date following the 60th day after the termination date.

•

Equity Treatment. If Mr. Winkelried had experienced a qualified termination or upon his “disability” (as defined in the Winkelried Agreement) or his death, Mr. Winkelried would have received continued vesting of his TPG Partner Units, $42,906,367, awards from our platform-level program and equity awards granted

TPG | 2024 Proxy Statement | 50

under the Omnibus Plan (including such equity awards issued in connection with the pool program or any other performance allocation or annual incentive program adopted by us) held by him as of the termination date, as well as the retention of any such award that is vested as of the termination date. If Mr. Winkelried resigned without good reason or enhanced good reason, he would have received continued vesting of equity awards granted under the Omnibus Plan and issued in connection with the pool program or any other performance allocation or annual incentive program adopted by us that were held by him as of the termination date, $12,724,617. Pursuant to governing documentation with respect to RemainCo interests and not the Winkelried Agreement, upon his disability or death, he would receive two years of accelerated forward vesting on his RemainCo interests, $2,278,283. If Mr. Winkelried’s employment were terminated by the Company for cause or material breach of his restrictive covenants, all of his outstanding and unvested TPG Partner Units, outstanding and unvested awards from our platform-level program and outstanding and unvested equity interests granted under the Omnibus Plan, including RSUs granted as a portion of total annual incentive compensation, would be forfeited, and Mr. Winkelried would remain subject to the forfeiture provisions of the governing documents related to such equity interests. In the case of any termination other than by him without good reason or by the Company for cause or material breach of his restrictive covenants, he would be deemed a Type 1 Leaver, as defined in the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings, making him subject to a shorter period of restrictive covenants. In connection with a change in control, unvested TPG Partner Units, unvested awards from our platform-level program and unvested equity interests granted under the Omnibus Plan that are not assumed by the successor or ultimate parent of the Company would vest in full and, if such awards remain outstanding following the change in control, they would vest in full if Mr. Winkelried is terminated within one year following a change in control.

•

Special Purpose Equity Grant Treatment. The long-term performance incentive award granted to Mr. Winkelried on November 30, 2023 includes termination and change in control provisions designed for this award. Specifically, if Mr. Winkelried had experienced a termination of service on December 31, 2023, the entire award would have automatically forfeited; provided that if he had experienced an involuntary termination without cause, resignation for good reason or termination due to death or disability (each as defined in the Winkelried Agreement), he would have received credit for service vesting through the next service vesting date after his termination for both RSUs and PRSUs. Assuming a qualifying termination on December 31, 2023, Mr. Winkelried would have vested into 648,698 RSUs (with a then market value of $28,003,893) and he would have remained eligible to vest into 778,427 PRSUs if the applicable market price performance hurdles were achieved during the applicable performance period (as of December 31, 2023, none of the market price hurdles had been achieved). In the event of a change in control, the performance condition for the PRSUs would have been assessed based on the Class A common stock price at the change in control, and if the RSUs and PRSUs were not assumed, they will be deemed service vested. Assuming a change in control on December 31, 2023 in which the RSUs and PRSUs were not assumed, Mr. Winkelried would have vested into 2,594,755 RSUs (with a then market value of $112,015,573) and the PRSUs would have been forfeited (as of December 31, 2023, none of the market price hurdles had been achieved). For further information regarding Mr. Winkelried’s 2023 long-term performance incentive award, see “—Compensation Discussion and Analysis—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

•

Health and Transition Benefits. If Mr. Winkelried experiences a qualified termination, resigned or upon his disability or his death, he would have received post-employment benefits and perquisites, including lifetime health benefits for himself and his spouse, $1,537,000, and, for a period of five years, financial planning services, a personal assistant and office space (including IT support), $1,185,775.

•

Other Benefits. If Mr. Winkelried experienced a qualified termination, resigned or upon his disability or his death, he would have received: (i) the continued right to make side-by-side investments in TPG Funds consistent with opportunities available at the relevant time to senior active partners (limited, in the event of

TPG | 2024 Proxy Statement | 51

death, to five years and an allocation of 0.5% of the aggregate commitment to any TPG Fund); (ii) the continued right to indemnification and insurance coverage; and (iii) treatment in the same manner as our Founders in relation to contractual lock-ups and liquidity tranches that limit his ability to exchange his TPG Partner Units or sell his shares of common stock of the Company.

Jim Coulter

Pursuant to the Coulter Agreement, Mr. Coulter has certain payment and benefit rights upon a termination of employment, contingent upon Mr. Coulter’s execution of a mutual release of claims and his compliance with the restrictive covenants set forth in the GP LLC limited liability company agreement. Mr. Coulter cannot be terminated by the Company prior to the Sunset, and instead his employment with the Company will continue until he ceases being a member of GP LLC, which is only terminable in the event of his resignation, disability, death and limited reasons for cause. Mr. Coulter’s separation entitlements and obligations generally mirror those in Mr. Winkelried’s agreement, including, following the Sunset, upon a termination by the Company (which entitlements and obligations are not described below because Mr. Coulter could not have been terminated by the Company on December 31, 2023). The Coulter Agreement does not provide Mr. Coulter with enhanced good reason. Assuming Mr. Coulter experienced an available termination of employment on December 31, 2023, the potential payments and benefits he would have become entitled to receive pursuant to the Coulter Agreement, as calculated in accordance with SEC rules, would have been valued as follows, which may not be reflective of actual values in the event of an actual termination:

•

Cash Severance. If Mr. Coulter resigned with “good reason” (as defined in the Coulter Agreement), Mr. Coulter would have received payments equal to: (i) two times the sum of his average total annual incentive compensation and base salary for the two preceding years, $65,382,144 (the two times multiple would be reduced to a one times multiple in the case of an “orderly retirement” (as defined in the Coulter Agreement)); and (ii) the discretionary allocations under the pool program, including the grant date value of equity awards granted under the Omnibus Plan in connection with such allocation, in the year preceding termination, $17,045,547. Payments pursuant to clause (i) would be made in equal installments over 24 months, unless the termination of employment is within one year following a “change in control” (as defined in the Coulter Agreement) in which case payment would be in a lump sum on the first regularly scheduled payroll date following the 60th day after the termination date.

•

Equity Treatment. If Mr. Coulter resigned with good reason or upon an orderly retirement, his “disability” (as defined in the Coulter Agreement) or his death, Mr. Coulter would have received continued vesting of his TPG Partner Units, $23,472,942, awards from our platform-level program and equity awards granted under the Omnibus Plan (including such equity awards issued in connection with the pool program or any other performance allocation or annual incentive program adopted by us) held by him as of the termination date, as well as the retention of any such award that is vested as of the termination date. If Mr. Coulter resigned without good reason, continued vesting of equity awards granted under the Omnibus Plan and issued in connection with the pool program or any other performance allocation or annual incentive program adopted by us that were held by him as of the termination date, $9,390,986. Pursuant to governing documentation with respect to RemainCo interests and not the Coulter Agreement, upon his disability or death, he would receive two years of accelerated forward vesting on his RemainCo interests, $573,740. In the case of any resignation other than by him with good reason or upon orderly retirement, his disability or his death, he will be deemed a Type 1 Leaver, as defined in the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings, making him subject to a shorter period of restrictive covenants. In connection with a change in control, unvested TPG Partner Units, unvested awards from our platform-level program and unvested equity interests granted under the Omnibus Plan that are not assumed by the successor or ultimate parent of the Company would vest in full and, if such awards remain outstanding following the change in control, they would vest in full if Mr. Coulter is terminated within one year following a change in control.

TPG | 2024 Proxy Statement | 52

•

Health and Transition Benefits. If Mr. Coulter resigned with good reason or upon an orderly retirement, his disability or his death, post-employment benefits and perquisites, including lifetime health benefits for himself and his spouse, $1,486,000, and, for a period of five years, financial planning services, a personal assistant and office space (including IT support), $1,185,775.

•

Other Benefits. If Mr. Coulter resigned with good reason or upon an orderly retirement, his disability or his death, he would have received: (i) the continued right to make side-by-side investments in TPG Funds consistent with opportunities available at the relevant time to senior active partners (limited, in the event of death, to five years and an allocation of 0.5% of the aggregate commitment to any TPG Fund); and (ii) the continued right to indemnification and insurance coverage.

Other NEO Arrangements

None of the offer letters for the NEOs other than Mr. Winkelried or Mr. Coulter provides for benefits upon a termination of employment or change in control. Pursuant to the governing documents for TPG Partner Units and RemainCo interests, in the event of death or “disability” (as defined therein) of a holder of TPG Partner Units or RemainCo interests, including our NEOs, any unvested TPG Partner Units or RemainCo interests held by such person would receive two years of accelerated forward vesting. Assuming our other NEOs experienced a termination of employment on December 31, 2023 due to death or “disability,” this accelerated forward vesting, as calculated in accordance with SEC rules, would have been valued as follows, which may not be reflective of actual values in the event of an actual termination: Mr. Sisitsky, $61,816,305; Mr. Weingart, $28,240,685; and Ms. Vazquez-Ubarri, $23,557,536.

Restrictive Covenants

The governing documents for partnership interests held in connection with the platform-level program, TPG Partner Units, RemainCo interests and RSUs include restrictive covenants that impose obligations on our NEOs. Such obligations include a restriction on soliciting our people for 18 months following termination and a restriction on providing services to a competitor or soliciting our investors for a certain period of time depending on the reason for the termination (e.g., for 18 months if terminated with cause and for six months if terminated without cause). In addition, our NEOs are subject to confidentiality (which includes use of “pipeline” and “track records”), work product, non-disparagement and non-publicity covenants.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the “CEO Pay Ratio”), using certain permitted methodologies pursuant to SEC rules.

To determine our CEO Pay Ratio and our median employee, we took the following steps:

•

We identified our median employee using data as of December 31, 2023 by examining base salary, annual cash bonus and the value of RSU awards granted for performance year 2023 for all individuals who were employed by us on December 31, 2023, excluding our CEO and 700 individuals who became our employees due to the acquisition of Angelo Gordon. We otherwise included all employees, whether employed on a full-time, part-time, seasonal or temporary basis.

•

We did not make any material assumptions, adjustments or estimates with respect to total compensation, other than, consistent with applicable SEC rules, reasonable estimates in the methodology used for non-U.S. employees. We annualized the compensation for all employees hired during 2023.

•

Application of our consistently applied compensation measure, which we believe reasonably reflects annual compensation across our employee base, identified a group of employees with the same total compensation.

TPG | 2024 Proxy Statement | 53

Among this group, we reviewed the components of each employee’s total compensation and identified as our median employee the employee whose role, tenure and compensation characteristics most reasonably reflects annual compensation across our employee base.

•

After identifying the median employee based on total compensation, we calculated annual total compensation for that employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table in this proxy statement. The annual total compensation of our median employee for 2023 was $290,997.

•	The annual total compensation of our CEO for 2023 was $198,685,926.

Due to the flexibility provided in calculating the CEO Pay Ratio under SEC rules, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies. We believe our methodology most accurately reflects the compensation provided to our people in their roles at our Company. Based on the methodology described above, for 2023, our CEO Pay Ratio is 682.8:1.

TPG | 2024 Proxy Statement | 54

Pay Versus Performance Disclosure
Below is information about the relationship between executive “compensation actually paid” to our NEOs and our financial performance, as required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K.
The Company became a reporting company in 2022 following the IPO in January 2022. Consistent with the SEC rules, we are not required to provide disclosure for any previous year.
Pay-for-performance
is a key element of our executive compensation program. The design and philosophy of our program is intended to create a strong link between executive compensation and the interests of our stockholders. A significant portion of the “compensation actually paid” is derived from distributions on equity ownership, including RSUs granted in connection with the IPO to certain of our NEOs. The distributions are aligned with distributions received by our stockholders and other stakeholders on their equity holdings. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with the Company’s performance, including through the grant of RSUs as a meaningful component of our compensation program, refer to “—Compensation Discussion and Analysis.”
“Compensation actually paid” does not correlate to the total amount of cash or equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the Compensation Discussion and Analysis. Instead, it is a nuanced calculation that includes the increase (or decrease) in value of certain elements of compensation over each the fiscal year, even if granted in a prior year. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the PVP Table below.
Pay Versus Performance Table (“PVP Table”)

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table for Non- PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (4)	Net Income ($) (in thousands)	FRE ($) (in thousands) (5)
2023	198,685,926	295,083,679	17,841,590	55,425,309	158.86	95.30	80,090	606,331
2022 (1)	34,123,944	35,145,544	34,936,014	36,772,222	97.80	77.58	92,426	453,850

(1)
TPG commenced trading in connection with the IPO on January 13, 2022. All changes in fair value as determined pursuant to ASC 718 during the 2022 year and the performance measures of Net Income and FRE are measured from December 31, 2021. The performance measures of total shareholder return and peer group total shareholder return are measured from the date of the IPO through December 31, 2022.

(2)	For each of 2022 and 2023, the CEO in the compensation columns is Mr. Winkelried, and NEOs in the compensation columns are Mr. Coulter, Mr. Weingart, Mr. Sisitsky and Ms. Vazquez-Ubarri.

TPG | 2024 Proxy Statement | 55

(3)
“Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to our other NEOs (excluding the CEO) reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

Adjustments to Determine “Compensation Actually Paid”	2022		2023
	PEO ($)	All NEOs (Other than PEO) ($)	PEO ($)		All NEOs (Other than PEO) ($)
Total Reported in Summary Compensation Table	34,123,944	34,936,014	198,685,926		17,841,590
Less, for amounts reported under the “stock awards” column in the SCT	1,444,436	9,922,582	184,999,271		4,384,680
Plus, the fair value of awards granted during covered year that remain unvested as of year-end	1,262,816	9,518,617	251,065,762		5,723,842
Plus, the change in fair value from the beginning to end of covered year of awards granted prior to covered year that were outstanding and unvested as of year-end	(2,376,329)	(2,315,637)	17,079,676		24,838,720
Plus, the change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(1,825,108)	(1,176,438)	10,194,089		8,250,334
Plus, the value of any dividends or other earnings paid on stock or options awards in the covered year prior to vesting	5,404,657 (a)	5,732,248 (a)	3,057,497	(a)	3,155,503	(a)
“Compensation Actually Paid”	35,145,544	36,772,222	295,083,679		55,425,309

(a)
Amount includes the value of dividend equivalents paid on unvested RSUs and accrued on unvested PRSUs and the value of distributions on unvested TPG Partner Units and RemainCo interests, in accordance with SEC rules.

(4)
We selected the Dow Jones U.S. Asset Managers Index (referred to herein as the “Index”) as our peer group for purposes of this disclosure. This Index is the same performance peer group used in the Company’s stock performance graph reported pursuant to Item 201(e) of Regulation
S-K.

(5)
We have selected FRE as the most important financial performance measure (that is not otherwise required to be disclosed in the table). We use FRE to link compensation paid to the Company’s NEOs for 2022 and 2023 to the Company’s performance. We believe that measuring FRE is a useful way to analyze Company performance year over year in future pay versus performance disclosure. FRE is not prepared in accordance with U.S. GAAP. For a reconciliation of this non-GAAP
financial measure to the most directly comparable GAAP financial measure and insight into how this non-GAAP
measures is considered by management, please see Appendix 1: Reconciliation of
Non-GAAP
Measures.

Analysis of the Information Presented in the Pay Versus Performance Table
The following discussion illustrates the relationships between the “compensation actually paid” to our PEO and non-PEO
NEOs and the various metrics provided for this PvP analysis. As we became a reporting company in 2022, we are not required to provide disclosure for any years prior to 2022.
Total Shareholder Return
. The Company’s Total Shareholder Return was $97.80 and $158.86, respectively, for the years ended December 31, 2022 and 2023, in each case as measured from the date of the IPO. The PEO’s CAP was $35,145,544 and $295,083,679, respectively, for the years ended December 31, 2022 and 2023, and the Company’s non-PEO
named executive officer’s CAP for such years was $36,772,222 and $55,425,309, respectively. The Company’s Total Shareholder Return increased from 2022 to 2023, while over the same years the CAP to the Company’s PEO increased, and the CAP to the non-PEO
named executive officer increased.
Peer Group Total Shareholder Return
. The Company’s Peer Group Total Shareholder Return was $77.58 and $95.30, respectively, for the years ended December 31, 2022 and 2023, in each case as measured from the date of the IPO. The PEO’s CAP was $35,145,544 and $295,083,679, respectively, for the years ended December 31, 2022 and 2023, and the Company’s non-PEO
named executive officer’s CAP for such years was $36,772,222 and $55,425,309, respectively. The Company’s Peer Group Total Shareholder Return increased from 2022 to 2023, while over the same years the CAP to the Company’s PEO increased, and the CAP to the non-PEO
named executive officer increased.

TPG | 2024 Proxy Statement | 56

Net Income (Loss)
. The Company’s net income in 2022 was $92.4 million and the Company’s net income in 2023 was $80.1 million. The PEO’s CAP was $35,145,544 and $295,083,679, respectively, for the years ended December 31, 2022 and 2023, and the Company’s non-PEO
named executive officer’s CAP for such years was $36,772,222 and $55,425,309, respectively. The Company’s net income decreased from 2022 to 2023, while over the same years the CAP to the Company’s PEO increased, and the CAP to the non-PEO
named executive officer increased.
FRE
. The Company’s FRE in 2022 was $453.9 million and the Company’s FRE in 2023 was $606.3 million. The PEO’s CAP was $35,145,544 and $295,083,679, respectively, for the years ended December 31, 2022 and 2023, and the Company’s non-PEO
named executive officer’s CAP for such years was $36,772,222 and $55,425,309, respectively. The Company’s FRE increased from 2022 to 2023, while over the same years the CAP to the Company’s PEO increased, and the CAP to the non-PEO
named executive officer increased.
List of Most Important Financial Performance Measures for Fiscal Year 2023
As described in greater detail in “—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a commitment to pay-for-performance.
Listed below are the financial performance measures which in our assessment represent the most important performance measures we used to link compensation actually paid to our NEOs, for the 2023 year, to Company performance.

Fee-Related Earnings (Company Selected Measure)*
Assets Under Management
After-Tax Distributable Earnings per share*
Fee-Related Earnings Margin*
Fund Performance

*
FRE, FRE Margin and After-Tax Distributable Earnings per share are not prepared in accordance with GAAP. Please see Appendix 1: Reconciliation of
Non-GAAP
Measures for more information about these metrics.

TPG | 2024 Proxy Statement | 57

EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2023 with respect to the s har
es of Class A common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	28,521,881 (1)	—	14,245,386 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	28,521,881 (1)	—	14,245,386 (2)

(1)
This amount includes RSUs and PRSUs, which are the only grants that have been made under the Omnibus Plan and have no exercise price. These awards, if and when vested, will be settled in shares of Class A common stock. The amounts reported in the table assume target level performance for PRSUs which have not vested as of December 31, 2023.

(2)
The stockholder-approved Omnibus Plan is the only equity compensation plan under which TPG currently issues equity awards with respect to Class A common stock. The Omnibus Plan permits the award of stock options, stock appreciation rights, restricted and unrestricted shares, restricted stock units and performance shares and units. The Omnibus Plan provides that the number of shares reserved and available for issuance under the Omnibus Plan will automatically increase January 1st of each year beginning in 2023 and ending with a final increase on January 1, 2032, by a number of shares of Class A Common Stock equal to the amount (if any) by which (a) 10% of the aggregate number of outstanding shares of Class A Common Stock on a fully converted and diluted basis (assuming the redemption of all then outstanding common units and promote units of the TPG Operating Group) on the last day of the immediately preceding fiscal year exceeds (b) the aggregate number of shares of Class A Common Stock available for issuance under the Omnibus Plan, unless the administrator of the Omnibus Plan should decide to increase the number of shares of Class A Common Stock available under the Omnibus Plan by a lesser amount.

TPG | 2024 Proxy Statement | 58

AUDIT MATTERS

ITEM 3. RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Representatives of Deloitte & Touche LLP are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit of the financial statements of TPG and its subsidiaries for the fiscal year ended December 31, 2024. Deloitte & Touche LLP has been our independent auditor since our IPO, and Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2023.

In appointing Deloitte & Touche LLP, the Audit Committee considered, among other things, the quality and efficiency of the services, including their communications with our board of directors and management; the technical capabilities of the engagement teams; and the engagement teams’ understanding of our business, operations, accounting policies and practices. As a result of this evaluation, the Audit Committee and the board of directors believe that the continued retention of Deloitte & Touche LLP to serve as TPG’s independent registered public accounting firm is in the best interests of TPG and its stockholders and have recommended that stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Although the ratification of the appointment of Deloitte & Touche LLP is not required by law, our board of directors is nevertheless submitting it to our stockholders to ascertain their views and as a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee may consider selection of another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and in the best interest of our stockholders.

TPG | 2024 Proxy Statement | 59

Fees Paid to Independent Registered Public Accounting Firm

The following tables summarize the aggregate fees, including expenses, for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2023 and 2022:

	Year Ended December 31, 2023
	TPG Inc.	TPG Entities, Principally Fund and Corporate Related(3)	TPG Funds, Transaction Related(4)	Total
	($ in thousands)
Audit Fees (1)	$9,774	$2,476	$—	$12,250
Audit-Related Fees	—	—	27,835	27,835

Tax Fees
Tax Compliance	544	59,826	—	60,370
Tax Advisory	36	8,184	7,699	15,919

Total Tax Fees(2)	580	68,010	7,699	76,289

All Other Fees	—	—	—	—

Total Fees	$10,354	$70,486	$35,534	$116,374

(1)

Audit Fees primarily consisted of fees for (1) the audits of our consolidated financial statements in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation, (2) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and (3) services provided in connection with additional transactions and filings.

(2)	Tax Fees consisted of fees for services rendered for tax compliance and tax planning and advisory services.

(3)

The Deloitte Entities also provide audit, audit-related and tax services (primarily tax compliance and related services) to certain TPG Funds and other corporate entities. Included in the total fees for this column is $57,963 of tax fees attributable to and paid by the limited partners of the respective TPG Funds.

(4)

Audit Related and Tax Fees included merger and acquisition due diligence services provided in connection with potential acquisitions of portfolio companies for investment purposes primarily to certain private equity and real estate funds managed by TPG in its capacity as the general partner. This amount includes $27,207 related to acquisitions of portfolio companies that were completed and $8,327 related to transactions that were in process at December 31, 2023 or were not completed. In addition, the Deloitte Entities provide audit, audit related, tax and other services to certain of the portfolio companies, which are approved directly by the portfolio company’s management and are not included in the amounts presented here.

TPG | 2024 Proxy Statement | 60

	Year Ended December 31, 2022
	TPG Inc.	TPG Entities, Principally Fund and Corporate Related(3)	TPG Funds, Transaction Related(4)	Total
	($ in thousands)
Audit Fees
Base Audit	$6,700	$2,768	$—	$9,468
IPO Related	274	—	—	274

Total Audit Fees (1)	6,974	2,768	—	9,742

Audit-Related Fees	—	68	27,223	27,291

Tax Fees

Tax Compliance	7	48,728	—	48,735
Tax Advisory	—	7,305	3,882	11,187

Total Tax Fees (2)	7	56,033	3,882	59,922

All Other Fees	—	—	—	—

Total Fees	$6,981	$58,869	$31,105	$96,955

(1)

Audit Fees consisted of fees for (1) the audits of our financial statements in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation, (2) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and (3) services provided in connection with our IPO.

(2)	Tax Fees consisted of fees for services rendered for tax compliance and tax planning and advisory services.

(3)

The Deloitte Entities also provide audit, audit-related and tax services (primarily tax compliance and related services) to certain TPG Funds and other corporate entities. Included in the total fees for this column is $52,619 of tax fees attributable to and paid by the limited partners of the respective TPG Funds.

(4)

Audit-Related and Tax Fees included merger and acquisition due diligence services provided in connection with potential acquisitions of portfolio companies for investment purposes primarily to certain private equity and real estate funds managed by TPG in its capacity as the general partner. This amount includes $17,838 related to acquisitions of portfolio companies that were completed and $13,267 related to transactions that were in process at December 31, 2022 or were not completed. In addition, the Deloitte Entities provide audit, audit-related, tax and other services to the portfolio companies, which are approved directly by the portfolio company’s management and are not included in the amounts presented here.

Pre-Approval Policies and Procedures

Our Audit Committee charter requires the Audit Committee to approve in advance all audit and non-audit related services to be provided by our independent registered public accounting firm in accordance with the audit and non-audit related services pre-approval policy. The Audit Committee approved all services reported in the Audit, Audit-Related, Tax and All Other Fees categories above.

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AUDIT COMMITTEE REPORT

Our Audit Committee consists of Ms. Messemer (Chair), Mr. Bright and Ms. Cranston, each of whom is an independent director. The primary purpose of the Audit Committee is to assist the board of directors with oversight of our accounting and financial reporting, including the audits and integrity of our financial statements, our risk management process, the performance of our internal audit function, compliance with legal and regulatory requirements and oversight of the qualifications, engagement, compensation, independence and performance of our independent auditor. The members of our Audit Committee meet the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the federal securities laws and Nasdaq corporate governance listing standards. For more information about our Audit Committee and its responsibilities, see “Corporate Governance—Board and Committee Structure.” The Audit Committee Charter is available on our website at www.shareholders.tpg.com.

Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and disclosure controls and procedures, for preparing our financial statements and for the public reporting process. Our independent auditor, Deloitte & Touche LLP, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America, and on the effectiveness of our internal control over financial reporting, as applicable.

The Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2023. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

At least annually, the Audit Committee considers the independence of the independent auditor. Consistent with PCAOB rules, the Company’s independent registered public accounting firm provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by applicable PCAOB requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company. The Audit Committee has also considered whether Deloitte & Touche LLP’s provision of audit and non-audit services, and the amount of fees paid for such services, were compatible with the independence of the independent registered public accountants.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the board of the directors that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Deborah Messemer, Chair

Gunther Bright

Mary Cranston

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ITEM 4. APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION PROVIDING FOR OFFICER EXCULPATION UNDER DELAWARE LAW

Background and Proposed Amendment

A 2022 amendment to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) authorizes Delaware corporations to eliminate or limit the personal liability of certain officers for monetary damages associated with claims of breach of their duty of care to a corporation in certain instances (referred to as “exculpation”). Prior to this amendment, exculpation from personal liability for monetary damages associated with breaches of the duty of care was available only for directors (subject to certain limitations set forth in Section 102(b)(7) of the DGCL), but not to officers.

The Company’s certificate of incorporation currently provides for the exculpation of directors as permitted by Section 102(b)(7) of the DGCL but does not have a similar limitation of liability for our officers. After careful consideration, our board of directors recommends an amendment to the Company’s certificate of incorporation to provide for the exculpation of officers of the Company from personal liability for monetary damages associated with breaches of the duty of care, as now permitted under the DGCL as a result of the amendment to Section 102(b)(7) of the DGCL. Our board of directors believes that it is in the best interests of the Company and our stockholders to include such exculpation for certain officers of the Company in the Company’s certificate of incorporation and is asking our stockholders to approve an amendment to the Company’s certificate of incorporation to provide for such exculpation in accordance with Delaware law.

If this proposal is approved by the Company’s stockholders, Section 7.1 of the Company’s certificate of incorporation will be amended and replaced to read in its entirety as set forth below:

7.1 Limited Liability of Directors and Officers. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. All references in this Section 7.1 to “officer” shall have the meaning ascribed to such term in Section 102(b)(7) of the DGCL.

Effect of and Reasons for Proposed Amendment

If adopted, the proposed amendment would limit the ability of the Company’s stockholders to seek monetary damages directly against the Company’s officers for breach of their fiduciary duties, except for monetary liability for: (i) any breach of an officer’s duty of loyalty; (ii) any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; (iv) any transaction from which the officer derived an improper personal benefit; or (v) liability in any action brought directly by the Company or derivative actions brought by stockholders on behalf of the Company.

Under the DGCL, only the following categories of our officers would be entitled to exculpation: (i) the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) an individual identified in our public filings with the SEC as one of the most highly compensated executive officers of the Company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

Eliminating personal monetary liability for officers under certain circumstances would, in the view of the board of directors, not only be reasonable and appropriate but would also facilitate the Company’s goals of attracting and retaining talented officers and addressing developments in law.

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While the board of directors believes that the Company’s officers should be held to the highest standards when carrying out their duties to the Company and its stockholders, the board of directors also believes that exposing officers to personal liability for decisions made or actions taken on behalf of the Company, including for unintentional mistakes, could adversely impact the ability of our officers to make decisions that are most appropriate for the Company. Such an approach could limit the pool of qualified individuals willing to serve as officers of the Company, particularly in an environment in which we expect our peers and others with whom we compete for talent to adopt similar exculpation provisions.

In addition to the foregoing, expanded personal liability for officers can increase the Company’s costs in defending against frivolous lawsuits and procuring liability insurance for claims against our officers. By amending the Company’s certificate of incorporation to provide for officer exculpation, these costs may be reduced.

If our stockholders approve the proposed amendment by the requisite vote of a majority of the voting power of the outstanding stock of the Company entitled to vote on the subject matter, the proposed amendment will become effective upon the filing of a Certificate of Amendment setting forth the proposed amendment with the Secretary of State of the State of Delaware (or such later time as may be set forth therein), which we expect to file promptly following the Annual Meeting.

Board Recommendation

The board of directors unanimously recommends that stockholders vote “FOR” the approval of an amendment to the Company’s certificate of incorporation to eliminate the personal liability of the Company’s officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an elimination is not permitted by the DGCL.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below is a summary of certain related person and other transactions involving us or our subsidiaries and our directors, executive officers or holders of 5% or more of our voting securities, which are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore encourage you to review the agreements in their entirety. Copies of the agreements (or forms of the agreements) have been filed as exhibits to the Annual Report on Form 10-K. Capitalized but undefined terms have the meaning set forth in the respective agreements.

Related Persons Transactions

Acquisition of Angelo Gordon

On November 1, 2023, the TPG Parties completed the Acquisition of Angelo Gordon (the “Closing”) pursuant to the terms and subject to the conditions set forth in the Transaction Agreement by and among the TPG Parties and the Angelo Gordon Parties.

The aggregate amount payable in connection with the Acquisition consisted of approximately (i) $728.0 million in cash, subject to certain adjustments; (ii) 53.0 million Common Units (and an equal number of shares of Class B common stock of TPG), subject to certain adjustments; (iii) 8.4 million RSUs of TPG that, subject to the terms and conditions of the RSUs, will settle in shares of Class A common stock of TPG, subject to certain adjustments; (iv) rights to an amount of cash, payable in up to three payments of up to $50 million each, reflecting an aggregate of up to $150 million; and (v) rights to an earnout payment of up to $400 million in value (the “Earnout Payment”), subject to the satisfaction of certain fee-related revenue targets during the period beginning on January 1, 2026 and ending on December 31, 2026. The Earnout Payment is payable, at the TPG Operating Group’s election, subject to certain limitations set forth in the Transaction Agreement, in cash, Common Units (and an equal number of shares of Class B common stock), or a combination thereof.

In connection with the Acquisition, all of the outstanding interests in TPG Operating Group I, L.P., a Delaware limited partnership (“TOG I”), and all of the outstanding interests in TPG Operating Group III, L.P., a Delaware limited partnership (“TOG III”), were (directly or indirectly) contributed to TPG Operating Group (the “Pre-Closing Reorganization”).

In connection with the Acquisition, Mr. Baumgarten, who is a member of and nominee for our board of directors and the Executive Committee, received a cash payment of $76,346,875 ($1,347,870 of which remains subject to escrow), 3,599,908 Common Units, 749,541 of which vest on the first anniversary of the Closing, 788,275 of which vest on the second anniversary of the Closing, 742,972 of which vest on the third anniversary of the Closing, 678,927 of which vest on the fourth anniversary of the Closing and 640,193 of which vest on the fifth anniversary of the Closing, subject to Mr. Baumgarten’s continued employment with us through the applicable vesting date or his termination by us without “cause” or by Mr. Baumgarten with “good reason” (in each case as defined in his Joinder Agreement) and a proportional share of the Earnout Payment equal to 4.63%.

On November 1, 2023, in connection with the Closing, we amended and restated the Tax Receivable Agreement, Exchange Agreement and Investor Rights Agreement to, among other things, add certain Angelo Gordon Parties as parties thereto and reflect the Pre-Closing Reorganization. Each of the agreements are defined and further described below.

Reorganization- and IPO-Related Transactions

In connection with certain transactions as part of the Reorganization and the IPO, we engaged in certain transactions with certain of our directors, each of our executive officers and other persons and entities who are holders of 5% or more of our voting securities.

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In particular, between December 2021 and January 2022, we entered into the Reorganization Agreement, RemainCo Performance Earnings Agreement, Tax Receivable Agreement, TPG Operating Group Limited Partnership Agreement, Exchange Agreement, Investor Rights Agreement and RemainCo Administrative Services Agreement (all defined below). In addition, we acquired from the Pre-IPO Investors (certain sovereign wealth funds, other institutional investors and certain other parties that entered into a strategic relationship with us prior to the Reorganization) certain Common Units using a portion of the proceeds of the IPO, and in the case of the Pre-IPO Investors and certain TPG partners that elected to exchange their Common Units, Common Units in exchange for Class A common stock (or nonvoting Class A common stock). We also issued Class B common stock to certain partners of the TPG Operating Group and, from time to time, intend to effect the transactions contemplated by the Exchange Agreement.

In addition, in connection with the Reorganization, TPG Partner Holdings (directly or indirectly) distributed its interest in RemainCo. Further, TPG Partner Holdings was recapitalized, such that the partners of TPG Partner Holdings surrendered their interests in TPG Partner Holdings and were issued TPG Partner Units. Returns on the TPG Partner Units are based on the performance of Common Units. The TPG Partner Units received in exchange for existing shares of TPG Partner Holdings and the distributed interests in RemainCo are not subject to new vesting requirements. The additional TPG Partner Units are intended to align the interests of our personnel (including our NEOs) with the interests of the unitholders of the TPG Operating Group (including, indirectly, the stockholders of the Company) and with the overall success of the TPG Operating Group. Additional TPG Partner Units generally vest in six annual installments beginning on the first anniversary of the IPO.

Reorganization Agreement and Certain Related Agreements

We entered into a reorganization agreement (the “Reorganization Agreement”) and certain related agreements from December 2021 to January 2022, pursuant to which (among other things) (i) the TPG Operating Group (and various entities through which its direct or indirect partner hold their interest) were restructured and recapitalized, (ii) the assets of the TPG Operating Group were divided between RemainCo and the TPG Operating Group and RemainCo assumed certain liabilities related to the Excluded Assets (as defined in the Annual Report on Form 10-K), (iii) certain assets were contributed or licensed to us, (iv) our Founders and certain entities wholly-owned or controlled by them contributed cash and certain other assets (including their interests in TPG Holdings II Sub, L.P.) to us in exchange for Class A common stock having a value of approximately $4,000,000, (v) our Founders and certain entities wholly-owned or controlled by them agreed to transfer to us the voting interests in certain entities and grant us a proxy to vote such interests until such transfers are effective, (vi) GP LLC (and certain related entities) agreed to cause the performance allocations attributable to the Promote Units to be distributed in the manner determined by the TPG Operating Group and cause certain performance allocations attributed to management to be distributed in the manner determined by the general partner associated with such performance allocations, (vii) our Founders received liquidating distributions from certain subsidiaries of TPG Holdings II Sub, L.P. totaling approximately $12 million and entities owned by our Founders made net contributions to TPG Holdings II Sub, L.P. totaling approximately $12 million and (viii) the TPG Operating Group agreed to indemnify certain persons (including our Founders and certain of their related entities) for (among other things) losses resulting from third-party claims incurred attributable to the Reorganization, pre-IPO actions and omissions by our Founders (or their related entities) in their capacity as controlling equity holders, general partners, directors or officers (subject to customary limitations for willful misconduct, gross negligence and similar concepts) or the provision of certain benefits or perquisites to our employees (including to our Founders and other NEOs), including taxes and certain tax related payments.

RemainCo Performance Earnings Agreement

In accordance with the TPG Operating Group’s agreement with RemainCo (the “RemainCo Performance Earnings Agreement”), RemainCo is entitled to distributions from the TPG Operating Group in respect of performance allocations from TPG Funds (as defined below) as described below. For certain existing TPG Funds that are advanced in their life cycles, which we refer to as the “Excluded Funds,” RemainCo is generally entitled

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to receive distributions from the TPG Operating Group of all performance allocations not previously designated for our people or unaffiliated third parties, and the TPG Operating Group is not entitled to further performance allocations from the Excluded Funds. For TPG Funds of a more recent vintage and for future TPG Funds, which we collectively refer to as the “Included Funds,” RemainCo is entitled to a base performance allocation ranging from 10% to 15% (subject to limited exceptions, including TPG Funds acquired in a business combination or formed with meaningful participation by the counterparty of such business combination) depending upon the Included Fund (the “Base Entitlement”).

With respect to any TPG Fund that holds a first closing involving non-affiliated investors (a “First Closing”) on or after the fifth anniversary of the IPO, the Base Entitlement will step down ratably for each annual period following the fifth anniversary of the IPO through the fifteenth anniversary. RemainCo will not be entitled to distributions of performance allocations with respect to TPG Funds that have not held a First Closing on or prior to the fifteenth anniversary of the IPO. Once determined, RemainCo’s entitlement to performance allocation percentage with respect to any TPG Fund will remain in effect for the life of the applicable fund.

RemainCo is obligated to fund its pro rata share of clawback obligations with respect to any TPG Fund (in proportion to the Base Entitlement with respect to such TPG Fund) either directly or through indemnity or similar obligations to the TPG Operating Group. The limited partners of RemainCo are not directly liable for any such clawback obligations of RemainCo. Further, if in 2024 the amount otherwise available under the discretionary performance allocation program is less than $130 million, our CEO can determine to increase the performance allocations available under such performance allocation program by an amount equal to the shortfall plus $10 million (which we refer to as “Performance Allocation Increase”), by allocating amounts to the holders of Promote Units that would have otherwise been distributable to RemainCo. The maximum Performance Allocation Increase in any year is $40 million.

As used herein, a “TPG Fund” is any fund, separately managed account (“SMA”) or other vehicle that pays performance allocations (whether formed before or after the IPO), other than any such fund, SMA or other vehicle (and any successors) that (i) was formed by any business other than the TPG Operating Group, (ii) such business was acquired by, or otherwise combined with, the TPG Operating Group after the IPO and (iii) such fund, SMA or other vehicle had a First Closing prior to such acquisition or other combination.

RemainCo Administrative Services Agreement

The TPG Operating Group has entered into an administrative services agreement (the “RemainCo Administrative Services Agreement”) with RemainCo whereby we provide RemainCo with certain administrative services, including maintaining RemainCo’s books and records, tax and financial reporting and similar support. In exchange for these services, RemainCo pays the TPG Operating Group an annual administration fee in the amount of 1% per annum of the net asset value of RemainCo’s assets, with such amount payable quarterly in advance.

Tax Receivable Agreement

On November 1, 2023, in connection with the Closing, certain TPG Parties, including us, the TPG Operating Group, TOG I, TOG III and one of our wholly-owned subsidiaries amended the tax receivable agreement (as amended and restated, the “Tax Receivable Agreement”) with certain of our pre-IPO owners, to, among other changes, add certain Angelo Gordon Parties as parties to the agreement and reflect the Pre-Closing Reorganization, pursuant to which all outstanding limited partnership interests in TOG I and TOG III are now directly or indirectly held by the TPG Operating Group. Pursuant to the Tax Receivable Agreement, among other things, TPG, or its wholly-owned subsidiaries agreed to pay to the beneficiaries thereof 85% of the cash tax savings, if any, that are actually realized, or are deemed to be realized (calculated using certain assumptions) as a result of (i) adjustments to the tax basis of the assets of the TPG Operating Group as a result of certain exchanges of Common Units and (ii) certain other tax benefits, including tax benefits attributable to payments under the Tax

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Receivable Agreement (the “Covered Tax Items”). We expect to benefit from the remaining 15% of cash tax savings, if any that we realize from Covered Tax Items. The Covered Tax Items available to us may reduce the amount of U.S. federal, state and local tax that we would otherwise be required to pay in the future, although the IRS may challenge all or part of the validity of such Covered Tax Items, and a court could sustain such a challenge. The Covered Tax Items may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Actual tax benefits realized by us may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. The payment obligation under the Tax Receivable Agreement is our obligation and not an obligation of the TPG Operating Group. For purposes of the Tax Receivable Agreement, cash tax benefits resulting from the Covered Tax Items are computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no Covered Tax Items. The actual and hypothetical tax liabilities determined in the Tax Receivable Agreement are calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period (along with the use of certain other assumptions).

The term of the Tax Receivable Agreement continues until all Covered Tax Items have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreement early, certain changes of control occur (as described in more detail below) or in certain events of bankruptcy or liquidation, in which case all obligations generally will be accelerated and due as if we had exercised our right to terminate the Tax Receivable Agreement. The payment to be made upon an early termination of the Tax Receivable Agreement will generally equal the present value of payments to be made under the Tax Receivable Agreement using certain assumptions. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The increase in our Covered Tax Items upon the purchase or exchange of Common Units for shares of Class A common stock, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•

the timing of purchases or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of the TPG Operating Group at the time of each purchase or exchange;

•

the price of shares of our Class A common stock at the time of the purchase or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of the TPG Operating Group, is directly proportional to the price of shares of our Class A common stock at the time of the purchase or exchange;

•

the extent to which such purchases or exchanges do not result in a basis adjustment—if a purchase or an exchange does not result in an adjustment to the existing basis, increased deductions will not be available;

•

changes in tax rates—payments under the Tax Receivable Agreement will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period, so changes in tax rates will impact the magnitude of cash tax benefits covered by the Tax Receivable Agreement and the amount of payments under the Tax Receivable Agreement; and

•

the amount and timing of our income—we (or our subsidiary) are obligated to pay 85% of the cash tax benefits under the Tax Receivable Agreement as and when realized. If we do not have taxable income, we are not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for a taxable year in which we do not have taxable income because no cash tax benefits will have been realized. However, any tax

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attributes that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in cash tax benefits that will result in payments under the Tax Receivable Agreement.

We expect that as a result of the size of the Covered Tax Items, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax benefits that we realize in respect of the Covered Tax Items subject to the Tax Receivable Agreement and/or if distributions to us by the TPG Operating Group are not sufficient to permit us to make payments under the Tax Receivable Agreement after it has paid taxes and other expenses. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to a per annum rate of one-month Secured Overnight Financing Rate (“SOFR”) (or its successor rate) plus 400 basis points.

In addition, we may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of all anticipated future cash tax benefits associated with existing or anticipated future Covered Tax Items with respect to all Common Units. In determining such anticipated future cash tax benefits, the Tax Receivable Agreement includes several assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the Covered Tax Items subject to the Tax Receivable Agreement and that we are not subject to any alternative minimum tax. In addition, the present value of such anticipated future cash tax benefits is discounted at a rate equal to the lesser of (i) 6.5% per annum, compounded annually and (ii) a per annum rate of one-month SOFR (or its successor rate) plus 100 basis points. Furthermore, in the event of certain changes of control and in certain events of bankruptcy or liquidation, our obligations would be automatically accelerated and be immediately due and payable, and we would be required to make an immediate payment equal to the present value of the anticipated future cash tax benefit with respect to all Common Units, calculated based on the valuation assumptions described above. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. As a result, we could be required to make payments under the Tax Receivable Agreement that are greater than the specified percentage of the actual cash tax benefits that we realize in respect of the Covered Tax Items subject to the Tax Receivable Agreement or that are prior to the actual realization, if any, of such future tax benefits, including in circumstances in which we are subject to an alternative minimum tax and as a result are not able to realize the tax benefits associated with Covered Tax Items. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. Changes in law or changes in tax rates following the date of acceleration may also result in payments being made in excess of the future tax benefits, if any.

Decisions made by our pre-IPO owners in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we will determine. We will not be reimbursed for any payments previously made under the Tax Receivable Agreement if the validity of the Covered Tax Items is successfully challenged by the IRS, although such amounts may reduce our future obligations, if any, under the Tax Receivable Agreement. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of our cash tax benefits.

The TPG Operating Group Limited Partnership Agreement

One of our indirect wholly-owned subsidiaries holds Common Units and is the general partner of the TPG Operating Group. Accordingly, we indirectly control all of the business and affairs of the TPG Operating Group

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and consolidate the financial results of the TPG Operating Group and, through the TPG Operating Group and its operating entity subsidiaries, conduct our business.

Pursuant to the TPG Operating Group Limited Partnership Agreement, as amended, the general partner of the TPG Operating Group generally has the right to determine when distributions will be made to holders of Common Units and Promote Units and the amount of any such distributions, except that the TPG Operating Group is required to make tax distributions to the holders of Common Units, as further described below. If a distribution is authorized on the Common Units, such distribution will be made to the holders of Common Units based on the number of Common Units held by each partner of the TPG Operating Group.

The holders of Common Units, including us, incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the TPG Operating Group. The TPG Operating Group Limited Partnership Agreement generally requires that cash distributions be made to holders of Common Units on a pro rata basis, including us, at certain assumed tax rates, which we refer to as “tax distributions.”

The TPG Operating Group has issued Promote Units to certain partners of the TPG Operating Group that are owned (directly or indirectly) by individual service partners. The Promote Units are generally entitled to receive a portion of the performance allocations received by the TPG Operating Group.

The TPG Operating Group Limited Partnership Agreement also provides that substantially all expenses incurred by or attributable to us (such as expenses incurred in connection with the IPO), but generally not including obligations incurred under the Tax Receivable Agreement, our income tax expenses, and payments on indebtedness incurred by us, will be borne by the TPG Operating Group. We have reimbursed and will continue to reimburse certain of these expenses on the terms set forth in the TPG Operating Group Limited Partnership Agreement. The TPG Operating Group Limited Partnership Agreement also contains restrictions on transferability.

Investor Rights Agreement

We, the TPG Operating Group, the TPG Partner Vehicles (collectively, the vehicles through which the Founders and current and former TPG partners (including such persons’ related entities and estate planning vehicles) hold their equity in the TPG Operating Group, including TPG Group Holdings, TPG Partner Holdings and Alabama Investments (Parallel), LP), certain pre-IPO investors (the “Pre-IPO Investors”), TPG partners and certain Angelo Gordon Parties are parties to an investor rights agreement (as amended and restated, the “Investor Rights Agreement”) with respect to all Class A common stock, nonvoting Class A common stock, Class B common stock and Common Units held by the TPG Partner Vehicles, the Pre-IPO Investors and certain Angelo Gordon Parties. Pursuant to the Investor Rights Agreement, the TPG Partner Vehicles, the Pre-IPO Investors, the TPG partners and certain Angelo Gordon Parties are subject to certain transfer restrictions and are provided with certain registration rights.

Pursuant to the Investor Rights Agreement, between the second and third anniversary of the IPO, the TPG Partner Vehicles and the TPG partners may transfer or exchange up to one third (1/3) of their Class A common stock, or any shares of Class B common stock or any Common Units owned as of the closing of the IPO, as applicable; between the third and fourth anniversary of the IPO, the TPG Partner Vehicles and the TPG partners may transfer or exchange up to two thirds (2/3) of their original holdings of Class A common stock, or any shares of Class B common stock or any Common Units owned as of the closing of the IPO, as applicable; and after the fourth anniversary of the IPO, the TPG Partner Vehicles and the TPG partners may transfer or exchange up to 100% of their original holdings Class A common stock, or any shares of Class B common stock or any Common Units, as applicable (in each case, with respect to Common Units, subject to the terms of the Exchange Agreement). Since the second anniversary of the IPO, the Pre-IPO Investors are allowed to sell 100% of their Class A common stock, Class B common stock or Common Units, in each case, subject to the terms of the Exchange Agreement.

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On November 1, 2023, in connection with the Acquisition, the Investor Rights Agreement was amended and restated to, among other things, add certain Angelo Gordon Parties as parties thereto and reflect the Pre-Closing Reorganization. Pursuant to the Investor Rights Agreement, as amended, the Angelo Gordon Parties thereto may not transfer or exchange (i) any Class A common stock, Class B common stock or Common Units prior to the first anniversary of the Closing; (ii) from the first anniversary until the second anniversary of the Closing, more than one third (1/3) of the Class A common stock, Class B common stock or Common Units owned, directly or indirectly, by the applicable Angelo Gordon Parties as of the Closing; and (iii) between the second and third anniversary of the Closing, more than two thirds (2/3) of the Class A common stock, Class B common stock or Common Units owned, directly or indirectly, by the applicable Angelo Gordon Parties as of the Closing. After the third anniversary of the Closing, up to 100% of the Class A common stock, Class B common stock or any Common Units owned, directly or indirectly, as applicable (in each case, with respect to Common Units, subject to the terms of the Exchange Agreement) may be transferred or exchanged, as applicable. For purposes of the foregoing transfer restrictions any additional Common Units received by the Angelo Gordon Parties after the Closing pursuant to any post-Closing adjustments or earnouts will be treated as if such Common Units were received as of Closing.

Upon an exchange of Common Units for Class A common stock, pursuant to the Exchange Agreement, an equal number of Class B common stock will be cancelled for no additional consideration. The foregoing restrictions are subject to customary exceptions, including with respect to certain existing pledges and assignments of distributions from the TPG Operating Group and for transfers to related parties. In addition, we may waive the foregoing restrictions under certain circumstances as contemplated in the Investor Rights Agreement.

Pursuant to the Investor Rights Agreement, the TPG Partner Vehicles, the TPG partners, the Pre-IPO Investors and certain Angelo Gordon Parties have certain registration rights, as set forth below. The registration of our common stock by the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will generally pay the registration expenses, other than underwriting discounts and commissions, relating to the registrations described below. The registration rights described below will generally expire with respect to a holder when such holder’s securities are freely sellable under Rule 144 of the Securities Act without limitations on volume or manner of sale.

Demand Registration Rights. The TPG Partner Vehicles, the TPG partners and certain Angelo Gordon Parties are entitled to certain demand registration rights. At any time beginning six months after January 12, 2022 when the TPG Partner Vehicles, the TPG partners and certain Angelo Gordon Parties are eligible to sell securities (whether as a result of the transfer restrictions described above or a waiver by us), the holders of these securities may request that we register all or a portion of their securities. Such request for registration must cover shares with an anticipated aggregate offering price of at least $50 million.

Piggyback Registration Rights. In the event that we propose to, subject to limited exceptions, register any of our securities under the Securities Act, either for our own account or for the account of other security holders (including pursuant to the demand registration rights described above), the TPG Partner Vehicles, the TPG partners and certain Angelo Gordon Parties are entitled to certain piggyback registration rights allowing holders to include their shares in such registration, subject to certain marketing and other limitations.

Shelf Registration Rights. The TPG Partner Vehicles, the TPG partners and certain Angelo Gordon Parties may request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3 and if the anticipated aggregate offering price (based on the closing price on the trading day immediately prior to the filing of the applicable prospectus supplement) of the securities is at least $50 million.

Block Registration Rights. The TPG Partner Vehicles, the TPG partners and certain Angelo Gordon Parties may request that we file an amendment or supplement to a registration statement on Form S-3 to enable such holders to effect an underwritten block trade if the anticipated aggregate offering price of the securities is at least $25 million.

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In connection with the piggyback registration rights described above, on February 26, 2024, we conducted an underwritten secondary public offering of 15,526,915 shares of our Class A common stock sold by selling stockholders, including certain of our executive officers and directors and entities affiliated with us, as described in the final prospectus supplement filed by us with the SEC on February 28, 2024. The offering resulted in total aggregate gross proceeds of approximately $646.5 million to the selling stockholders. We did not offer any shares of our Class A common stock in the offering and did not receive any proceeds from the sale of the shares of our Class A common stock. We have agreed to pay certain expenses related to the offering. We estimate the total expenses of the offering to be approximately $5.5 million. The underwriters have agreed to reimburse us for certain expenses incurred in connection with the offering in an amount not to exceed $4.0 million, and we have agreed to reimburse the underwriters for expenses relating to clearance of the offering with FINRA for up to $25,000.

Exchange Agreement

We, certain of our wholly-owned subsidiaries, the TPG Operating Group, TOG I, TOG III and certain direct and indirect holders of outstanding Common Units entered into an exchange agreement (as amended and restated, the “Exchange Agreement”) in connection with the IPO. On November 1, 2023, in connection with the Closing and pursuant to the terms of the Transaction Agreement, certain TPG Parties and Angelo Gordon Parties amended and restated the Exchange Agreement to, among other things, add certain Angelo Gordon Parties as parties to the agreement and reflect the Pre-Closing Reorganization. Under the Exchange Agreement, such holders of Common Units have the right to have their Common Units redeemed by the TPG Operating Group once each quarter (or, subject to certain limitations, otherwise from time to time) in exchange for cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our election, for shares of our Class A common stock on a one-for-one basis (or, in certain cases, for shares of nonvoting Class A common stock). Additionally, in the event of a redemption request by a holder of Common Units, we (or our subsidiary) may, at our election, effect a direct exchange of cash from a substantially concurrent public offering or private sale (based on the price described above), Class A common stock or nonvoting Class A common stock for Common Units in lieu of such a redemption. We may impose additional restrictions on exchanges that we determine to be necessary or advisable so that the TPG Operating Group is not treated as a “publicly traded partnership” for U.S. federal income tax purposes or violate laws or regulations (including those applicable to trading while in possession, or deemed to be in possession, of material, non-public information). In addition, GP LLC may block exchanges by TPG partners and certain Angelo Gordon Parties, including any exchanges of interests in a TPG Partner Vehicle for Class A common stock, in certain limited circumstances prior to the Sunset.

On February 27, 2024, pursuant to the terms of the Exchange Agreement, we issued 17,704,987 shares of our Class A common stock to holders of Common Units, including certain of our directors and current and former partners, in exchange for their Common Units (the “Exchange”) and cancelled 17,704,987 shares of Class B common stock for no additional consideration. The Class A common stock issued to such holders of Common Units were registered pursuant to the Company’s registration statement on Form S-3 filed on November 2, 2023. The Company did not receive any cash proceeds from the issuance of the shares in the Exchange.

Family Office Services

Tarrant Management, LLC (“TM Management”) historically reimbursed us for use of office space that we rented on behalf of TM Management. We have also historically performed certain administrative and similar functions, including off-site information technology services, on behalf of TM Management for which TM Management has reimbursed us. In January 2022, we entered into a sublease agreement with TM Management, pursuant to which TM Management subleases office space from us. Further, in 2015, we entered into a space

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license agreement (the “Sublease”) with Wildcat Capital Management, LLC (“Wildcat”), an investment advisor to Mr. Bonderman and a variety of different clients, including certain investment vehicles in which Mr. Bonderman and his family have interests, pursuant to which Wildcat subleases office space from us. Wildcat paid us approximately $825,179.60 in 2023 under the Sublease. For information about perquisites provided to our NEOs, including use of aircraft services, see “Executive Compensation—Elements of 2023 Compensation of Named Executive Officers and Return on Equity—Benefits and Perquisites.” For more information about the Company’s lease of aircraft owned by entities related to these family offices, see Note 14 to the consolidated financial statements in our Annual Report on Form 10-K filed with the SEC. We have entered into a block charter agreement regarding these aircraft.

Certain Other Transactions or Arrangements

Indemnification Agreements

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have entered into indemnification agreements with each of our officers (as defined under Rule 16a-1(f) under the Exchange Act) and directors. The indemnification agreements provide the Section 16 officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Side-By-Side and Other Investment Transactions

Our partners and certain current and former personnel, including certain of our investment professionals are permitted to invest their own capital in employee funds that invest side-by-side with our funds (“side-by-side investments”). Side-by-side investments are investments in portfolio companies or other assets on the same terms and conditions as those acquired by the applicable fund, except that these side-by-side investments are not subject to management fees or performance allocations. These investment opportunities are available to our partners and certain current and former personnel, including certain of our investment professionals, whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws.

The amount invested in and alongside our investment funds during the year ended December 31, 2023 by our directors and executive officers (and their family members and investment vehicles), including amounts funded pursuant to third-party capital commitments assumed by such persons, was $33,627,429 for Mr. Bonderman, $17,246,473 for Mr. Coulter, $2,811,029 for Mr. Winkelried, $3,165,349 for Mr. Weingart, $6,578,785 for Mr. Sisitsky, $1,133,896 for Ms. Vazquez-Ubarri, $1,335,647 for Mr. Murphy, $721,130 for Mr. Berenson, $617,098 for Ms. Harris, $2,664,089 for Ms. Chorengel, $6,077,917 for Mr. Coslet, $3,176,227 for Mr. Davis, $6,725,574 for Mr. Raj, $7,875,735 for Mr. Rhodes, $6,159,737 for Mr. Sarvananthan, $3,688,360 for Mr. Trujillo and $48,689 for Ms. Messemer. During the year ended December 31, 2023, the amounts received by our directors and executive officers (and their family members and investment vehicles) were $40,409,155 for Mr. Bonderman, $26,876,532 for Mr. Coulter, $185,305 for Mr. Winkelried, $791,922 for Mr. Weingart, $557,338 for Mr. Sisitsky, $56,350 for Ms. Vazquez-Ubarri, $566,497 for Mr. Murphy, $51,344 for Mr. Berenson, $226,725 for Ms. Harris, $129,402 for Ms. Chorengel, $3,386,962 for Mr. Coslet, $2,266,612 for Mr. Davis, $550,001 for Mr. Raj, $359,486 for Mr. Rhodes, $2,284,096 for Mr. Sarvananthan, $16,703,988 for Mr. Trujillo and $67,263 for Ms. Messemer.

The side-by-side investments are facilitated, as an administrative convenience, by TPG GP Services, L.P. (“GP Services”), an entity indirectly owned by Messrs. Bonderman and Coulter. GP Services, as agent on behalf and for the benefit of certain of our current and former professionals (the “participating individuals”), maintains

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accounts at one or more third-party insured depository institutions (“GP Services Account”) where it holds, as agent on behalf and for the benefit of the participating individuals, funds received as distributions from, or otherwise related to, the side-by-side investments, TPG Partner Holdings, or from other TPG investment vehicles including distributions of performance allocations. GP Services also advances funds to TPG entities (which may include certain TPG funds, as well as related co-investment and investment aggregator vehicles) that correspond to the expected capital commitments of the participating individuals in the side-by-side investments or other TPG investment vehicles. GP Services funds these advances as loans using cash on hand (which may include funds held by GP Services as agent in a GP Services Account) or by drawing on the GP Services Credit Facility, an agreement whereby TPG Holdings I, L.P., TPG Holdings II Sub, L.P., TPG Holdings II, L.P., TPG Holdings III, L.P. and certain of our other wholly-owned subsidiaries agreed to guarantee the revolving credit facility entered into between GP Services and a financial institution. Following expiration of the participating individuals’ funding period for the applicable TPG entity, if there remains a residual loan amount which the affiliated TPG entity is unable to repay to GP Services, GP Services may, in its sole discretion: (i) extend the maturity date of the affiliated TPG entity’s repayment obligation under the loan; (ii) make a new loan to the affiliated TPG entity in the amount of the shortfall; or (iii) forgive all or part of the affiliated TPG entity’s repayment obligation under the loan. GP Services also administers the Co-Invest Leverage Facility, which provides loans from an unaffiliated bank to eligible participating individuals that can be used to fund on a long-term basis a participant’s capital commitment to his or her side-by-side investment.

Statement of Policy Regarding Transactions with Related Persons

In connection with our IPO, our board of directors adopted a written policy regarding the review, approval, ratification or disapproval by one or more committees of our board of directors, excluding any directors who may have an interest or involvement, of transactions between us or any of our subsidiaries and any related person (defined in the policy to include our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock and any immediate family member of any of the foregoing persons) in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one or more of such related persons has a direct or indirect material interest. In approving or rejecting any such transaction, we expect that such committee or committees will consider the relevant facts and circumstances available and deemed relevant. Any member of such committee or committees who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval, ratification or disapproval of the transaction.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows certain information regarding the beneficial ownership of our Class A common stock and Class B common stock as of April 15, 2024 with respect to:

•	each person or group who is known by us to own beneficially more than 5% of our Class A common stock and Class B common stock;

•	each member of the board of directors and each of our NEOs; and

•	the members of the board of directors and our executive officers as a group.

As of April 15, 2024, we have 92,555,842 shares of Class A common stock and 263,952,639 shares of Class B common stock outstanding. The number of shares of Class A common stock listed in the table below assumes no exchange of Common Units or non-voting stock for shares of Class A common stock. Pursuant to the Exchange Agreement, each Common Unit is exchangeable (i) for cash equal to the value of one share of Class A common stock from a substantially concurrent primary equity offering or (ii) at the applicable TPG affiliate’s election, for one share of Class A common stock (or, in certain cases, for shares of non-voting Class A common stock). The number of shares of Class B common stock listed in the table below is equal to the number of Common Units beneficially owned by each person or entity named in the table below. Shares of our non-voting Class A common stock are not presented in the following table because they are not voting securities and because they are generally not convertible into Class A common stock until such time as they are transferred to a third party as and when permitted by the Investor Rights Agreement.

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Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable or other common ownership with a spouse, we believe based on the information provided to us that the persons and entities named in the table have sole voting and investment power with respect to the shares of our Class A common stock and our Class B common stock shown as beneficially owned by them.

Name and address of beneficial owners(1)	Shares of Class A Common Stock		Shares of Class B Common Stock(5)
5% beneficial owners	Number	%	Number	%	Total Voting Power (%)
TPG GP A, LLC(2)	-	*	263,952,639	100	93.4(6)
The Vanguard Group(3)	6,050,481	6.5	-	*	*

Named executive officers and directors(4)
David Bonderman(2)	37,967	*	263,952,639	100	93.4(6)
James G. Coulter(2)	2,699,966	2.9	263,952,639	100	93.6(6)
Jon Winkelried(2)	392,098	*	263,952,639	100	93.5(6)
Jack Weingart	833,780	*	-	*	*
Todd Sisitsky	533,664	*	-	*	*
Anilu Vazquez-Ubarri	75,789	*	-	*	*
Josh Baumgarten	-	*	-	*	*
Maya Chorengel	25,424	*	-	*	*
Jonathan Coslet	520,497	*	-	*	*
Kelvin Davis	852,802	*	-	*	*
Nehal Raj	980,429	1.1	-	*	*
Jeffrey Rhodes	185,356	*	-	*	*
Ganendran Sarvananthan	1,367,030	1.5	-	*	*
David Trujillo	126,861	*	-	*	*
Gunther Bright	14,649	*	-	*	*
Mary Cranston	15,922	*	-	*	*
Deborah M. Messemer	9,532	*	-	*	*
All directors and executive officers as a group (19 persons)	8,710,540	9.4	263,952,639	100	94.1(6)

* Represents less than 1%.

(1)	Unless noted otherwise, the address for each holder listed in this table is 301 Commerce Street, Suite 3300, Fort Worth, Texas.

(2)

GP LLC is the sole member of TPG Group Advisors (Cayman), LLC (“Advisors LLC”) and the managing member of each of (i) TPG Group Holdings (SBS) Advisors, LLC (“SBS Advisors”), which is the general partner of TPG Group Holdings (SBS), L.P. (“TPG Group Holdings”), and (ii) Alabama Investments (Parallel) GP, LLC, which is the general partner of each of (a) Alabama Investments (Parallel), LP, (b) Alabama Investments (Parallel) Founder A, LP and (c) Alabama Investments (Parallel) Founder G, LP (collectively, the “TPG AG Partnerships”). Advisors LLC is the sole stockholder of TPG Group Advisors (Cayman), Inc. (“Advisors Inc.”), which is the general partner of TPG Partner Holdings and the managing member of TPG New Holdings, LLC (“New Holdings”). TPG Partner Holdings is a member of New Holdings, which is the sole limited partner of TPG Group Holdings, whose general partner is SBS Advisors and which holds 210,947,654 shares of Class B common stock on behalf of its limited partners. The TPG AG partnerships collectively hold 53,004,985 shares of Class B common stock on behalf of their limited partners. All of the directors and executive officers listed in this table other than our independent directors are limited partners of either (i) TPG Partner Holdings, and as such are indirect limited partners of TPG Group Holdings, or (ii) a TPG AG Partnership. GP LLC is controlled by entities owned by each of Messrs. Bonderman, Coulter and Winkelried. Each of GP LLC, Advisors LLC, SBS Advisors, Advisors Inc., TPG Partner Holdings, New Holdings, TPG

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Group Holdings, the TPG AG Partnerships, Alabama Investments (Parallel) GP, LLC and Messrs. Bonderman, Coulter and Winkelried expressly disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. Messrs. Bonderman, Coulter and Winkelried share beneficial ownership of the shares beneficially owned by GP LLC, and the shares reported as beneficially owned by each of them individually in this table include such shares.

(3)

Pursuant to Schedule 13G filed on February 13, 2024, the amount reported consists of 6,050,481 shares of Class A common stock beneficially owned, as of December 29, 2023, by The Vanguard Group. The principal address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

(4)

The number of shares of Class A common stock listed for each individual includes shares directly owned by the individual or through an entity controlled by (or that could be deemed to be controlled by) the individual. The number of shares of Class A common stock and the total voting power percentages excludes shares of Class A common stock underlying RSUs that are not scheduled to vest within 60 days of the date of this table.

(5)

TPG Group Holdings and the TPG AG Partnerships hold the shares of Class B common stock reflected in this table. Interests in TPG Partner Holdings (“TPG Partner Units”) (which are held by our current and former TPG partners) and the TPG AG Partnerships are exchangeable under certain circumstances for Common Units and shares of Class B common stock held by TPG Group Holdings or the TPG AG Partnerships, respectively. Current and former TPG partners who exchange TPG Partner Units or interests in the TPG AG Partnerships for such Common Units in turn will have the right, pursuant to the Exchange Agreement, to have their Common Units redeemed by the TPG Operating Group in exchange for cash or, at our election, shares of Class A common stock on a one-for-one basis (or, in certain circumstances, for non-voting shares of Class A common stock). When a Common Unit is so exchanged, a corresponding share of Class B common stock will be automatically cancelled for no additional consideration. Because a redemption election does not result in an entitlement to any of our voting securities, the TPG partners listed in the table would not be deemed to beneficially own the shares of Class A common stock that they could receive in respect of their TPG Partner Units or interests in the TPG AG Partnerships. The shares of Class B common stock held by TPG Group Holdings and the TPG AG Partnerships are reflected within the beneficial ownership of GP LLC and Messrs. Bonderman, Coulter and Winkelried as described in footnote 2 to this table. Mr. Bonderman currently beneficially owns in his capacity as a TPG Partner 25,073,183 TPG Partner Units and has pledged to a financial institution 24.99%, or approximately 6,092,287, of the TPG Partner Units held by one of the personal investment vehicles over which he exercises control (and has not, for the avoidance of doubt, pledged the full number of shares of Class B common stock reflected in the table). The TPG Partner Units are not securities of the Company but rather interests in a private partnership. Should Mr. Bonderman exchange any of the TPG Partner Units on a one-for-one basis for shares of Class A common stock, the shares of Class A common stock would be subject to the Company’s policy prohibiting the hedging or pledging of its shares.

(6)

Reflects the operation of Article 4.2(a) of our certificate of incorporation, which stipulates that “Free Float” (as defined under the rules of FTSE Russell relating to the Russell indices) shares of Class A common stock are entitled to at least 5.1% of the aggregate voting power (the “Free Float Threshold”). If on any record date the votes entitled to be cast by Free Float shares of Class A common stock do not equal 5.1% of the aggregate voting power, the voting power of the shares of Class B common stock will be reduced proportionately until the Free Float Threshold is met. Absent the application of Article 4.2(a), the total voting power of the beneficial owner with respect to its share of Class B common stock would equal approximately 97%.

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ADDITIONAL INFORMATION

How to Contact the Board of Directors

Stockholders and other interested parties are invited to communicate with the board of directors, Executive Committee and other committees by:

Mail	E-mail

TPG Inc. Attention: Corporate Secretary 301 Commerce Street Suite 3300 Fort Worth, Texas 76102	TPGBoard@tpg.com

At the direction of the board of directors, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the board of directors should be excluded. Stockholders and interested parties should not send items, including the following, which will be excluded:

• spam	• new product suggestions	• surveys

• junk mail and mass mailings	• resumes	• business solicitations and

• product complaints or inquiries	• job inquiries	advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable will be excluded.

Corporate Governance and Other Materials Available on our Website

On our website (https://shareholders.tpg.com/) under the heading “Corporate Governance,” you can find, among other things, our:

•	Code of Conduct and Ethics

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this proxy statement or any of our other filings with the SEC.

Other Business

As of the date hereof, there are no other matters that our board of directors intends to present, or has reason to believe others will present, at our Annual Meeting. If other matters come before our Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

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FREQUENTLY ASKED QUESTIONS

Information about the Annual Report

When and where is our Annual Meeting?

We will be holding our Annual Meeting virtually on Wednesday, June 5, 2024, at 11:00 a.m. EDT.

While you will not be able to attend the meeting at a physical location, the virtual meeting format will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We designed the format of the virtual Annual Meeting to ensure that stockholders who attend our Annual Meeting are afforded the same rights and opportunities to participate as they would at an in-person meeting. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at www.proxyvote.com. Stockholders (or their authorized representatives) can also access information about how to access the meeting, rules of conduct for during the meeting and resources for technical matters (see “—What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?” and “—Will I be able to participate in the virtual Annual Meeting in the same way that I would be able to participate in an in-person annual meeting?” below), at www.proxyvote.com after logging in with your control number found on your proxy card, voting instruction form or Notice.

How can I attend our Annual Meeting?

Stockholders as of the record date of April 15, 2024 may attend, vote and submit questions virtually at our Annual Meeting by logging in at 11:00 a.m. EDT.

To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you are not a stockholder or do not have a control number, you will not be able to participate. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

Will I be able to participate in the virtual Annual Meeting in the same way that I would be able to participate in an in-person annual meeting?

We have taken steps to ensure that the format of the virtual Annual Meeting affords stockholders the same rights and opportunities to participate as they would at an in-person meeting. We have determined to enhance stockholder access, participation and communication by providing stockholders the ability to submit questions in advance of and during the meeting.

Submitting questions in advance of the Annual Meeting:

You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your proxy card, voting instruction form or Notice.

Submitting questions during the Annual Meeting:

Questions may be submitted during the Annual Meeting by accessing the virtual meeting platform at www.proxyvote.com with your control number and following the instructions to submit a question.

During the Q&A session of the Annual Meeting, we will address as many appropriate questions that comply with our rules of conduct and are submitted online by stockholders as time permits. Our rules of conduct will be

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made available on the virtual meeting platform and on our Investor Relations website. Questions that are substantially similar may be grouped and answered once to avoid repetition. Questions regarding claims or personal matters, including those related to employment issues, are not pertinent to meeting matters and therefore will not be answered. To allow us to respond to as many questions as possible in the allotted time, we may limit each stockholder to one question.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

Proxy Materials and Voting Information

What is included in our proxy materials?

Our proxy materials, which are available at www.proxyvote.com, include:

•	The Notice of Annual Meeting of Stockholders;

•	This proxy statement; and

•	The 2023 Annual Report.

If you received printed versions of these materials by mail on or after April 24, 2024 (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.

Certain other meeting-related materials will also be available at www.proxyvote.com.

How are we distributing our proxy materials?

In reliance on the SEC’s “notice and access” rules and in order to expedite our stockholders’ receipt of materials and to reduce the environmental impact of our Annual Meeting, we will furnish our proxy materials via the Internet. On or about April 24, 2024, we will send a Notice to certain of our stockholders containing instructions on how to access our proxy materials online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis.

Who can vote at our Annual Meeting?

If you were a holder of Class A common stock or Class B common stock as of April 15, 2024, the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

As of April 15, 2024, there were 92,555,842 shares of Class A common stock outstanding and 263,952,639 shares of Class B common stock outstanding.

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The holders of shares of Class A common stock and Class B common stock will vote together as one class on all matters (including the election of directors) submitted to a vote of the stockholders at the Annual Meeting. Pursuant to the Charter, each share of Class A common stock entitles its holder to one vote per share at the Annual Meeting and each share of Class B common stock entitles its holder to ten votes per share.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares, and the Notice will be sent directly to you. As a stockholder of record, you may vote your shares electronically at the Annual Meeting or by proxy as described below. You may contact our transfer agent by:

•	email to help@equiniti.com; or

•	mail to:

Equiniti Trust Company, LLC

55 Challenger Road, 2nd Floor

Ridgefield Park, New Jersey 07660

If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm, broker-dealer or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm, broker-dealer or similar organization as to how to vote the shares held in your account.

How do I vote?

To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting information form, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. EDT on June 4, 2024 by calling the toll-free telephone number on your proxy card, 800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the internet until 11:59 p.m. EDT on June 4, 2024 by accessing the website listed on the Notice or your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the pre-paid envelope provided (if you received your proxy materials by mail) or return it to TPG. Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on June 4, 2024.

By casting your vote in any of the three ways listed above, you are authorizing the individuals named in the proxy to vote your shares in accordance with your instructions. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

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What are my choices for casting my vote on each matter to be voted on and what vote is required for adoption or approval of each matter to be voted on?

Item	Voting Choices	Board Recommendation	Voting Standard
1. Election of Directors	• FOR • WITHHOLD	FOR

Plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter

This means that the nominees receiving the highest numbers of affirmative “FOR” votes will be elected as directors

Withhold votes have no effect—will be excluded entirely from the vote with respect to the nominee from which they are withheld

Broker discretionary voting not permitted

2. Election of Executive Committee Members	• FOR • WITHHOLD	FOR

Plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter

This means that the nominees receiving the highest numbers of affirmative “FOR” votes will be elected as directors

Withhold votes have no effect—will be excluded entirely from the vote with respect to the nominee from which they are withheld

Broker discretionary voting not permitted

3. Ratification of Deloitte as our Independent Registered Public Accounting Firm	• FOR • AGAINST • ABSTAIN	FOR

A majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter

Abstentions are counted as AGAINST votes

Broker discretionary voting permitted

4. Approve an amendment to the Company’s certificate of incorporation providing for officer exculpation under Delaware law	• FOR • AGAINST • ABSTAIN	FOR

A majority of the voting power of the outstanding stock of the Company entitled to vote on the subject matter

Abstentions and broker non-votes are counted as AGAINST votes

Broker discretionary voting not permitted

Can I change my vote after I have voted?

You can revoke your proxy at any time before it is voted at our Annual Meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable.

You can revoke your vote:

•	By voting again by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted);

•	By signing and returning a new proxy card with a later date;

•	By obtaining a “legal proxy” from your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold shares; or

•	By voting at the Annual Meeting.

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You may also revoke your proxy by giving written notice of revocation to the Corporate Secretary at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, which must be received no later than 11:59, EDT, on June 4, 2024. If you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to shareholders@TPG.com.

If your shares are held in street name, we also recommend that you contact your broker, bank or other nominee for instructions on how to change or revoke your vote.

How can I obtain an additional proxy card?

Stockholders of record can contact our Investor Relations team at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, Attention: Investor Relations, telephone: 212-601-4750, email: shareholders@tpg.com.

If you hold your shares of Class A common stock in street name, contact your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares.

How will my shares be voted if I do not vote at the Annual Meeting?

Stockholders of Record:

If you indicate that you wish to vote as recommended by our board of directors or if you sign, date and return a proxy card but do not give specific voting instructions, then Mr. Coulter, Mr. Winkelried, Mr. Weingart and Mr. Berenson, who are the proxy holders named as proxies on the proxy card, will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement, and the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at our Annual Meeting. Although our board of directors does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be recommended by our board of directors. If you provide voting instructions, the proxy holders will vote your shares of Class A common stock in accordance with your instructions at the Annual Meeting (including any adjournments or postponements thereof).

Beneficial Owners of Stocks Held in Street Name:

If your bank, brokerage firm, broker-dealer or other similar organization does not receive specific voting instructions from you, how your shares may be voted will depend on the type of proposal.

•

Ratification of Independent Registered Public Accounting Firm: Nasdaq rules allow your bank, brokerage firm, broker-dealer or other similar organization to vote your shares only on routine matters. Item 3, the ratification of the selection of our independent auditors for fiscal 2024, is the only matter for consideration at the meeting that Nasdaq rules deem to be routine.

•

All other matters: All other proposals are non-routine matters under Nasdaq rules, which means your bank, brokerage firm, broker-dealer or other similar organization may not vote your shares without voting instructions from you. Therefore, you must give your broker instructions in order for your vote to be counted.

How will voting on any other business be conducted?

If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this proxy statement, we did not know of any other business to be raised at the Annual Meeting.

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What is a Broker Non-Vote?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to the ratification of the appointment of independent registered public accounting firm but does not vote on non-routine matters because you did not provide voting instructions on these matters.

What is the effect of a broker non-vote or abstention?

Abstentions and broker non-votes are included in determining whether a quorum is present. Abstentions and broker non-votes are not counted as votes cast and therefore will not affect the outcome of the vote for the election of directors to the board of directors (Item 1) or the Executive Committee (Item 2). On Item 3, which is a routine matter, abstentions will be counted as present and have the same effect as an “AGAINST” vote. On Item 4, which is a non-routine matter, abstentions and broker non-votes will be counted as present and have the same effect as an “AGAINST” vote.

What is the quorum requirement for our Annual Meeting?

A quorum is necessary to hold a valid meeting. The presence in person or by proxy of the holders of record of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at such meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purpose of a quorum at the meeting.

Who counts the votes cast at our Annual Meeting?

We retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results. Representatives of Broadridge will tabulate the votes cast at our Annual Meeting, and a designee of Broadridge will act as the independent inspector of election.

Where can I find the voting results of our Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting. The final voting results will be posted on our website and reported in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

How do I obtain more information about TPG?

A copy of our 2023 Annual Report accompanies this proxy statement. You also may obtain, free of charge, a copy of that document, our 2023 Annual Report, including our audited financial statements and schedules thereto, our Corporate Governance Guidelines, our Code of Conduct and Ethics, our Compensation Committee Charter and our Audit Committee charter by writing to: TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, Attention: Investor Relations, telephone: 212-601-4750, email: shareholders@tpg.com.

These documents, as well as other information about TPG Inc., are also available on our website at https://shareholders.tpg.com/corporate-governance/overview.

How do I inspect the list of stockholders of record?

A list of the stockholders of record as of April 15, 2024 will be available for inspection during ordinary business hours at our headquarters at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102 for a period of 10 days prior to the Annual Meeting. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/TPG2024 and enter the control number provided on your proxy card, voting instruction form or Notice.

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Does TPG have a policy about directors’ attendance at the Annual Meeting?

We do not have a policy about directors’ attendance at the Annual Meeting, but directors are encouraged to attend.

How do I sign up for the electronic delivery of proxy materials?

This proxy statement and our 2023 Annual Report are available at: www.proxyvote.com. If you would like to help reduce our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail. For your convenience, you may find links to sign up for electronic delivery for both stockholders of record and beneficial owners who hold shares in street name at www.proxyvote.com.

Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.

Who pays the expenses of this proxy solicitation?

Our proxy materials are being used by our board of directors in connection with the solicitation of proxies for our Annual Meeting. We pay the expenses of the preparation of proxy materials and the solicitation of proxies for our Annual Meeting. We have engaged Morrow Sodali LLC to solicit proxies and for these services we will pay an estimated fee of $8,500. In addition to the solicitation of proxies by mail, certain of our directors, officers or employees may solicit telephonically, electronically or by other means of communication.

Our directors, officers and employees will receive no additional compensation for any such solicitation.

What is “householding”?

As permitted by the Exchange Act, only one copy of this proxy statement and our 2023 Annual Report is being delivered to stockholders residing at the same address, unless we have previously received contrary instructions. This practice, known as “householding,” is designed to reduce our printing and postage costs. We currently do not “household” for stockholders of record.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this proxy statement or our 2023 Annual Report, you may contact us at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, Attention: Investor Relations, telephone: 212-601-4750, email: shareholders@tpg.com and we will deliver those documents to you promptly upon receiving the request.

You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares. You may opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days.

Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our amended and restated certification of incorporation.

Shareholder Proposals and Director Nominees, Company Documents and Communications

How can I submit a stockholder proposal or nomination at the 2025 annual meeting of stockholders?

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2025 annual meeting of stockholders must submit

TPG | 2024 Proxy Statement | 85

their proposals to the Corporate Secretary by mail at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, or by email at shareholders@tpg.com. Proposals must be received on or before December 25, 2024. We may exclude proposals submitted by stockholders from the proxy statement based on certain grounds permitted by SEC rules.

In accordance with our bylaws, in order to properly bring director nominations or any other business before the 2025 Annual Meeting of Stockholders, a stockholder’s notice of the matter that the stockholder wishes to present must be delivered to the Corporate Secretary by mail at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, or by email at TPGBoard@tpg.com, in compliance with the procedures and along with the other information required by our bylaws, not later than the open of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws, must be received no earlier than February 5, 2025 and no later than March 7, 2025. In the event that the 2025 annual meeting of stockholders is held more than 30 days before or more than 60 days after June 5, 2025, notice by the stockholder must be received no earlier than the open of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must also comply with any additional requirements of SEC Rule 14a-19(b).

How can I view or request copies of TPG’s corporate documents and SEC filings, including the Annual Report on Form 10-K?

Our website contains our Corporate Governance Guidelines, Code of Conduct and Ethics and Audit and Compensation Committee Charters. To view these documents, go to http://shareholders.tpg.com/. To view our SEC filings, including Forms 3, 4 and 5 filed by TPG’s Directors and executive officers, go to http://shareholders.tpg.com/, click on “Financial Information,” then “SEC Filings.”

We will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, Code of Conduct and Ethics, or Audit or Compensation Committee Charters to any stockholder requesting a copy. Requests should be directed to the Corporate Secretary as described in the question below.

The 2023 Annual Report includes our Annual Report on Form 10-K and our audited financial statements for the year ended December 31, 2023. We have furnished the 2023 Annual Report to all stockholders. The 2023 Annual Report does not form any part of the material for the solicitation of proxies. We will promptly deliver free of charge, upon request, a copy of the 2023 Annual Report to any stockholder requesting a copy. Requests should be directed to our Investor Relations at shareholders@tpg.com.

What is the contact information for the Corporate Secretary?

Materials may be sent to the Corporate Secretary:

Mail	E-mail

TPG Inc. Attention: Corporate Secretary 301 Commerce Street Suite 3300 Fort Worth, Texas 76102	TPGBoard@tpg.com

TPG | 2024 Proxy Statement | 86

How can I communicate with TPG’s directors?

The board of directors has established a process to facilitate communication by stockholders or other interested parties with Directors. Communications can be addressed to Directors in care of the Corporate Secretary, TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102 or by email to TPGBoard@tpg.com.

Communications may be distributed to all directors, or to any individual director, as appropriate. At the direction of the board of directors, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the board of directors shall not be distributed. Such items include, but are not limited to: spam; junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is trivial, obscene, unduly hostile, threatening or illegal, or similarly unsuitable, shall not be distributed. However, any communication that is not distributed will be made available to any independent, non-employee director upon request.

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APPENDIX 1: RECONCILIATION OF NON-GAAP MEASURES

Fee-Related Earnings

The Company Selected Measure of Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of distributable earnings and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, (v) amortization and (vi) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation-based income. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein.

The following table reconciles net income calculated and presented in accordance with U.S. GAAP to non-GAAP financial measures for the years ended December 31, 2023, 2022 and 2021:

	Year Ended December 31,
	2023	2022	2021
	($ in thousands)
Net Income (loss)	$23,385	$(56,235)	$4,655,997
Net income attributable to redeemable interests in Public SPACs	(12,044)	(14,648)	(155,131)
Net income attributable to non-controlling interests in consolidated TPG Funds	—	—	(19,287)
Net income attributable to other non-controlling interests	(23,662)	(11,293)	(2,081,170)
Amortization expense	26,968	14,153	14,195
Equity-based compensation	652,814	634,759	—
Unrealized performance allocations, net	(112,250)	117,924	(856,505)
Unrealized investment (income) loss	(11,836)	48,796	(295,390)
Unrealized gain on derivatives	(59)	(1,119)	(20,626)
Income taxes	18,028	(26,454)	—
Acquisition success fees	20,000	—	—
Non-recurring and other	3,962	(5,620)	(2,220)

After-tax Distributable Earnings	$585,306 (1)	$700,263	$1,239,863

Income taxes	42,623	59,623	9,308

Distributable Earnings	$627,929	$759,886	$1,249,171

Realized performance allocations, net	(74,027)	(282,383)	(999,603)
Realized investment income and other, net	47,241	(42,038)	(92,720)
Depreciation expense	6,589	4,590	6,775
Interest expense, net	(1,401)	13,795	14,928

Fee-Related Earnings	$606,331	$453,850	$178,551

(1)	Includes amounts from TPG Angelo Gordon from November 1, 2023, the date of the Acquisition, through December 31, 2023.

Additional important financial performance measures identified by the Company include FRE Margin and after-tax distributable earnings per share, assets under management and fund performance.

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Refer to our Results of Operations and Financial Condition included within Exhibit 99.2 of our Form 8-K furnished on February 13, 2024 related to our fourth quarter and full year ended December 31, 2023 earnings for additional information on FRE Margin and after-tax distributable earnings per share, which is not incorporated by reference into this proxy statement.

Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating Metrics—Assets Under Management” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating Metrics—Fund Performance Metrics” in our Annual Report on Form 10-K for our definition of Assets Under Management and detail of fund performance metrics, respectively.

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TPG INC.
ATTENTION: CORPORATE SECRETARY 301 COMMERCE STREET
SUITE 3300
FORT WORTH, TEXAS 76102
SCAN TO
VIEW MATERIALS & VOTE w
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/TPG2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V44228-P10536
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
TPG INC.
The Board of Directors recommends you vote FOR:
1. Election of Directors
For
Withhold Nominees:
1a. Josh Baumgarten
1b. David Bonderman
1c. Gunther Bright
1d. Maya Chorengel
1e. Jonathan Coslet
1f. James Coulter
1g. Mary Cranston
1h. Kelvin Davis
1i. Deborah Messemer
1j. Nehal Raj
1k. Jeffrey Rhodes
1l. Ganendran Sarvananthan
1m. Todd Sisitsky
1n. David Trujillo
1o. Anilu Vazquez-Ubarri
1p. Jack Weingart
1q. Jon Winkelried
2. Election of Executive Committee Members
Nominees: For Withhold
2a. Josh Baumgarten ! !
2b. James Coulter ! !
2c. Kelvin Davis ! !
2d. Nehal Raj ! !
2e. Jeffrey Rhodes ! !
2f. Ganendran Sarvananthan ! !
2g. Todd Sisitsky ! !
2h. David Trujillo ! !
2i. Anilu Vazquez-Ubarri ! !
2j. Jack Weingart ! !
2k. Jon Winkelried ! !
The Board of Directors recommends you vote FOR: For Against Abstain
3. Ratification of Deloitte & Touche LLP as our Independent
Registered Public Accounting Firm
4. Approve an Amendment to the Company’s Certificate of Incorporation Providing for Officer Exculpation under
Delaware Law
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.
TPG INC.
Annual Meeting of Stockholders
Wednesday, June 5, 2024 11:00 a.m. EDT
This proxy is solicited by the Board of Directors
The undersigned stockholder(s) hereby appoint(s) James Coulter, Jon Winkelried, Jack Weingart, and Bradford Berenson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and/or Class B common stock of TPG INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. EDT, on Wednesday, June 5, 2024, virtually at www.virtualshareholdermeeting.com/TPG2024, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side